As filed with the U.S. Securities and Exchange Commission on December 2, 2025.

Registration Number 333-290340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Guident Corp.
(Exact Name of Registrant as Specified in its Charter)

Florida	3714	84-5172003
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Guident Corp.

4910 Communication Ave, Suite 150

Boca Raton, Florida 33431

+1 561 245 1306
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harald Braun

Chief Executive Officer

4910 Communication Ave, Suite 150

Boca Raton, Florida 33431

+1 561 245 1306

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with Copies to:

Barry I. Grossman, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Lou Taubman, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Phone: (212) 530-2210 Fax: (212) 202-6380 Phone: (917) 512-0827

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

On August 28, 2025, the Company effected a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-8 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 8 issued and outstanding shares of common stock of the Company prior to the effective time of the Reverse Stock Split was combined into 1 share of common stock.

Throughout this prospectus, each reference to a number of our issued and outstanding common stock gives effect to the Reverse Stock Split, unless otherwise indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 2, 2025

Guident Corp.

1,704,545 Shares of Common Stock

This is a firm commitment underwritten public offering by Guident Corp., a Florida corporation (the “Company”) of 1,704,545 shares of the Company’s common stock, par value $0.00001 per share. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price of our shares will be between $7.80 and $9.80 and the number of shares of common stock offered hereby is based upon an assumed offering price of $8.80 per share, the midpoint of such estimated price range.

We have applied to have our common stock listed on the Nasdaq Stock Market under the symbol “GDNT.” No assurance can be given that our application will be approved. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

Guident Ltd., our principal stockholder, currently controls approximately 91.69% of the voting power of our capital stock (based on shares of common stock outstanding as of the date of this prospectus) and will control approximately 58.82% of the combined voting power of our capital stock upon completion of this offering, and we are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. We do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have also agreed to issue to Dominari Securities LLC, the representative of the underwriters (the “Representative”) warrants to purchase an aggregate of shares of our common stock (equal to 5% of the common stock sold in the offering, including any exercise of any shares pursuant to the over-allotment option), which will have a three-year term and an exercise price of 120% of the public offering price. We refer you to “Underwriting” beginning on page 107 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the Representative, to purchase up to 255,682 additional shares of common stock solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions will be $       and the additional proceeds to us, before expenses, from the over-allotment option exercise will be $       .

The underwriters expect to deliver the shares to purchasers on or about      , 2025.

Lead Book-Running Manager	Joint Book-Running Manager

The date of this prospectus is            , 2025

Guident’s Remote Monitoring & Control Center Boca Raton, Florida

BRIGHTLINE WEST PALM BEACH
GUIDENT
auvetech
MiCa
AUTOMATED VE
GUIDENT

Guident Monitored Shuttle in West Palm Beach, Florida

GUIDENT
auvetech
guident
DOWNTOWN
BOCA
DowntownBoca.org

Guident Monitored Shuttle in Boca Raton, Florida

Guident Monitored WatchBot at Coastal Waste & Recycling Management Facility in Florida

Guident Monitored WatchBot at Boca Raton Innovation Campus in Florida

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ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or that you may research on your own. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets, and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 13 and the financial statements and related notes included in this prospectus.

On August 28, 2025, the Company effected the Reverse Stock Split. As a result of the Reverse Stock Split, every 8 issued and outstanding shares of common stock of the Company prior to the effective time of the Reverse Stock Split was combined into 1 share of common stock. References in this prospectus to our capitalization and other matters pertaining to our common stock relate to the capitalization and common stock after giving effect to the Reverse Stock Split.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “our company” “Guident” and “our business” refer to Guident Corp.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Our Company

We provide remote monitoring and control teleoperation services and solutions for autonomous vehicles (“AVs”) and robots. Our mission is to advance the safety and reliability of AVs, robots, and other autonomous systems for fleet operators, AV providers, manufacturers, and commercial customers.

Our RMCC Platform

We provide proactive monitoring, precise control, and vehicle agnostic teleoperation with our Remote Monitoring and Control Center (“RMCC”) platform. Powered by advanced Artificial Intelligence (“AI”) software and with secure, low-latency network connectivity, we believe that our solutions set the standard for enhancing the safety of AVs and as a result, will help to foster trust in the operation of AVs. Our software uses in-house developed AI software coupled with third-party developed large language models. Specifically, our software includes methods and systems that utilize distributed sensor fusion and AI to evaluate the incident risk level for each independently operating autonomous vehicle. When a monitored vehicle is found to be at an unsafe risk level, the system or the remote control operator (“RCO”) can take control to restore safety. Once a safe risk margin is reestablished, control is returned to the autonomous vehicle. As part of our solution portfolio, we also offer an Autonomous Surveillance and Inspection Security Robot (“ASR”) that provides the same AI-driven analytics with real-time remote monitoring and control.

As AV technology progresses toward driverless operation, regulators have increasingly required a back-up human in the loop safety net in the form of remote monitoring and control. Florida now requires that if an AV is operating without a safety driver in the vehicle, a human must be remotely overseeing and able to take over control of the vehicle. We believe that this teleoperation requirement provides an added layer of safety and public confidence and we anticipate that additional U.S. states and other countries will implement similar mandates in the near future.

In response to these new and planned regulations, we have built and currently operate an RMCC platform for passenger-carrying AVs such as autonomous shuttle buses. Our RMCC platform has the ability to monitor AVs and determine when such vehicle requires operational assistance to mitigate potential safety or security risks. Once identified, our RMCC platform allows a system operator to integrate with the vehicle and provide input with respect to the potential safety or security risk, including communicating with the occupants of the vehicle, and when necessary, our system operator can take control of the vehicle and help it avoid such safety or security risk. Each system operator can remotely monitor multiple AVs simultaneously, which significantly improves efficiency and reduces operational costs. We believe that our RMCC platform provides a comprehensive solution to enhance the safety and reliability of autonomous ground vehicles through helping to resolve unforeseen AV scenarios (which we collectively refer to as “edge cases”) with direct remote human assistance.

Our RMCC platform has been developed according to a structured product roadmap and has achieved the general availability milestone for customer deployments. Our first customer, the Jacksonville Transportation Authority, successfully tested the RMCC platform with an autonomous vehicle of their choice and fully accepted the solution with no identified issues. As part of our ongoing research and development roadmap, our team is continuing to enhance the RMCC platform with additional features and innovations to meet evolving customer needs and industry demands.

The WatchBot and Our Robot Monitoring Services

We are currently a system integrator and value-added reseller of WatchBots, autonomous security and inspection robots branded as WatchBot to commercial customers through our strategic alliance with Star Robotics. Star Robotics is responsible for developing new functionalities and conducting ongoing maintenance of the WatchBots. However, we augment the WatchBots through developing new software applications for the WatchBot that address the unique needs of our customers, including gas leak detection, thermographic analysis, intruder detection, and anomaly identification. We will own the rights to the software applications we develop.

We also currently operate monitor control software, with a control interface, for the WatchBots. Our software is designed to provide robot monitoring services for various industries, including mining, agriculture, hospitality, power and gas facilities, airports, malls, business campuses, and more. Our software enables our customers to interact with their autonomous inspection and security robots to provide specific routes and objectives for the robot to follow for its mission. These objectives may include tasks such as inspecting open doors, measuring temperatures, or performing other inspection and security functions.

In addition to these capabilities, our advanced security features allow us to detect intruders, fires, spills, and other hazardous conditions. As a cloud-based, AI-powered solution, our software uses generative AI to assess whether the observed conditions align with the pre-defined “desired state.” If any deviations or anomalies are detected, the system immediately generates an alert to our monitoring and control center, from which the WatchBot operators can take appropriate action, including remotely controlling the robot to investigate further or address specific situations. This solution ensures proactive monitoring, enhanced security, and operational efficiency for a wide range of applications.

Star Robotics created and is the manufacturer of the WatchBot products and the Company is an authorized reseller. Based on the fact that Star Robotics remains the creator and manufacturer of the WatchBot products, if there is any disruption in our relationship with Star Robotics, we may lose our ability to resell WatchBots. The failure of our ability to resell WatchBots could materially and adversely affect our business, operations, and financial condition. See “Risk Factors” beginning on page 13.

Market Opportunity

AV Monitoring Market

The AV industry has progressed from experimental testing to commercial deployments, with multiple companies now operating revenue-generating services in the United States and internationally. Specifically, Waymo, Alphabet’s AV division, now provides 200,000 weekly paid rides across Phoenix, San Francisco, Los Angeles, and Austin, achieving operational profitability in San Francisco in Q4 2024 and surpassing five million commercial autonomous miles driven with 95% rider satisfaction. Zoox, Amazon’s AV arm, launched a commercial robotaxi service featuring purpose-built, bidirectional vehicles. Aurora focuses on autonomous freight, logging over 100,000 commercial miles with minimal intervention. Internationally, Baidu’s Apollo Go delivered 3.1 million robotaxi rides in 2024, WeRide expanded multi-modal autonomous services across China, and European players like Autobahn GmbH and Sensible 4 focus on logistics and all-weather autonomous shuttle services.

The autonomous vehicle market is segmented by level of automation (Level 3, Level 4, and Level 5), component, application, and region and our RMCC platform is designed for Level 4 & 5 AVs. A 2024 Deloitte analysis estimates that commercial AV operations generated $1.2 billion in direct revenue in 2024, potentially reaching $27 billion by 2030.

Autonomous Inspection and Security Robot Market

The autonomous inspection and security robot market is a rapidly expanding segment of the broader autonomous technology ecosystem. Allied Market Research estimates that the global security robot market could reach $54.2 billion by 2030, growing at a CAGR of 14.2% from 2021 to 2030. Enabled by our strategic alliance with Star Robotics, we are currently a system integrator and value-added reseller of WatchBots, autonomous security and inspection robots branded as WatchBot, to commercial customers. Ultimately, we plan to integrate the monitoring and control of WatchBots with our RMCC platform. We believe the convergence of growing market demand, proven utility, and Guident’s RMCC capabilities underscores our position in this emerging sector.

Competition

We face competition primarily from AV and robot manufacturers and distributors that may develop their own teleoperation platforms to monitor their AVs and robots and would not rely on third party monitoring platforms like our RMCC platform. Various companies have developed solutions that are similar to the needed features that we offer.

However, we believe that we are differentiated from many of our competitors, as we provide an AV Fleet Management Platform that offers remote monitoring, remote assistance, and remote driving services and have a significant patent portfolio. The platform supports various AV systems by either integrating with their existing remote capabilities or installing Guident’s proprietary hardware in the vehicle. Additionally, the RMCC platform is designed to remotely manage multiple types and quantities of vehicles and robots simultaneously.

The main competitors of the WatchBot that produce products with the most similar capabilities to the WatchBot are Knightscope K5, SMP Robotics S5.2, and Cobalt Robotics.

Competitive Strengths

We believe that our RMCC platform positions us as a potential best-in-class provider of proactive remote monitoring, precise control services, and vehicle agnostic teleoperations, for AVs and robots. We believe that several factors differentiate us from our current competitors and enhance our ability to capture a share of the remote monitoring and control teleoperation service market.

Full-Stack, Multi-Modal Platform

●	End-to-end capability. Guident delivers an integrated hardware–software stack that spans real-time telemetry ingestion, ultra-low-latency multi-camera video, AI analytics, PCM, and remote-driving controls.

●	Device-agnostic design. Guident’s robot operating system-based architecture supports autonomous shuttle buses, autonomous inspection and security robots (WatchBot), and delivery robots, with a single operator console managing heterogeneous fleets simultaneously. Our RMCC is currently integrated with certain AV systems and has the ability to operate with future versions of these systems without the need for additional hardware on certain vehicles. However, as an additional safety measure, some AV manufacturers and fleet operators have elected to retain additional hardware from third party vendors to ensure redundancy in vehicle interactions.

Ultra-Low Latency & Network Resilience

●	40–70 ms video latency. Based on data collected from 40 locations utilizing three (3) different wireless 4G/5G network providers, our RMCC platform achieved an average latency of 52 ms, which is demonstrably faster compared to bonding-based approaches or standard 5G only solutions. In implementing our RMCC services, we choose the conditions and carriers that will result in the highest quality and optimal latency.

●	Multi-network & multi-orbit redundancy. Guident has integrated LEO/MEO/GEO satellite links as an automatic fail-over path whenever terrestrial cellular coverage degrades or drops.

Passenger-Centric Safety & Assistance

●	Real-time Passenger Communication Module. Each vehicle houses Guident’s passenger communication module, enabling live two-way video/audio between riders and the person monitoring the AV from our RMCC, which we refer to as an “RCO.” Advanced echo-cancellation and noise-reduction ensure clear conversations even in noisy traffic, giving passengers immediate human assistance during edge cases—a feature absent from most competitive teleoperations systems to our knowledge.

●	IRL & Predict-and-Prevent AI. Our analytics engine flags anomalies in near real-time and color-codes operator dashboards, enabling proactive intervention before an incident occurs.

Significant Intellectual-Property Portfolio

●	Significant portfolio of 18 owned and licensed issued patents, pending and allowed applications (U.S., EU, Japan, South Korea, Hong Kong, Canada) directed to methods, systems, and devices for remote control and monitoring of AVs; systems for obtaining route information for AVs, reporting and responding to incidents or accidents involving AVs; methods and systems for sharing fused data and avoiding collisions involving AVs; methods and systems for assisting AVs; and teleoperation systems with hybrid communication links and adaptive network management.

Commercial Traction & Scalable SaaS Model

●	Deployments with AV shuttle operators and security-robot customers in Florida and ongoing pilots with leading AV stack vendors (Auve Tech, Adastec, Perrone Robotics).

●	Subscription / managed-services pricing aligns with fleet growth, creating sticky, recurring revenue that pure hardware sellers or project-oriented integrators cannot match.

Regulatory & Security Readiness

●	Designed for emerging U.S. state mandates that require human remote oversight when no safety driver is on board—giving Guident a potential first-mover advantage as regulations tighten.

●	ISO 27001 compliance pathway and secure, multifactor authentication-protected code repositories reassure OEMs and municipalities.

Bespoke software applications

●	Guident provides tailored software applications to enable the WatchBot to enhance the safety and productivity of its operations in specific customer settings, integrating with unique workflows, data, and business rules.

●	Guident’s WatchBot is equipped with functionalities that enable operations and support a wide range of use cases across multiple industry sectors.

Transition to Commercialization

Given our recent completion of our initial development and early stage of commercialization of our services, we have had net losses since inception, had a net loss of $5,048,926 for nine months ended September 30, 2025, and had a net loss of $1,139,085 for nine months ended September 30, 2024. As of September 30, 2025, we had an accumulated deficit of $9,795,108. See “Management’s Discussion and Financial Analysis of Financial Condition and Results of Operations.”

Recent Developments

On August 28, 2025, we effected the Reverse Stock Split. As a result of the Reverse Stock Split, every 8 issued and outstanding shares of our common stock prior to the effective time of the Reverse Stock Split was combined into 1 share of common stock. References in this prospectus to our capitalization and other matters pertaining to our common stock relate to the capitalization and common stock after giving effect to the Reverse Stock Split.

On August 15, 2025, we entered into a Senior Convertible Promissory Note Purchase Agreement pursuant to which we agreed to issue Senior Convertible Promissory Notes (the “Notes”) to nine (9) investors for an aggregate principal amount of $421,000.00 (the “August 2025 Financing”). The Notes mature on the 24-month anniversary of their issuance and accrue interest quarterly at a rate of six percent (6%) per annum. In the event that we issue and sell shares of our equity securities to investors on or before the date of the repayment in full of the Notes in a firm commitment underwritten public offering our common stock or other equity securities to the public pursuant to a Registration Statement on Form S-1 then the outstanding principal balance of the Notes shall automatically convert in whole without any further action by the holders of the Notes into shares of our common stock based on a conversion price of $0.85 per share, subject to the anti-dilution, stock dividends, and stock split protections contained therein.

In November 2025, we consolidated several of our existing solutions in the autonomous vehicle industry under a unified platform, branded as “GuideON.” This integrated platform encompasses the administration of autonomous vehicle (AV) fleets, the Remote Monitoring and Control Center (RMCC), as well as advanced data analytics for the reporting and utilization of collected data.

Risk Factor Summary

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should carefully consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus.

Risks Related to Our Business, Strategy and Industry

●	Our limited operating history makes it difficult to predict our future prospects, business and financial performance.

●	We have a history of losses, and we may be unable to achieve or sustain profitability.

●	Factors outside of our control may negatively affect the public’s confidence in autonomous driving solution.

●	We may not be able to successfully implement our go-to market strategies on a timely basis, or at all. If we are unable to manage our growth effectively, our business may be materially and adversely affected.

●	We historically had a small number of customers due to the early stage of our commercialization, which may not be indicative of trends in our future revenues and customer base and profiles. Failure to continue to attract new customers and retain existing customers, manage our relationship with them or increase their reliance on our solutions could materially and adversely affect our business, results of operations and financial condition.

●	We require a significant amount of capital to fund our operations and growth. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.

●	The teleoperations segment of the autonomous driving industry is highly competitive. We face competition from a large number of other market participants and if we are not able to compete effectively, our business, financial condition and results of operations may be materially and adversely affected.

●	Our products rely upon AV market participants opening their command interface and sharing their data vendors to open their data and command interface for us to integrate and operate our services. If AV vendors are unwilling to decide not to open data and their command interface or share their data to with us in the future, our ability to service the customers equipped with such AV systems will be significantly hampered.

●	Our success is contingent on our ability to successfully maintain, manage, execute and expand on our existing partnerships and obtain new partnerships with other companies.

●	Any flaws or misuse of our RMCC platform, whether actual or perceived, intended or inadvertent, could have a material adverse effect on our reputation, business, financial condition, results of operations and prospects.

●	Our use of internally developed AI models to monitor autonomous vehicles exposes us to significant risks related to inaccurate outputs, intellectual property, evolving regulations, and cybersecurity vulnerabilities, which could materially and adversely affect our business. We utilize proprietary AI algorithms to analyze vehicle telemetry and operational data in real time and assign risk status levels (green, yellow, or red) to autonomous vehicles. Generative AI technology is complex and still evolving, and it may produce outputs that are incorrect, irrational, or biased – often referred to as “hallucinations.”

●	Our business is subject to substantial regulations and may be adversely affected by changes in AV safety regulations and teleoperations regulations in particular. We are required to comply with laws and regulations across jurisdictions, including obtaining and maintaining permits and licenses to operate certain aspects of our business operations.

●	We may be subject to litigation, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.

●	We depend on the experience and expertise of our senior management team and the loss of any executive officer, or the inability to identify and recruit executive officers in a timely manner, could harm our business, operating results, and financial condition.

●	Our RMCC platform or WatchBot could have undetected defects, design or manufacturing errors or bugs in hardware or software, which could negatively affect the functionality and reliability of our RMCC platform or WatchBot, which could ultimately have an adverse effect on the market adoption of our RMCC platform or WatchBot, damage Guident’s reputation with current or prospective customers, and/or expose Guident to liability and other claims that could materially and adversely affect Guident’s business.

●	Failure to address the service requirements and expectations of our customers could harm our reputation and may materially and adversely affect our business, results of operations or financial condition.

Risks Related to Intellectual Property, Information Technology, Data Privacy, and Cybersecurity

●	Failure to adequately maintain and protect our intellectual property and proprietary rights could harm our brand, devalue our proprietary content, and adversely affect our ability to compete effectively.

●	We may incur costs to defend against, face liability or for being vulnerable to intellectual property infringement claims brought against us by others.

Risks Relating to Our Securities and this Offering

●	Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

●	Our directors, executive officers and principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

●	We may need additional capital, and the sale of additional common stock or other equity and equity-linked securities could result in additional dilution to our shareholders, and the incurrence of additional indebtedness could increase our debt service obligations.

●	Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

●	The reports of our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2024 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Corporate Information

We were incorporated under the laws of the State of Florida on February 25, 2020. Our principal executive office is located at 4910 Communication Ave, Suite 150, Boca Raton, Florida 33431, and our phone number is (561) 245-1306. We maintain a website at https://guident.com/. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Controlled Company

Guident Ltd., our principal stockholder, currently controls approximately 91.69% of the voting power of our capital stock (based on shares of common stock outstanding as of the date of this prospectus) and will control approximately 58.82% of the combined voting power of our capital stock upon completion of this offering, and we are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. We do not intend to rely on the controlled company exemptions provided under Nasdaq Marketplace Rules.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“the Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2030; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered by us	1,704,545 Shares

Common stock to be outstanding after this offering(1)	4,903,199 shares (or 5,158,881 shares if the underwriters exercise their over-allotment option in full).

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to an additional 255,682 shares of our common stock at the initial public offering price to cover over-allotments, if any.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $12.86 million, based on the assumed initial public offering price of $8.80 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The net proceeds received by us from this offering will be used for (1) acceleration of our commercial RMCC platform deployment, (2) launch of our robotics and AV business, (3) research and development, (4) sales and marketing and (5) working capital and general purposes. See “Use of Proceeds.”

Proposed Nasdaq symbol	“GDNT”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

Lock-Up	Our executive officers and directors have agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for 180 days following the commencement of sales in this offering without the prior written consent of the Representative. Any other holders of 5% or more of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for 180 days following the commencement of sales in this offering without the prior written consent of the Representative. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Warrants	Upon the closing of this offering, we have agreed to issue to the Representative, warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the Representative to purchase 5% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the Dominari Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

(1)	The number of shares of our common stock issued and outstanding is based on (1) 2,835,641 shares of our common stock outstanding as of the date of this prospectus after giving effect to the Reverse Stock Split and (2) the conversion upon the closing of this offering of (i) 16,875 shares of preferred stock into common stock, (ii) 62,047 shares for the Senior Convertible Promissory Note, dated August 15, 2025, and (iii) $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at an assumed conversion price of $8.80 per share, based on the Parent Note and the offering price and excludes:

●	528,125 shares of our common stock issuable upon exercise of share options, at a weighted average exercise price of $7.12 per share;

●	830,344 shares of common stock issuable upon removal of restrictions on restricted stock awards in July 2026;

●	16,531 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	290,000 shares of our common stock reserved for future issuance under our 2025 Equity Incentive Plan, which will become effective as of the closing of this offering; and

●	16,875 shares of our common stock issuable upon the exercise of the 2022 Placement Warrants and 1,857 shares of our common stock issuable upon the exercise of the 2025 Senior Convertible Promissory Note placement agent warrants.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	No exercise by the underwriters of its over-allotment option; and

●	No exercise of the Representative’s warrants.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial and other data for the periods ended and at the dates indicated below. Our summary financial information for nine months ended September 30, 2025 and September 30, 2024 has been derived from our unaudited financial statements included in this prospectus. Our summary financial information as of December 31, 2024, has been derived from our audited financial statements included in this prospectus. The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

Statement of Operations Data:

	Nine months ended September 30, 2025	Year ended December 31, 2024	Nine months ended September 30, 2024
	(unaudited)		(unaudited)
Revenues, net	$103,804	$16,222	$16,222
Less: Cost of Goods Sold	(58,987)	(8,478)	(8,478)
Gross profit/(loss)	44,817	7,744	7,744

Operating Expenses:
General and administrative*	(4,028,407)	(868,511)	(641,931)
Sales and marketing	(357,388)	(252,783)	(190,379)
Research & development	(361,996)	(381,913)	(296,811)
Related party management fee	(105,000)	(140,000)	(105,000)
Total Operating Expenses	(4,852,791)	(1,643,207)	(1,234,121)

Grant Income	104,710	351,124	261,645
Other Income	-	20,734	19,835
Interest Expense	(345,662)	(451,423)	(194,188)
Total Other (Expense)	(240,952)	(79,565)	87,292

Net Loss	$(5,048,926)	(1,715,028)	$(1,139,085)

Weighted average number of shares outstanding	2,803,675	2,516,875	2,500,000
Earnings per share, basic and diluted	$(1.80)	(0.68)	$(0.46)

*	includes $3,106,741 related to non-cash stock compensation expense for the nine months ended September 30, 2025.

Cash Flow Data:

	Nine months ended	Nine months ended
	September 30,	September 30,
	2025	2024
	(unaudited)	(unaudited)
Net cash flows from operating activities	$(914,337)	$(658,372)
Net cash flows from investing activities	(398,995)	(480,028)
Net cash flows from financing activities	1,387,953	1,144,550
Net Change in Cash	$74,621	$6,150

Balance Sheet Data:

	As of	As of
	September 30,	December 31,
	2025	2024
	(unaudited)
Non-Current Assets	$1,453,115	$1,234,589
Current Assets	608,286	162,736
Non-Current Liabilities	(244,436)	(306,162)
Current Liabilities	(5,901,377)	(5,595,828)
Total Equity/(Deficit)	$(4,084,412)	$(4,504,665)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, and that involve significant risks and uncertainties. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our lack of operating history;

●	our expected use of proceeds from this offering and relationships with our current customers;

●	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our estimates regarding future revenue, expenses and needs for additional financing;

●	ineffectively competing in our industry and the AV industry;

●	the impact of governmental laws and regulation, including requirements relating to teleoperations and AVs;

●	difficulties with customers and suppliers we rely on or will rely on;

●	competition with traditional car and AV companies that may incorporate teleoperation in their own vehicles;

●	our ability to enter markets and segments, some of which are complementary to our AV teleoperations solutions, including remotely monitoring and operating security and inspection robots;

●	failure to maintain our corporate culture as we grow and changes in consumer recognition of our brand;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel;

●	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from minimum wage increases; and

●	inadequately protecting our intellectual property or breaches of security of confidential consumer information.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our shares of common stock. Please note that the risks highlighted herein are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our shares of common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business, Strategy and Industry

 Our limited operating history makes it difficult to predict our future prospects, business and financial performance.

We commenced our operations in 2020, began testing on public roads in 2022, and launched our first public facing remote monitoring and control and teleoperation services in 2023. Our relatively limited operating history makes it difficult to evaluate our current business and prospects and to forecast our future growth. The risks and challenges we have faced or expect to face include, but are not limited to, our ability to:

●	continue to develop and successfully commercialize our RMCC platform at scale;

●	properly price our products and services;

●	plan for and manage capital expenditures for our current and future services;

●	hire, integrate, and retain talented people at all levels of our organization;

●	establish and expand our customer base;

●	attract new strategic partners and retain existing partners;

●	maintain a reliable, secure, high-performance, and scalable technology infrastructure;

●	anticipate and respond to changes in the markets in which we operate, including technological developments and changes in competitive landscape;

●	build a well-recognized and reputable brand; and

●	effectively manage our growth and business operations, including the impacts of unforeseen market changes on our business.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above, as well as those described elsewhere in this section, our business, financial condition and results of operations could be adversely affected.

Further, although our RMCC platform technology can successfully monitor, integrate and control autonomous systems, we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or if we operated in a more predictable market. In particular, our historical revenues and financial results in general are not indicative of future trends as we are still in a nascent stage of commercializing our RMCC platform, diversifying our customer base and expanding into monitoring other revenue streams. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of losses, and we may be unable to achieve or sustain profitability.

We have had net losses since inception, had a net loss of $5,048,926 for nine months ended September 30, 2025, and had a net loss of $1,139,085 for nine months ended September 30, 2024. As of September 30, 2025, we had an accumulated deficit of $9,795,108. Because we have a limited operating history it is difficult for us to predict our future operating results. We will need to generate and sustain increased revenue and manage our costs to achieve profitability. Even if we do, we may not be able become or increase our profitability.

Our ability to generate profit depends on our ability to expand our customer base, strengthen and expand our brand, continue to develop and commercialize our RMCC platform for both AVs and expand our strategic partnerships.

Factors outside of our control may negatively affect the public’s confidence in autonomous driving solution.

Additionally, regulatory, safety, and reliability issues, or the perception thereof, many of which are outside of our control, could also cause the public or our potential partners and users to lose confidence in autonomous driving solutions in general. For example, there have been several crashes involving automobiles of certain manufacturers resulting in death or personal injury where autopilot features were engaged. Even though these incidents have not occurred in vehicles that utilize our teleoperations platform, such cases resulted in significant negative publicity and, in the future, could result in suspension or prohibition of AVs. If safety and reliability issues for autonomous driving technology cannot be addressed properly, our business, prospects, operating results, and financial condition could be materially harmed.

We may not be able to successfully implement our go-to market strategies on a timely basis, or at all. If we are unable to manage our growth effectively, our business may be materially and adversely affected.

We plan to continue to drive the large-scale commercialization of our RMCC platform and commercialization of our robot monitoring and robotic security device services. Our expansion increases the complexity of our business and has placed, and will continue to place, significant constrains on our management, personnel, operations, technology infrastructure, systems, technical performance, financial resources, and internal financial control and reporting functions. Due to these factors, we may not be able to effectively manage our growth, which could damage our reputation and negatively affect our business, results of operations and prospects.

As we continue to grow our business, we anticipate that we will need to implement a variety of new and upgraded operational systems, procedures and controls, as well as establishing consistent policies and procedures across functions, business lines, and geographic regions. Our failure to upgrade our infrastructure to support our growth could result in unanticipated system disruptions, slow response times, or poor experience for our customers and partners.

Properly managing our growth will also require us to continue to hire, train, and manage a sufficient number of qualified employees, including qualified research and development personnel. All these endeavors involve risks and will require substantial management efforts and skills and significant expenditures. If we are unable to effectively address these challenges, our business operations may be adversely affected and may cause our customers and partners to switch to our competitors’ offerings, which would adversely affect our business, financial condition, and operating results.

We historically had a small number of customers due to the early stage of our commercialization, which may not be indicative of trends in our future revenues and customer base and profiles. Failure to continue to attract new customers and retain existing customers, manage our relationship with them or increase their reliance on our solutions could materially and adversely affect our business, results of operations and financial condition.

At the current stage of commercialization, our customers consist primarily of municipalities, universities and corporations. Given the recent completion of our initial development and our early stage of commercialization, we have historically generated modest amounts of revenues from a small group of customers when we transitioned from technology development to commercialization. A single customer accounted for an aggregate of 48% and 61% of our revenues in the nine months ended September 30, 2025 and 2024, respectively. As we continue to commercialize our teleoperations technology through executing our go-to-market strategies, our customer profiles may constantly and materially change, and accordingly we anticipate our revenue streams to continue to expand, which will diversify our customer base and profiles, although there is no guarantee that we will be able to achieve such goals. Furthermore, if we fail to maintain relationship with these customers, or fail to continue to attract new customers, or if our customers or passengers reduce the use of our solutions for any reason, our business, results of operations and financial condition may be adversely affected.

We require a significant amount of capital to fund our operations and growth. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition and prospects may be materially and adversely affected.

The commercialization and continued development of our business will be capital-intensive. We require a significant amount of capital and resources for our operations, research and development, planned commercialization, and continued growth. It may take a long time to realize returns on such investments, if at all.

To date, we have financed our operations primarily through capital from our largest shareholder and funds from a private placement. We will need to raise additional capital to continue to fund our research and development and commercialization activities and to improve our liquidity and market position. Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market volatility, our financial condition, investor acceptance of our business plan, regulatory requirements, and the successful commercialization and continued development of our remote monitoring control technology. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us.

We may raise these additional funds through the issuance of equity, equity- linked, or debt securities. To the extent that we raise additional financing by issuing equity securities or equity-linked securities, our shareholders may experience substantial dilution, and to the extent we engage in debt financing, we may become subject to restrictive covenants that could limit our flexibility in conducting future business activities. Financial institutions may request credit enhancement such as third-party guarantees and pledges of equity interest in order to extend loans to us. We cannot be certain that additional funds will be available to us on attractive terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business, and prospects could be materially adversely affected.

The teleoperations segment of the autonomous driving industry is highly competitive. We face competition from a large number of other market participants and if we are not able to compete effectively, our business, financial condition and results of operations may be materially and adversely affected.

The market for autonomous driving safety solutions such as teleoperations is highly competitive. Many companies are seeking to develop teleoperation driving solutions and our future success will depend on our ability to further develop and protect our technology in a timely manner and to stay ahead of existing and new competitors. If our competitors commercialize their technology at scale before we do, develop superior technology, or are perceived to have better technology, they may capture market opportunities and establish relationships with users and partners that might otherwise have been available to us.

Furthermore, although we believe that we have the first-mover advantage in the competitive teleoperations segment, many established and new market participants have entered or have announced plans to enter the teleoperations market. In addition, market leaders in the AV industry may start, or have already started, pursuing large-scale deployment of teleoperation driving technology on their own. Most of these participants will likely have significantly greater financial, manufacturing, marketing, and other resources than we do and may be able to devote greater resources to the commercialization, promotion, sale, and support of their solutions. If existing competitors or new entrants are able to commercialize their competitive teleoperations driving technology quickly, our competitive advantage could be adversely affected.

Our products rely upon AV market participants opening their command interface and sharing their data for us to integrate and operate our services. If AV vendors are unwilling to open their command interface or share their data with us, our ability to service the customers equipped with such AV systems will be significantly hampered.

Our business depends on our ability to integrate our solutions with a variety of AVs, devices and software platforms and services. While we have begun to form partnerships with these platforms to integrate our technology with their software and product offerings, existing and future potential customers may deploy code, adjust terms, or change operations that may impact joint solutions and combined functionality, which would have a significant effect on our ability to offer our products. Moreover, AV vendors may choose to stop integrating with our solutions and may unilaterally stop providing us with data necessary to our business if they acquire a competitor which provides services similar to ours or if they begin to deliver services similar to ours on their own.

We cannot assure you that (i) our existing customers will continue to, or that potential new customers will agree to, integrate our solutions, (ii) our customers will continue to use our solutions, or (iii) our integration partners will not develop and market products that compete with us in the future. Such integrations may not be replaceable, and so loss of any such integrations could materially impact our business and our results of operations and we may lose customers.

Our success is contingent on our ability to successfully maintain, manage, execute and expand on our existing partnerships and obtain new partnerships with other companies.

Strategic partnerships are and will continue to be an important factor in the growth and success of our business. We have partnerships with other companies in the automotive and EV industries to help us to continue to enhance our technology, commercialize our solutions, and drive market acceptance. Since our remote monitoring and control business is a software platform and we do not have our own EVs or robots, we have established partnerships with EV and robot manufacturers to incorporate our RMCC teleoperations services within their systems. Due to the reliance on these business partners, any interruption of their operations, any failure of them to accommodate our fast-growing business scale, any termination or suspension of our partnership arrangements, any change in cooperation terms, or any deterioration of cooperative relationships with them may materially and adversely affect our business operations and financial condition.

We will also need to identify and negotiate additional relationships with EV and robot manufacturers to be able to provide our platform services to a larger group of customers. We may not be able to successfully identify and negotiate definitive agreements with these third parties to provide the services we would require on attractive terms or at all, which would cause us to incur increased costs to develop and provide these capabilities.

We also act as value-added resellers for autonomous shuttle buses and inspection and security robots and will need to maintain our relationships with these suppliers to be in position to continue to provide these services to our customers. Any termination or suspension of our partnership arrangements, any change in cooperation terms, or any deterioration of cooperative relationships with them may materially and adversely affect our business operations and financial condition.

Any flaws or misuse of our RMCC platform, whether actual or perceived, intended or inadvertent, could have a material adverse effect on our reputation, business, financial condition, results of operations and prospects.

Autonomous driving systems and the software that monitors such systems are at early stages of development and continue to evolve. Similar to many innovations, autonomous driving and monitoring systems present risks and challenges, such as potential misuse by third parties for inappropriate purposes which breach public confidence or violate applicable laws and regulations, or litigation or other proceedings initiated by certain individuals claiming for infringement of legitimate rights such as privacy or personality rights. Such misuse could affect customer perception, public opinions, views of policymakers and regulators and result in decreased adoption of autonomous driving technologies, which in turn would cause a decrease in the necessity for our RMCC platform.

We have adopted a series of measures to prevent the misuse of our RMCC platform, including implementation of relevant policies and management system in relation to data security and privacy. However, we cannot assure you that any of our existing and future measures will be sufficient. So far, there had been no material litigation or other proceedings arising from or in relation to any misuse of our RMCC platform. We cannot assure you that any of the existing and/or future measures we take to prevent the misuse of our RMCC platform and data protection will always be effective, or that our technologies will not be misused or applied in a way that is inconsistent with our intention or public expectation.

Furthermore, any inappropriate or abusive usage of our RMCC platform, whether actual or perceived, intended or inadvertent, may impair the general acceptance of monitoring services for AVs by society, attract negative publicity and adversely impact our reputation and violate applicable laws and regulations, and subject us to legal or administrative proceedings, pressures from certain shareholders and/or other organizations and heightened scrutiny by the regulators. Each of the foregoing events may in turn materially and adversely affect our business, financial condition and results of operations.

Our use of internally developed AI models to monitor autonomous vehicles exposes us to significant risks related to inaccurate outputs, intellectual property, evolving regulations, and cybersecurity vulnerabilities, which could materially and adversely affect our business. We utilize proprietary AI algorithms to analyze vehicle telemetry and operational data in real time and assign risk status levels (green, yellow, or red) to autonomous vehicles. Generative AI technology is complex and still evolving, and it may produce outputs that are incorrect, irrational, or biased – often referred to as “hallucinations.”

Our software uses in-house developed AI software coupled with third-party developed large language models. If our AI models misinterpret data or generate faulty risk assessments (for example, failing to flag a hazardous situation or issuing a false alarm), our platform and our personnel could make improper decisions or interventions regarding a vehicle’s operation. Such errors could lead to safety incidents or inefficient responses, undermining our operational performance and eroding customer confidence in our services. While we continuously test and refine our AI models to improve accuracy, we cannot guarantee they will not generate erroneous or misleading results in complex, real-world scenarios. If our AI produces a serious error or bias that leads to harm, or if we become embroiled in protracted litigation or regulatory proceedings, or if a security incident undermines our system’s reliability, the result could be a loss of customer and partner trust, damage to our brand, and a decline in market acceptance of our solutions. We could also face significant legal liability or penalties and incur substantial costs to remediate problems or compensate affected parties.

Additionally, we could face allegations that our AI models or their outputs infringe upon others’ intellectual rights or misappropriate proprietary data. Third parties might claim that our training data or algorithms unlawfully incorporate protected material, leading to litigation or disputes. Any such claims could require us to devote significant resources to defending our technology or to seeking licenses and could result in injunctive relief or damages against us if we were found liable. Even meritless claims can be costly and time-consuming to address, and uncertainty about AI-related IP rights may force us to modify our models, limit their capabilities, or delay new feature deployments. These issues could increase our expenses and hinder our ability to develop or commercialize our AI-driven solutions on schedule. Additionally, we operate in a rapidly evolving regulatory environment for artificial intelligence. Regulatory authorities and policymakers are increasingly scrutinizing the use of AI in safety-critical applications such as autonomous driving.

New laws, regulations, or guidance could impose stringent requirements on AI systems – for example, mandates on transparency, explainability, data privacy, or algorithmic accountability – which could apply to our generative AI models. The introduction of our AI-based monitoring into the market may invite heightened regulatory oversight or new compliance obligations as governments enact AI-specific rules. We may be required to obtain regulatory approvals, conduct extensive testing or certification of our AI systems, or adhere to reporting and audit requirements regarding our AI’s performance and decision-making process. Failure to comply with emerging AI laws or regulations could result in enforcement actions, fines, or other penalties, and could necessitate costly changes to our technology or operations. Even if we comply, increased regulatory scrutiny or shifting legal standards could delay customer adoption of our services or otherwise negatively impact how we deploy our AI models. Any perception by regulators or the public that our use of AI is unsafe, unethical, or non-compliant with law could damage our reputation and make it more difficult to secure the permissions or partnerships needed to operate our business.

Further, incorporating generative AI into our platform introduces cybersecurity and data security risks that could materially affect us. Our AI models and the data pipelines connecting autonomous vehicles to our RMCC rely on complex software and cloud infrastructures that may be vulnerable to novel attack vectors. Industry surveys highlight that cybersecurity exposures are one of the chief risks associated with generative AI adoption. Malicious actors might attempt to exploit vulnerabilities in our AI system – for instance, by feeding adversarial inputs or manipulated telemetry data to mislead our model’s risk evaluations, or by hacking into our AI model or databases to steal sensitive data (such as vehicle performance data or rider information) or to disrupt our services. Any such breach or attack could compromise the integrity and availability of our monitoring platform: an attacker could cause our AI to output incorrect guidance or disable its functioning, potentially leading to accidents or service outages. Additionally, a cybersecurity incident could result in unauthorized access to confidential or personal information, violating data privacy laws and causing us to incur notification, remediation, and legal costs. While we have implemented measures aimed at protecting our AI systems and data – including encryption, network security protocols, and continuous monitoring for anomalies –no security measure is infallible. As cyber threats evolve, our AI models or data could become targets, and we may not be able to anticipate or prevent every attack or intrusion. We cannot assure you that our efforts to mitigate the above generative AI-related risks will be successful. Any of the identified risks – inaccurate or biased AI outputs, IP disputes, regulatory restrictions, or cybersecurity breaches – could individually or collectively materialize despite our preventive measures. Ultimately, these AI-related issues could disrupt our operations and impede our ability to commercialize our platform, thereby materially and adversely affecting our business, financial condition, results of operations, and future prospects.

Our business is subject to substantial regulations and may be adversely affected by changes in AV safety regulations and remote monitoring and controls regulations in particular. We are required to comply with laws and regulations across jurisdictions, including obtaining and maintaining permits and licenses to operate certain aspects of our business operations.

Our RMCC technology and solutions are subject to substantial regulations in all jurisdictions in which we operate. These regulations could include requirements that have the effect of significantly delaying or limiting the commercialization of remote monitoring and control teleoperation technologies. Also, restrictions may be imposed on the type or number of vehicles where an RMCC may be utilized and the number of vehicles that may be monitored by a single PCO, resulting in increased liabilities and increased costs.

In particular, government vehicle safety regulations have a substantial impact on our business, prospects and future plans. Government safety regulations are subject to change based on a number of factors that are not within our control, including adverse publicity regarding safety risks associated with autonomous driving technology, accidents involving AVs, domestic and foreign political developments or considerations, and litigation relating to AVs. Changes in government regulations, especially in our industry, could adversely affect our business. If government priorities shift and we are unable to adapt to changing regulations, our business may be materially and adversely affected.

In addition, regulations designed to govern AVs using remote monitoring and control are still in the early stage of development and the specific regulatory practices vary for specific states, countries and other jurisdictions. These laws and regulations are relatively new and are evolving. If more stringent regulations are implemented, we may not be able to commercialize our RMCC vehicle technology in the manner we expect, or at all. For example, our cooperation with third parties to engage in business may be subject to license, approval or other regulatory requirements. If the regulatory authorities consider that we operate our business without the necessary licenses or approvals, or fail to fully comply with the regulatory requirements, such authorities may impose various sanctions, including fines, income confiscation, business license revocation, discontinuation of our relevant business, adjustment of our current operations or restrictions on our affected business area. In addition, the costs of complying with such regulations could prevent us from operating our business in one or more jurisdictions in the manner we intend. Fines, penalties, costs or liabilities associated with such existing or new regulations or laws, including as a result of our failure to comply, could be substantial and in certain cases joint and several, and could adversely impact our business, prospects, financial condition, and operating results.

We may be subject to litigation, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.

Use of our remote monitoring and control teleoperations services to enhance the safety of AVs may not prevent or minimize the risk of significant injury, including fatalities. We may therefore be subject to claims if our RMCC service was not functioning properly. The occurrence of any errors or defects in our RMCC service could make us liable for damages and legal claims. In addition, we could incur significant costs to correct such issues, potentially including software updates. Any negative publicity related to the perceived quality of our technology and the perceived safety of vehicles deploying our technology could affect our brand image, partners and end-customer demands, and could materially and adversely affect our business, financial condition and results of operations. Additionally, liability claims may result in litigation, including class actions, the occurrence of which could be costly, lengthy and distracting and could materially and adversely affect our business, financial condition and results of operations.

Similarly, our partners could be subjected to claims as a result of such accidents and bring legal claims against us to attempt to hold us liable. Any of these events could materially and adversely affect our brand, relationships with partners, business, financial condition or results of operations.

We depend on the experience and expertise of our senior management team and the loss of any executive officer, or the inability to identify and recruit executive officers in a timely manner, could harm our business, operating results, and financial condition.

Our success depends largely upon the continued services of our key executive officers. We rely on our executive officers in the areas of business strategy, research and development, marketing, sales, services, and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. We do not maintain key-man insurance for any member of our senior management team or any other employee. We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment with us at any time. The loss of one or more of our executive officers or key employees could have a material adverse effect on our business.

Our RMCC platform or WatchBot could have undetected defects, design or manufacturing errors or bugs in hardware or software, which could negatively affect the functionality and reliability of our RMCC platform or WatchBot, which could ultimately have an adverse effect on the market adoption of our RMCC platform or WatchBot, damage Guident’s reputation with current or prospective customers, and/or expose Guident to liability and other claims that could materially and adversely affect Guident’s business.

Our RMCC platform or WatchBot in the future could have undetected defects, design or manufacturing errors, long-term fatigue effects, and/or errors or bugs in hardware or software, which could negatively affect its functionality, reliability and safety, in a manner that, in extreme situations, could potentially lead to bodily or property damage. Such occurrences could have an adverse effect on the market adoption of our RMCC platform or WatchBot, harm the reliability thereof, damage Guident’s reputation with current or prospective customers, and/or expose Guident to liability and other claims that could materially and adversely affect Guident’s business.

Any insurance that Guident carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions.

Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on Guident’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

We rely on a single third-party supplier—Star Robotics—for the manufacture and supply of WatchBots (including critical replacement parts), and any disruption in this relationship could materially and adversely affect our business, operations, and financial condition.

We are currently a value-added reseller of Star Robotics’ autonomous inspection and security robot, branded as the “WatchBot” in the United States, Canada, and Mexico. Star Robotics also provides the replacement robots and component parts necessary to honor customer warranties and to service deployed fleets. Consequently, our ability to generate revenue from WatchBot sales and service contracts, meet delivery schedules, and satisfy ongoing maintenance obligations depends entirely on Star Robotics’ continuing ability and willingness to manufacture WatchBots at commercial scale and quality; maintain sufficient inventories of spare parts; and honor the commercial terms of our supply arrangements.

If Star Robotics experiences manufacturing shortfalls, component shortages, quality-control issues, labor disputes, financial distress, changes in strategic priorities, adverse regulatory action, natural disasters, geopolitical events, or other supply-chain interruptions, we may be unable to procure WatchBots or replacement parts, or other similar robots on acceptable terms—or at all. Because we do not possess an alternative qualified source of supply and would face lengthy lead times to qualify another manufacturer, any prolonged disruption could delay customer deliveries, trigger contractual penalties, impair our reputation, increase costs, and materially reduce our revenue and gross margins. In addition, because we have historically been Star Robotics’ reseller in the United States, the emergence of a competing reseller—or Star Robotics’ decision to sell directly—could further erode our competitive position. Any of these events, individually or in the aggregate, could have a material adverse effect on our business, financial condition, and results of operations.

Our ability to develop and commercialize proprietary software that enhances WatchBot functionality depends on continued access to WatchBot hardware from Star Robotics; limited or delayed hardware availability could impair our R&D efforts, delay product launches, and negatively impact future revenue streams. We plan to equip the WatchBot with new, proprietary software applications that will deliver highly customizable surveillance and inspection features and generate recurring fees. Successful development, testing, and deployment of these software modules require sustained access to production-grade WatchBots for integration, validation, and customer demonstrations. Because Star Robotics is our sole source for this hardware, any interruption or delay in WatchBot deliveries would directly impede our software development timeline, limit beta-site deployments, and postpone commercialization. In addition to the above, we utilize data generated from the WatchBots and any interruption in supply of WatchBots or components could also interrupt our supply of data which we seek to monetize.

Moreover, unexpected design modifications, firmware updates, or interface changes introduced by Star Robotics could necessitate unplanned engineering re-work, increase development costs or render certain features incompatible with shipped WatchBots. If we cannot timely adapt our software to hardware changes—or if insufficient hardware units are available for testing—our product roadmap could slip, and anticipated software-related revenue may not materialize as forecast. These delays could also weaken our competitive position in the rapidly evolving security-robot market, damage customer relationships, and adversely affect our business prospects.

Failure to address the service requirements and expectations of our customers could harm our reputation and may materially and adversely affect our business, results of operations or financial condition.

Our ability to attract and retain customers and partners depends significantly on the quality, reliability, and performance of our services, as well as our ability to meet or exceed their expectations. Any sustained inability to meet customer expectations could result in reduced revenue, increased costs, and diminished profitability, which may materially and adversely affect our financial condition and results of operations. This risk is particularly acute as we scale our operations and expand into new markets, where user requirements and expectations may differ from those of existing markets.

We may be subject to insufficient computing resources, transmission bandwidth and storage space, which could result in disruptions and our business, results of operations and financial condition could be adversely affected.

Our operations are dependent in part upon transmission bandwidth provided by third-party telecommunications network providers, access to data centers to house our servers and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in bandwidth and data center demands by our customers and partners. The bandwidth and data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. These bandwidth providers may become unwilling to sell us adequate transmission bandwidth at fair market prices, if at all. This risk is heightened where market power is concentrated with one or a few major networks. We also may be unable to move quickly enough to augment capacity to reflect growing traffic or security demands. Failure to put in place the capacity we require could result in a reduction in, or disruption of, service to our customers and ultimately a loss of those customers which could, in turn, have a material adverse effect on our business, results of operations, financial condition, and prospect.

We use third-party providers of cloud infrastructure, telecommunications networks and satellite networks to operate our business. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

Our research and development efforts and day-to-day operations are highly dependent on cloud infrastructure, telecommunications networks and satellite networks, including those operated by third-party vendors. We engage with local third-party providers across various markets. Any user or non-user data collected in these jurisdictions is stored and maintained locally within the respective service provider’s facilities, in compliance with applicable local laws and regulations. We do not control, or in some cases have limited control over, the operation of this cloud infrastructure. Any limitation on the capacity of such cloud and network infrastructure could impede our ability to onboard new customers or expand the usage of our existing customers, which could adversely affect our business, financial condition and results of operations. In addition, any incident affecting the cloud infrastructure we use that may be caused by cyber-attacks, natural disasters, fire, flood, severe storm, earthquake, power loss, outbreaks of contagious diseases, telecommunications failures, terrorist or other attacks, geopolitical conflict, physical security threats or other events beyond our control could negatively affect the cloud portion of our platform. A prolonged service disruption affecting our cloud infrastructure or network or power access for any of the foregoing reasons would negatively impact our ability to serve our customers and partners and could damage our reputation with current and potential customers and partners, expose us to liability, cause us to lose customers and partners or otherwise harm our business. We may also incur significant costs for using alternative providers or taking other actions in preparation for, or in response to, events that damage the third-party hosting services we use. In the event that our service agreements relating to our cloud infrastructure are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our systems and services, as well as significant delays and additional expense in arranging or creating new facilities and services or re-architecting our services for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

We use certain open source technology in our business, which could expose us to information security vulnerabilities, result in failures, errors and defects, or subject us to possible litigation or to certain unfavorable conditions, including requirements that we offer our products that incorporate the open source software for no cost or that we make publicly available our confidential, proprietary source code and any other intellectual property that we developed using or derived from such open source software.

We use open-source software in connection with certain of our technologies. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification, or other contractual protections regarding infringement claims or the quality of the code. Accordingly, we cannot assure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. In addition, the public availability of such software may make it easier for others to compromise our technology. Many of the risks associated with the use of open-source software cannot be eliminated, and could, if not properly addressed, negatively affect our business, our intellectual property and the security of our systems, products and services. To the extent that our systems depend upon the successful operation of the open-source software it uses, any undetected errors or defects in such open-source software could prevent the deployment or impair the functionality of our systems or applications, delay the introduction of new solutions, result in a failure of our systems, products or services, and injure our reputation. For example, undetected errors or defects in open-source software could render it vulnerable to breaches or security attacks and make our systems more vulnerable to data breaches.

Furthermore, some open-source software licenses require users who distribute open source software as part of their proprietary software, or derive proprietary software from or based on open source software, or link proprietary code to open source software, to publicly disclose all or part of the source code to such proprietary software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. In some circumstances, distribution of our software that is derived from open-source software or incorporating or linking to or otherwise in connection with open-source software could require that we disclose and license some or all of our proprietary source code in that software, as well as distribute our products that use particular open source software at no cost to the user. We generally try to use open-source software in a manner that will not require the disclosure of the source code to our proprietary software or prevent us from charging fees to our customers or passengers for the use of our proprietary software. However, we cannot guarantee that these efforts will be successful, and thus, there is a risk that the use of open source may ultimately preclude us from charging fees for the use of certain software, require us to replace certain code used in our products and/or services, pay a royalty to use some open source code, make the source code publicly available, or discontinue certain software. The release of the source code of our proprietary software could substantially help our competitors develop products that are similar to or better than ours with lower development effort and time and ultimately could result in a loss of our competitive advantage.

Open-source license terms are often ambiguous and there is little legal precedent governing their interpretation. Accordingly, there is a risk that these licenses could be construed in a way that could impose unanticipated obligations, conditions or restrictions regarding our ability to provide or distribute our products and technologies. Companies that incorporate open-source software into their products have, in the past, faced claims seeking enforcement of open-source license provisions and claims asserting ownership of open source software incorporated into their product. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the terms and conditions of an open-source license, and we could incur significant legal costs defending ourselves against such allegations. If we were held to have breached or to have failed to fully comply with such terms and conditions, we could face infringement claims or other liability, or could be required to seek costly licenses from third parties to continue providing our technology on terms that are not economically feasible, to re-engineer our system, or to make generally available, in source code form our proprietary code, any of which could adversely affect our business, financial condition and operating results.

Growth of our business will partially depend on the recognition of our brand. Our brand and reputation could be harmed by negative publicity or safety and others concerns regarding our solutions. Failure to maintain, protect and enhance our brand could limit our ability to expand or retain our customer base, which could materially and adversely affect our business, financial condition and results of operations.

We must maintain and enhance our brand identity and increase market awareness of our autonomous driving technology and solutions. The successful promotion of our brand will depend on our efforts to achieve widespread acceptance of our technology and solutions, attract and retain customers and our ability to maintain our current market leadership and successfully differentiate our technology and solutions from competitors. These efforts require substantial expenditures, and we anticipate that they will increase as our market becomes more competitive and as we expand into new markets. These investments in brand promotion and thought leadership may not yield increased revenue. To the extent they do, the resulting revenue still may not be enough to offset the increased expenses we incur. Our brand value also depends on our ability to provide secure and trustworthy solutions as well as our ability to protect and use our customers’, partners’ and users’ data in a manner that meets their expectations. Damage to our reputation and loss of brand equity may reduce demand for our solutions and thus have an adverse effect on our future financial results, as well as require additional resources to rebuild our reputation and restore the value of the brands.

We may, from time to time, receive negative publicity, including negative internet and blog postings, ratings or comments on social media platforms or through traditional media about our company, our business, our directors and management, our brands, our technology and solutions, our suppliers or other business partners. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. We may even be subject to government or regulatory investigation as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all.

Our expansion into new geographical areas and jurisdictions involves inherent risks, which may adversely affect our business and results of operations.

Our expansion into new geographical areas and jurisdictions involves new risks and challenges associated with such new markets, such as obtaining permit to conduct test driving and further, commercial operation, of our RMCC solutions in these new geographical areas and jurisdictions. We may also need to adjust our pricing policies to adapt to local economic condition. Furthermore, our expansion into international markets will require us to respond timely and effectively to rapid changes in market conditions in the relevant countries and regions. Our success in international expansion partially depends on our ability to succeed in different legal, regulatory, economic, environmental, social, and political conditions which we have little control over. Our business operations in new geographical areas and jurisdictions may be disrupted by changes in local laws, regulations and policies. We cannot assure you that we will be able to execute on our business strategy or that our technology and service offerings will be successful in such markets.

Changes in tariffs and other governmental trade policies could negatively affect our business and results of operations.

Recent governmental actions and proposals relating to tariffs and other trade policies have created uncertainty about future trading arrangements and the possibility of imposing or increasing tariffs on certain goods. For example, certain governments (including the United States and other countries where we source goods or components) have imposed or may impose tariffs on a wide range of products, raw materials, and intermediate goods. Additional tariffs, or retaliatory measures by other countries in response, may be implemented at any time. Should these or similar tariffs remain in place (or be re-imposed or increased), or if additional tariffs or trade restrictions are enacted in the future, they could cause us or our customers to face higher supply costs, delays, or a need to switch suppliers. These actions could cause our customers to reduce expansion plans in the United States or cause them to reduce spending in general, which may include planned AV or robot launches. These actions could adversely affect our margins, profitability, financial condition, and results of operations. While we have not experienced adverse impacts of tariffs to date, we cannot predict future changes in trade policy or the terms of any renegotiated trade agreements, nor can we determine the impact they may have on our business. Any such changes could have a material adverse effect on our business, financial condition, and results of operations.

We may not have sufficient insurance coverage for our operations.

Our RMCC platform is used for monitoring autonomous driving, to help prevent mishaps, some of which may result in the risk of significant injury, including fatalities. We may be subject to claims if a vehicle using our RMCC platform is involved in an accident and persons are injured or purport to be injured or if the property is damaged. Any insurance that we carry may not be sufficient or it may not apply to all situations. If we experience such an event or multiple events, our insurance premiums could increase significantly, or insurance may not be available to us at all. Further, if insurance is not available on commercially reasonable terms, or at all, we might need to self-insure. In addition, lawmakers or governmental agencies could pass laws or adopt regulations that limit the use of autonomous driving technology or increase liability associated with its use. Any of these events could adversely affect our brand, relationships with users, operating results, or financial condition.

We face risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents which could significantly disrupt our operations.

Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, hurricanes, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events, and our property and business interruption insurance coverage may not be adequate to fully compensate us for any losses that may occur. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Our failure to obtain additional grants could have a material adverse effect on our commercialization and development efforts and our ability to fund operations and execute on our business plan.

We expect to fund a portion of our development efforts with funds received from Space Florida. However, we may not be awarded any such grants in the future, any such grant awards may be insufficient to fund a meaningful portion of our development spending and/or the timing of the receipt of any such award or awards may not coincide with the planned timing of our commercialization and development efforts. Potential uncertainty exists with regard to Space Florida’s evaluation of our responses to statements of work related to future grant applications. If we do not obtain additional grants or our efforts to obtain additional grants take longer than expected to be successful, we will need to rely on other means to fund operations and execute on our business plan.

Risks Related to Intellectual Property, Information Technology, Data Privacy, and Cybersecurity

Failure to adequately maintain and protect our intellectual property and proprietary rights could harm our brand, devalue our proprietary content, and adversely affect our ability to compete effectively.

Our success depends to a significant degree on our ability to obtain, maintain, protect, and enforce our owned and licensed intellectual property rights, including those in our proprietary technologies, know-how, and brand. To protect our rights to our intellectual property, we rely on a combination of patent, trademark, copyright and trade secret laws, domain name registrations, confidentiality agreements, and other contractual arrangements with our employees, affiliates, clients, strategic partners, and others. However, the protective steps we have taken and plan to take may be inadequate to deter misappropriation or other violation of or otherwise protect our intellectual property rights. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective patent, trademark, copyright, and trade secret protection may not be available to us or available in every jurisdiction in which we offer or intend to offer our services. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary technology and content, and adversely affect our ability to compete effectively. Further, even if we are successful, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, financial condition, and results of operations.

If we fail to protect our intellectual property rights adequately, our competitors may gain access to our owned and licensed intellectual property and proprietary technology and develop and commercialize substantially identical offerings or technologies. Any patents, trademarks, copyrights, or other intellectual property rights that we have or may obtain may be challenged or circumvented by others or invalidated or held unenforceable through administrative process, including re-examination, inter partes review, interference and derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings), or litigation. There can be no assurance that our patent applications will result in issued patents and we may be unable to obtain or maintain patent protection for our technology. In addition, any patents issued from pending or future patent applications or licensed to us in the future may not provide us with claims sufficiently broad to provide meaningful competitive advantages or may be successfully challenged by third parties. In addition, because patent applications in the United States are currently maintained in secrecy for a period of time prior to issuance, and patent applications in certain other countries generally are not published until more than 18 months after they are first filed, and because publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first creator of inventions covered by our pending patent applications or that we were the first to file patent applications on such inventions. To maintain a proprietary market position in foreign countries, we may seek to protect some of our proprietary inventions through foreign counterpart patent applications. Statutory differences in patentable subject matter may limit the protection we can obtain on some of our inventions outside of the United States. The diversity of patent laws may make our expenses associated with the development and maintenance of intellectual property in foreign jurisdictions more expensive than we anticipate. We probably will not be able to obtain the same patent protection in every market in which we may operate or otherwise be able to potentially generate revenue. Further, the laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. Moreover, policing unauthorized use of our technologies, trade secrets, and intellectual property may be difficult, expensive, and time-consuming. Despite our precautions, it may be possible for unauthorized third parties to copy our offerings and capabilities and use information that we regard as proprietary to create offerings that compete with ours or invent around or avoid our patent claims. We have no registered trademark rights at present. Third parties may apply to register our branding or other trademarks similar to our branding in jurisdictions before us, thereby creating risks relating to our ability to use and register trademarks covering our branding in those jurisdictions. In addition, there could be potential trade name or trademark ownership or infringement claims brought by owners of other rights, including registered trademarks, in our marks or marks similar to our branding. Any claims of infringement, brand dilution, or consumer confusion related to our brand (including our registered or unregistered trademarks) or any failure to renew key license agreements on acceptable terms could damage our reputation and brand identity and substantially harm our business and results of operations. The value of our intellectual property could diminish if others assert rights in or ownership of our trademarks and other intellectual property rights, or trademarks that are similar to our branding. We may be unable to successfully resolve these types of conflicts to our satisfaction. In some cases, litigation or other actions may be necessary to protect or enforce our trademarks and other intellectual property rights.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. In addition, periodic maintenance fees, renewal fees, annuity fees, and various other government fees on issued patents often must be paid to patent agencies over the lifetime of the patent and/or applications and any patent rights we may obtain in the future. While an unintentional lapse of a patent or patent application can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we fail to maintain our patents and patent applications, we may not be able to stop a competitor from marketing products, services, or technologies that are the same as or similar to our products, services, or technologies, which would have a material adverse effect on our business, financial condition, results of operations, and prospects.

We may incur costs to defend against, face liability or for being vulnerable to intellectual property infringement claims brought against us by others.

Third parties may assert claims against us alleging that we infringe upon, misappropriate, dilute or otherwise violate their intellectual property rights, particularly as we expand our business and the number of products we offer. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. We may be particularly vulnerable to such claims, as companies having a substantial online presence are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. As we gain an increasingly higher public profile, the possibility of intellectual property rights claims against us grows. Our competitors and others may now and in the future have significantly larger and more mature patent portfolios than us.

We rely on contracts and releases for ownership of copyrighted materials and the right to use images of individuals on our webpage and marketing material, and we may be subject to claims that we did not properly obtain rights, consent, a release, or permission to use certain content or imagery. Many potential litigants have the ability to dedicate substantial resources to the assertion of their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business, could require us to cease use of such intellectual property, and could create ongoing obligations if we are subject to agreements or injunctions (stipulated or imposed) preventing us from engaging in certain acts. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition, or results of operations. Successful infringement claims against us could result in significant monetary liability or prevent us from selling our products or providing our services if licenses may not be available at all. In addition, resolution of claims may require us to redesign or rebrand our products, license rights from third parties on potentially unfavorable terms, cease using certain brand names or other intellectual property rights altogether, make substantial payments for royalty or license fees, legal fees, settlement payments or other costs or damages, or admit liability. Such outcomes could encourage others to bring claims against us. To the extent we seek a license to continue offerings or operations found or alleged to infringe third-party intellectual property rights, such a license may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. In the event we are required to develop alternative, non-infringing technology, this could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense, and may ultimately not be successful. Any of these events could harm our business and cause our results of operations, liquidity, and financial condition to suffer.

Changes in patent laws or their interpretations could diminish the value of our patents in general, thereby impairing our ability to protect our current and future products, services, or technologies, and could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our current or future patents.

Our ability to obtain patents and the breadth of any patents obtained is uncertain in part because, to date, some legal principles remain unresolved, and there has not been a consistent policy regarding the breadth or interpretation of claims allowed in patents in the United States and other countries. Changes in either patent laws or in interpretations of patent laws may diminish the value of our intellectual property rights or narrow the scope of our patent protection, which in turn could diminish the commercial value of our products, services, and technologies.

If we are unable to protect the disclosure and use of our confidential information and trade secrets, the value of our products, services, and technologies and our business and competitive position could be harmed.

In addition to patent protection, we also rely on other intellectual property rights, including trade secrets, know-how, and/or other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect, and some courts are less willing or unwilling to protect trade secrets. We generally enter into confidentiality and inventions assignment agreements with our employees, consultants, and applicable third parties upon their commencement of a relationship with us. However, we cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes, and we may not enter into such agreements with all employees, consultants, and third parties who have been involved in the development of our inventions. Although we generally require all of our employees, consultants, advisors, and any third parties who have access to our proprietary know-how, information, or technology to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets.

In addition, despite the protections we place on our intellectual property and our other proprietary rights, monitoring unauthorized use and disclosure by employees, consultants, and other third parties who have access to such intellectual property or other proprietary rights is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. Therefore, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such employees, consultants, advisors, or third parties, despite the existence of our protections, including non-disclosure and use restrictions. These agreements may not provide meaningful protection against the unauthorized disclosure or use or of our trade secrets, know-how, or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how or other proprietary information that we fail to detect. There can be no assurances that such employees, consultants, advisors, or third parties will not intentionally or unintentionally breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by third parties, including our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that information to compete with us. In addition to contractual measures, we try to protect the confidential nature of our proprietary information by maintaining physical security of our premises and electronic security of our information technology systems. Such security measures may not, for example, in the case of misappropriation of a trade secret by an employee, consultant or other third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee, consultant, or other third party from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully.

If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our business, financial condition, results of operations, and prospects. In particular, a failure to protect our proprietary rights may allow competitors to copy our products, services, or technologies, which could adversely affect our pricing and market share. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products, services, or technologies that we consider proprietary. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality, non-disclosure, and non-use provisions, and outcomes of such litigation are unpredictable. Enforcing a claim that a party illegally disclosed, used or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. While we use commonly accepted security measures, trade secret violations are often a combination of federal and state law in the United States, and the criteria for protection of trade secrets can vary among different jurisdictions. If the steps we have taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. In addition, some courts are less willing or unwilling to protect trade secrets and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases. Finally, even if we were to be successful on the enforcement of our claims, we may not be able to obtain adequate remedies.

It is also possible that others may independently develop information or technologies that are the same as or similar to our trade secrets or other proprietary technologies and develop products, services, or technologies without obtaining access to our trade secrets or other proprietary information in which case we could not assert any intellectual property rights, including trade secret rights, against such parties in a manner that could prevent legal recourse by us. If we fail to obtain or maintain trade secret protection, or if any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or used by others without our consent or otherwise misappropriated, or if any such information was independently developed by a competitor, or if our competitors obtain our trade secrets or independently develop products, services, or technologies that are the same as or similar to ours, our competitive market position could be materially and adversely harmed.

If our trademarks and trade names are not adequately protected, we may not be able to build brand name recognition in our markets of interest and our competitive position may be harmed.

We do not currently own any registered trademarks. Any trademarks we seek to register could be challenged, opposed, invalidated, infringed, and circumvented by third parties, and our trademarks could also be diluted, declared generic or descriptive, or found to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our company, products, services, or technologies, resulting in loss of brand recognition, and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion. Further, there can be no assurance that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. Certain of our current or future trademarks may become so well known by the public that their use becomes generic, and they lose trademark protection. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively. Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.

There can be no assurance that any trademark applications we file will be approved for registration. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and comparable agencies in many foreign jurisdictions, third parties have opposed and may oppose in the future further our trademark applications and may seek to cancel trademark registrations or otherwise challenge our use of the trademarks. Opposition or cancellation proceedings may be filed against our trademark filings in these agencies, and such filings may not survive such proceedings. While we may be able to continue the use of our trademarks in the event registration is not available, particularly in the United States, where trademark rights are acquired based on use and not registration, third parties may be able to enjoin the continued use of our trademarks if such parties are able to successfully claim infringement in court. In addition, opposition or cancellation proceedings may be filed against our trademark applications and registrations and our trademarks may not survive such proceedings. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would. Our trademarks or trade names may be infringed, circumvented, declared generic, or determined to be violating or infringing on other marks.

Guident’s use of open-source software under license terms that interfere with its proprietary rights could disrupt its business.

Guident’s technology solution includes some software, known as open-source software, which has source code or material that is available to the public, or open source. Although Guident monitors its use of open-source software, the terms of many open-source licenses to which it is subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Guident’s ability to provide its products to its clients. While Guident monitors its use of open-source software and tries to ensure that none is used in a manner that would require it to disclose its source code or that would otherwise breach the terms of an open-source agreement, such use could inadvertently occur. In the future, Guident could be required to seek licenses from third parties in order to continue offering its products, which licenses may not be available on terms that are acceptable to Guident, or at all. Alternatively, Guident may need to re-engineer its products or discontinue use of portions of the functionality provided by its products. In addition, the terms of open-source software licenses may require Guident to provide software that it develops using such software to others on unfavorable license terms. Guident may be required to release its proprietary source code, pay damages for breach of contract, discontinue sales in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from its development efforts. Guident’s inability to use third party software could result in disruptions to its business, or delays in the development of future offerings or enhancements of existing offerings, which could impair Guident’s business.

Guident and the third parties with whom we work are subject to stringent and changing obligations related to data privacy and security. Failure or perceived failure to comply with current or future obligations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation (including class actions), and/or adverse publicity and could negatively affect our operating results and business.

In the ordinary course of Guident’s business, Guident collects, uses, transfers, stores, maintains and otherwise processes certain sensitive and other personal information regarding Guident’s employees, and contact information of Guident’s customers and service providers, that is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity. Ensuring that Guident’s collection, use, transfer, storage, maintenance and other processing of personal information complies with applicable laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity in relevant jurisdictions can increase operating costs, impact the development of new systems, and reduce operational efficiency. Global legislation, enforcement, and policy activity in this area is rapidly expanding and creating a complex regulatory compliance environment. Any actual or perceived mishandling or misuse of the personal information by Guident or by third parties with whom Guident works, including service providers that have access to sensitive and other personal information, could result in litigation, regulatory fines, penalties or other sanctions, damage to Guident reputation, disruption of Guident’s business activities, and significantly increased business and cybersecurity costs or costs related to defending legal claims. Guident is also exposed to the risk that employees, independent contractors, and third parties with whom we work may fail to comply with applicable privacy and data protection laws. Such misconduct or negligence could result in unauthorized access, misuse, or disclosure of sensitive information, leading to regulatory penalties, lawsuits, and reputational harm. Despite our efforts to implement preventive measures, we cannot guarantee full compliance at all times, which could adversely impact our business operations.

In the United States, numerous federal, state, and local laws and regulations, state data breach notification laws, and federal and state consumer protection laws, that govern the collection, use, disclosure and protection of personal data apply to our operations. For example, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) imposes specific requirements on Guident correspondence with subscribers for email communication. Additionally, laws in all 50 states require businesses to provide notice to parties whose personally identifiable information has been disclosed as a result of a data breach. The laws are not consistent, and compliance in the event of a widespread data breach is costly.

Furthermore, California enacted the California Consumer Privacy Act (the “CCPA”), which applies to personal data of consumers, business representatives, and employees who are California residents to the CCPA requires businesses to provide specific disclosures in privacy notices and honor California residents’ requests to exercise certain privacy rights. The CCPA allows for statutory fines for non-compliance and allows private litigants affected by certain data breaches to recover significant statutory damages. These developments further complicate compliance efforts, and increase legal risk and compliance costs for Guident.

Additionally, an increasing number of foreign data protection laws may also apply to personal data obtained from individuals outside of the United States. For example, the European Union’s General Data Protection Regulation and United Kingdom’s (U.K.) General Data Protection Regulation (collectively, the “GDPR”) imposes strict data protection requirements across the EU and UK, including potential fines for noncompliant companies of up to the greater of €20 million or 4% of annual global revenue, temporary or definitive bans on data processing, and other corrective actions. Additionally, private litigation related to processing of personal data can be brought under the GDPR by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

Furthermore, Europe and other jurisdictions have enacted data localization laws and cross-border personal data transfer laws, which could make it more difficult to transfer information across jurisdictions (such as transferring or receiving personal data that originates in the European Economic Area). In particular, the European Economic Area (“EEA”) and the United Kingdom have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and U.K. to the United States in compliance with law, such as the EEA standard contractual clauses, the U.K.’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the U.K. extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), existing mechanisms that may facilitate cross-border personal data transfers may change, be challenged or be invalidated, and there is no assurance that Guident can satisfy or rely on these measures to lawfully transfer personal data to the United States. If Guident cannot implement a valid compliance mechanism for cross-border data transfers, it could experience material adverse effects.

In addition to data privacy and security laws, we are contractually subject to certain industry standards adopted by industry groups and, we may become subject to additional such obligations in the future. We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. For example, certain privacy laws, such as the GDPR and the CCPA, require the imposition of specific contractual restrictions on their service providers.

Further, while Guident strives to maintain privacy policies and other statements regarding data privacy and security that are accurate, comprehensive, and compliant with applicable laws, regulations, rules and industry standards, regulators in the United States are increasingly scrutinizing these policies and statements and Guident cannot ensure that its privacy policies and other statements regarding Guident’s practices will be sufficient to protect Guident from claims, proceedings, liability or adverse publicity relating to data privacy or cybersecurity. Although Guident endeavors to comply with its privacy policies, Guident may at times fail to do so or be alleged to have failed to do so. The publication of Guident’s privacy policies and other documentation that provide promises and assurances about privacy and cybersecurity can subject Guident to potential federal or state action if they are found to be deceptive, unfair, misleading, or misrepresentative of Guident’s actual practices.

Our employees and personnel use generative AI technologies to perform their work, and the disclosure and use of personal data in generative AI technologies is subject to various privacy laws and other privacy obligations. Governments have passed and are likely to pass additional laws regulating generative AI. Our use of this technology could result in additional compliance costs, regulatory investigations and actions, and lawsuits. If we are unable to use generative AI, it could make our business less efficient and result in competitive disadvantages.

Any failure or perceived or inadvertent failure by Guident to comply with Guident’s privacy policies, or existing or new laws, regulations, rules, standards or contractual obligations, or any compromise of security that results in unauthorized access to, or unauthorized loss, destruction, use, modification, acquisition, disclosure, release or transfer of personal information, may result in substantial costs, time and other resources, orders to stop or modify the alleged non-compliant activity, proceedings or actions against Guident by governmental entities or others, legal liability, audits, regulatory inquiries, governmental investigations, enforcement actions, claims, fines, judgments, awards, penalties, sanctions and costly litigation (including class actions). Any of the foregoing could harm Guident’s reputation, distract Guident’s management and technical personnel, increase Guident’s costs of doing business, adversely affect the demand for Guident’s systems, and ultimately result in the imposition of liability, any of which could have a material adverse effect on Guident’s business, financial condition and results of operations.

Defects, errors or other performance problems in Guident’s software or hardware, or the third-party software or hardware on which Guident relies, could harm Guident’s reputation, result in significant costs to Guident, impair Guident’s ability to sell Guident’s systems and subject Guident to substantial liability.

Guident’s software and hardware, and those of third parties with whom Guident works, is complex and may contain defects or errors when implemented or when new functionality is released, as Guident may modify, enhance, upgrade and implement new systems, procedures and controls to reflect changes in Guident’s business, technological advancements and changing industry trends. Despite Guident’s testing, from time-to-time Guident may discover defects or errors in its software and hardware. Any performance problems or defects in Guident’s software or hardware, or those of third parties on which Guident rely, could materially and adversely affect Guident’s business, financial condition and results of operations. Defects, errors or other similar performance problems or disruptions, whether in connection with day-to-day operations or otherwise, could be costly for Guident, damage Guident’s customers’ businesses, harm Guident’s reputation and result in reduced sales or a loss of, or delay in, the market acceptance of Guident’s systems. In addition, if Guident has any such errors, defects or other performance problems, Guident’s clients could seek to terminate their contracts, delay or withhold payment or make claims against Guident’s. Any of these actions could result in liability, lost business, increased insurance costs, difficulty in collecting accounts receivable, costly litigation or adverse publicity, which could materially and adversely affect Guident’s business, financial condition and results of operations.

Guident relies on its information systems to conduct its business, and failure to protect these systems against security breaches could adversely affect Guident’s business and results of operations. Additionally, if these systems fail or become unavailable for any significant period, Guident’s business could be harmed.

Guident relies on its computer systems and network infrastructure across its operations and that of third parties with whom Guident works. The safety and security and efficient operation of Guident’s business, including processing, transmitting and storing electronic and financial information, are dependent on computer hardware and software systems, which are increasingly vulnerable to security breaches and other disruptions. Any significant interruption or failure of Guident’s information systems or any significant breach of security could adversely affect Guident’s business and results of operations.

Guident implements security measures and technology designed to securely maintain confidential and proprietary information maintained on Guident’s information systems. However, these measures and technology may not adequately prevent security breaches. The technology and other controls and processes designed to secure Guident’s confidential and proprietary information, detect and remedy any unauthorized access to that information were designed to obtain reasonable, but not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately. Such controls may in the future fail to prevent or detect, unauthorized access to Guident’s confidential and proprietary information. In addition, the foregoing events could result in violations of applicable privacy and other laws. In such an instance, Guident may also be subject to regulatory action, investigation or liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of Guident information systems.

Guident’s operations and business administration could be targeted by individuals or groups seeking to sabotage or disrupt such systems and networks, or to steal data, and these systems may be damaged, shutdown or cease to function properly (whether by planned upgrades, force majeure, telecommunications failures, hardware or software break-ins or viruses, other cyber-security incidents or otherwise). The threats to Guident’s information systems are constantly evolving and have become increasingly complex and sophisticated. Furthermore, such threats change frequently and are often not recognized or detected until after they have been launched, and therefore, Guident may be unable to anticipate these threats and may not become aware in a timely manner of such a security breach, which could exacerbate any damage Guident experiences.

Guident may in the future be required to expend significant capital and other resources to protect against and remedy any potential security breaches and their consequences. A cyber-attack could result in significant expenses to investigate and repair security breaches or system damages and could lead to litigation, fines, other remedial action, heightened regulatory scrutiny and diminished customer confidence. In addition, Guident’s remediation efforts may not be successful and Guident may not have adequate insurance to cover these losses.

The unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt Guident’s business and could have a material adverse effect on Guident’s business, results of operations, cash flows and financial condition.

We license certain university-developed technology from Florida Agricultural and Mechanical University (“FAMU”), Florida International Board of Trustees (“FIU”), and Michigan State University (“MSU”) and our inability to maintain these licenses could affect our business, financial condition, and operating results.

As noted above, we license certain of our technology and patents from FAMU, FIU, and MSU pursuant to certain license agreements (collectively, the “University License Agreements”). These University Licenses disclaim warranties on the licensed intellectual property rights. There can be no assurance that these University License Agreements will not be terminated by the respective universities and if we are unable to continue to license the technology (because of, for example, intellectual property infringement claims brought by third-parties against us or against any of the universities) then our business, financial condition and operating results could be adversely affected. If we are unable to maintain the University License Agreements, our ability to continue developing, designing, manufacturing, distributing, and selling our products could be limited and may require us to stop providing certain services. If any of the University License Agreements is terminated for any reason, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner, if at all, and may require us to use alternative technology of lower quality or performance standards. This could, in turn, limit, delay or disrupt our ability to offer new or competitive solutions and could also increase our costs, which could adversely affect our margins, market share, business, financial condition, and operating results.

Risks Relating to Our Securities and this Offering

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your shares than the amount paid per share by our existing shareholders for their shares. As a result, you will experience immediate and substantial dilution of approximately $6.44 per share, representing the difference between the initial public offering price of $8.80 per share (the midpoint of the estimated price range set forth on the cover page of this prospectus), and our net tangible book value per share after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the shares will be diluted upon completion of this offering.

Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Our directors, executive officers and principal stockholders will continue to have substantial control over our company after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

Upon completion of this offering, and after giving effect to the Reverse Stock Split and the conversion of $2.5 million of the Parent Note, our executive officers, directors and principal stockholders and their affiliates will own 3,119,732 shares of our common stock, or approximately 63.6% of the outstanding shares of our common stock, based on the number of shares outstanding as of the date of this prospectus and assuming the sale of 1,704,545 shares of common stock in this offering at an assumed initial public offering price of $8.80 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and underwriters’ over-allotment option is not exercised. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

We may need additional capital, and the sale of additional common stock or other equity and equity-linked securities could result in additional dilution to our shareholders, and the incurrence of additional indebtedness could increase our debt service obligations.

We may require additional cash resources due to changed business conditions, strategic acquisitions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity and equity-linked securities could result in additional dilution to our shareholders. The sale of substantial amounts of our common stock could dilute the interests of our shareholders and adversely impact the market price of our common stock. The incurrence of indebtedness would increase debt service obligations and result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering or at the conclusion of any required lock-up periods could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the shares to be outstanding immediately after completion of the offering, all 1,704,545 shares sold in this offering will be freely tradable unless held by an affiliate of ours. Of the remaining 3,198,654 shares of common stock outstanding after this offering, no shares are, or will be, freely tradable without restriction immediately after the consummation of this offering. Approximately 151,386 of these shares, representing shares not held by our “affiliates,” may generally be resold under SEC Rule 144 beginning 90 days from the effectiveness of the registration statement of which this prospectus forms a part, subject to any lock-up agreements entered into between such stockholders and Dominari Securities LLC.

Additionally, we intend to register shares of common stock that are reserved for issuance under our 2021 Equity Incentive Plan and 2025 Equity Incentive Plan. For more information, see the section entitled “Shares Eligible for Future Sale — Registration Statements on Form S-8.”

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. Of the shares to be outstanding after this offering, the shares offered by this prospectus will be eligible for immediate sale in the public market without restriction by persons other than our affiliates.

The reports of our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2024 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements as of and for the years ended December 31, 2023 and December 31, 2024, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Substantial doubt about our ability to continue as a going concern may materially and adversely affect the price per share of our common stock and we may have a more difficult time obtaining financing. Further, the perception that we may be unable to continue as a going concern may impede our ability to raise additional funds or operate our business due to concerns regarding our ability to discharge our contractual obligations.

We will incur significant increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain our current levels of such coverage. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. As an “emerging growth company,” as defined in the JOBS Act, we may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act (and the rules and regulations of the Securities and Exchange Commission thereunder). Once we no longer qualify as an “emerging growth company” under the JOBS Act and lose the ability to rely on the exemptions related thereto discussed above and depending on our status as per Rule 12b-2 of the Exchange Act, our independent registered public accounting firm may also need to attest to the effectiveness of our internal control over financial reporting under Section 404.

Based on the number of personnel available to serve the Company’s accounting function, management believes we are not able to adequately segregate responsibility over financial transaction processing and reporting. Further, the Company does not have a formal internal control environment in place and operating effectively. As such, we have identified these issues as material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of internal controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be materially and adversely affected and the market price of our common stock could be negatively affected, which could require additional financial and management resources.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of our listing; (2) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC.

We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes appearing elsewhere in this prospectus. We base our estimates on short duration historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses. Significant estimates and judgments involve: revenue recognition, including revenue-related reserves; legal contingencies; valuation of our common stock and equity awards; income taxes; and sales and indirect tax reserves. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

Guident Ltd., our principal stockholder, beneficially owns greater than 50% of our outstanding shares of common stock, which will cause us to be deemed a “controlled company” under the rules of Nasdaq.

Guident Ltd., currently controls approximately 91.69% of the voting power of our capital stock and will control approximately 58.82% of the combined voting power of our capital stock upon completion of this offering. As a result, Guident Ltd., owns more than 50% of our outstanding shares (and will continue to own more than 50% of our outstanding shares upon consummation of the offering), and as such, we are a “controlled company” under the rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and, as such, can elect to be exempt from certain corporate governance requirements, including requirements that:

●	a majority of the Board of Directors consist of independent directors;

●	the board maintain a nominations committee with prescribed duties and a written charter; and

●	the board maintain a compensation committee with prescribed duties and a written charter and comprised solely of independent directors.

As a “controlled company,” we may elect to rely on some or all of these exemptions, however, we do not intend take advantage of any of these exemptions. Despite the fact we do not intend to take advantage of these exemptions, our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

Separately, although our audit committee is currently in compliance and we intend to maintain compliance with Nasdaq rules, we are permitted to phase-in our compliance with the independent audit committee requirements set forth in Nasdaq rules, as follows: (1) one independent member of the audit committee at the time of listing, (2) a majority of independent members of the audit committee within 90 days of listing, and (3) all independent members of the audit committee (i.e., at least three members) within one year of listing. During these phase-in periods, our stockholders would not have the same protections afforded to stockholders of companies who have more ‘independent’ members of its audit committee and, if, within the phase-in periods, we are not able to recruit additional directors who would qualify as independent, or otherwise comply with the Nasdaq listing requirements, we may be subject to enforcement actions by Nasdaq.

There is no existing market for our securities and we do not know if one will develop to provide you with adequate liquidity. Even if a market does develop following this offering, the stock prices in the market may not exceed the offering price.

Prior to this offering, there has not been a public market for our securities. We cannot assure you that an active trading market for our common stock will develop following this offering, or if it does develop, it may not be maintained. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active. The initial public offering price for the shares will be determined by negotiations between us and representatives of the underwriters and may not be indicative of prices that will prevail in the trading market following the completion of this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you pay in this offering.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies in our sector. Broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including but not limited to the following:

●	variations in our net revenues, earnings and cash flows;

●	announcements of new investments, acquisitions or joint ventures by our competitors or us;

●	announcements of new offerings, solutions and expansions by our competitors or us;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	announcements of new regulations, rules or policies relevant to our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	actual or potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

Techniques employed by short sellers may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement common stock, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to the selling of common stock in the market and a downward effect on the common stock price.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings; or

●	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Anti-takeover provisions in our charter documents and Florida law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

The anti-takeover provisions of the Florida Business Corporation Act may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. Our second amended and restated articles of incorporation and our bylaws, upon the consummation of this offering, may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our board of directors has the right to issue preferred stock without stockholder approval that could be used to dilute a potential hostile acquirer. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures, and efforts by stockholders to change the direction or management of the company may be unsuccessful. In addition, our second amended and restated articles of incorporation and bylaws will:

●	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

●	provide that special meetings of stockholders may only be called by our board of directors or a majority of our stockholders;

●	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

●	not provide stockholders with the ability to cumulate their votes; and

●	provide that either a majority of our board of directors or a majority of our stockholders may amend our second amended and restated bylaws.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $12.86 million based on an assumed offering price of $8.80 per share (which represents the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus). If the underwriters fully exercise the over-allotment option, the net proceeds of the shares we sell will be approximately $14.92 million. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our financial flexibility, create a public market for our common stock and to facilitate our access to the public equity markets. We intend to use the net proceeds of this offering primarily for (i) acceleration of our commercial RMCC platform deployment, (ii) launch of our robotics and AV business, (iii) further product development and research and development (“R&D”), (iv) sales and marketing and (v) working capital and general purposes.

We anticipate an approximate allocation of the use of net proceeds as follows:

Use of Net Proceeds	$ (in millions)*	%
Acceleration of our RMCC platform Deployment	4.50	35
Acceleration of our Robotics and AV Business	3.21	25
Research and Development	2.57	20
Sales and Marketing	1.29	10
Working Capital and General Purposes	1.29	10
Total	12.86	100%

*	Assuming the over-allotment option is not exercised.

While we expect to use the net proceeds for the purposes described above, the amounts and timing of our actual expenditures will depend upon numerous factors, including the aggregate amount raised in this offering. The expected net proceeds from the sale of the shares of common stock offered hereby, if added to our current cash and cash equivalents is anticipated to be sufficient to fund our operations for at least the next 12 months. In the event that our plans change, our assumptions change or prove to be inaccurate, or the net proceeds of this offering are less than as set forth herein or otherwise prove to be insufficient, it may be necessary or advisable to reallocate proceeds or curtail expansion activities, or we may be required to seek additional financing or curtail our operations. As a result of the foregoing, our success will be affected by our discretion and judgment with respect to the application and allocation of the net proceeds of this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $8.80 per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $1,559,660, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 500,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $4,026,000, assuming the initial public offering price stays the same. An increase of 500,000 in the number of shares we are offering, together with a $1.00 increase in the assumed initial public offering price of $8.80 per share (the midpoint of the estimated price range set forth on the cover page of this prospectus), would increase the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $6,043,160. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our equity interests and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to the conversion upon the closing of this offering of $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at an assumed conversion price of $8.80 per share, which is the assumed offering price; and

●	on a pro forma as adjusted basis to additionally give effect to the sale of shares of our common stock in this offering, assuming an initial public offering price of $8.80 per share (the mid-point of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total stockholders’ equity and total capitalization following the completion of this offering are subject to adjustments based on the actual initial public offering price and other terms of this offering determined at pricing. You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of September 30, 2025
	Actual	Pro Forma	Pro Forma, as adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$97,439	$97,439	12,958,881
Parent Note and amounts due to Parent and Affiliates as of September 30, 2025	5,234,054	2,734,054	2,734,054
Stockholders’ equity:
Common stock (50,000,000 shares authorized, 2,835,641 shares issued as of September 30, 2025 and 2,500,000 as of December 31, 2024, respectively, at par value $0.00001	28	31	48
Preferred stock (15,000,000 shares authorized, 16,875 shares issued and outstanding as of September 30, 2025 and December 31, 2024, at par value $0.00001)	-	-	-
Additional paid-in capital	5,710,668	8,210,643	21,072,068
Accumulated deficit	(9,795,108)	(9,795,108)	(9,795,108)
Total stockholders’ equity	$(4,084,412)	(1,584,434)	11,277,008
Total capitalization	$1,149,642	$1,149,620	14,011,062

The number of shares of our common stock issued and outstanding, actual, is based on 2,835,641 shares of our common stock outstanding as of the date of this prospectus and excludes:

●	528,125 shares of our common stock issuable upon exercise of share options, at a weighted average exercise price of $7.12 per share;

●	830,344 shares of common stock issuable upon removal of restrictions on restricted stock awards in July 2026;

●	16,531 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	290,000 shares of our common stock reserved for future issuance under our 2025 Equity Incentive Plan, which will become effective as of the closing of this offering; and

●	16,875 shares of our common stock issuable upon the exercise of the 2022 Placement Warrants and 1,857 shares of our common stock issuable upon the exercise of the 2025 Senior Convertible Promissory Note placement agent warrants.

Each $1.00 increase (decrease) in the assumed initial public offering price of $8.80 per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $1,559,660, assuming the number of shares, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 500,000 shares offered by us would increase (decrease) cash, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $4,026,000, assuming the assumed initial public offering price of $8.80 per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the assumed initial public offering price of $8.80 per share (the mid-point of the range appearing on the front cover of this prospectus) and the as adjusted net tangible deficit per share of our common stock immediately upon the consummation of this offering. As of September 30, 2025, we had a historical net tangible deficit of ($4,821,623), or ($1.70) per share of common stock. Our historical net tangible deficit per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025 was ($2,321,623), or ($0.74) per share of our common stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to the conversion upon the $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at a conversion price of $8.80 per share.

After giving effect to the pro forma adjustments and our sale of 1,704,545 shares of common stock in this offering at an assumed initial public offering price of $8.80 per share, and after deducting underwriters’ commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2025 would have been $10,539,819, or $2.18 per share of common stock. This represents an immediate increase in net tangible book value of $2.93 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $6.62 per share to purchasers of shares in this offering.

The following table illustrates this dilution on a per share of common stock basis assuming the underwriters do not exercise their option to purchase additional shares of common stock:

Assumed initial public offering price per share			$8.80
Net tangible deficit per share as of September 30, 2025		$(1.70)
Pro forma net tangible book value per share	$		(0.74)
Pro forma increase in net tangible book value per share attributable to new investors	$		2.93
Pro forma as adjusted net tangible book value per share as of September 30, 2025, after giving effect to the offering	$		2.18
Dilution per share to new investors in the offering			$6.62

The dilution information discussed above is illustrative only and may change based on the actual initial public offering price and other terms of this offering.

A $1.00 increase in the assumed initial public offering price of $8.80 per share of common stock would increase our pro forma net tangible book value after giving effect to this offering by $1.56 million, or by $0.32 per share of common stock, assuming the number of shares offered by us remains the same and after deducting the estimated underwriting discount. A $1.00 decrease in the assumed initial public offering price per share would result in equal changes in the opposite direction.

If the underwriters exercise their option in full to purchase 255,682 additional shares of common stock in this offering at the assumed offering price of $8.80 per share, the as adjusted net tangible book value per share after this offering would be $2.48 per share of common stock, the increase in the as adjusted net tangible book value per share to existing stockholders would be $3.22 per share of common stock and the dilution to new investors purchasing securities in this offering would be $6.32 per share of common stock.

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present stockholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present stockholders as of the date the consideration was received and by investors in this offering at the public offering price. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased			Total Consideration		Average Price
	Amount (#)		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders	3,198,654	(1)	65%	5,339,279	26%	$1.67
New investors	1,704,545		35%	15,000,000	74%	$8.80
Total	4,903,199		100.0%	20,339,279	100.0%	$4.15

(1)	The number of shares of our common stock issued and outstanding is based on (1) 2,835,641 shares of our common stock outstanding as of the date of this prospectus after giving effect to the Reverse Stock Split and (2) the conversion upon the closing of this offering of (i) 16,875 shares of preferred stock into common stock, (ii) 62,047 of the Senior Convertible Promissory Note, dated August 15, 2025, and (iii) $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at a conversion price of $8.80 per share and excludes:

●	528,125 shares of our common stock issuable upon exercise of share options, at a weighted average exercise price of $7.12 per share;

●	830,344 shares of common stock issuable upon removal of restrictions on restricted stock awards in July 2026;

●	16,531 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	290,000 shares of our common stock reserved for future issuance under our 2025 Equity Incentive Plan, which will become effective as of the closing of this offering; and

●	16,875 shares of our common stock issuable upon the exercise of the 2022 Placement Warrants and 1,857 shares of our common stock issuable upon the exercise of the 2025 Senior Convertible Promissory Note placement agent warrants.

The table below assumes the underwriters’ exercise their over-allotment option in full:

	Shares Purchased			Total Consideration		Average Price
	Amount (#)		Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders	3,198,654	(1)	62.0%	5,339,279	24%	$1.67
New investors	1,960,227		38.0%	17,250,000	76%	$8.80
Total	5,158,881		100.0%	22,589,279	100.0%	$4.38

(1)	The number of shares of our common stock issued and outstanding is based on (1) 2,835,641 shares of our common stock outstanding as of the date of this prospectus after giving effect to the Reverse Stock Split and (2) the conversion upon the closing of this offering of (i) 16,875 shares of preferred stock into common stock, (ii) 62,047 of the Senior Convertible Promissory Note, dated August 15, 2025, and (iii) $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at a conversion price of $8.80 per share and excludes:

●	528,125 shares of our common stock issuable upon exercise of share options, at a weighted average exercise price of $7.12 per share;

●	830,344 shares of common stock issuable upon removal of restrictions on restricted stock awards in July 2026;

●	16,531 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	290,000 shares of our common stock reserved for future issuance under our 2025 Equity Incentive Plan, which will become effective as of the closing of this offering; and

●	16,875 shares of our common stock issuable upon the exercise of the 2022 Placement Warrants and 1,857 shares of our common stock issuable upon the exercise of the 2025 Senior Convertible Promissory Note placement agent warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Summary of Financial Information” and our financial statements and related notes included elsewhere in this prospectus. Data as of and for the nine months ended September 30, 2025 and 2024 has been derived from our unaudited financial statements appearing at the end of this prospectus. Data as of and for the years ended December 31, 2024 and 2023 has been derived from our audited financial statements appearing at the end of this prospectus. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period. This discussion and other parts of this prospectus contain forward-looking statements, such as those relating to our plans, objectives, expectations, intentions, and beliefs, which involve risks and uncertainties. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with the accompanying “Index to Financial Statements” included within this prospectus. Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that involve risks and uncertainties and are based upon judgments concerning factors that are beyond our control.

Overview

Guident’s mission is to enhance the safety of AVs for fleet operators, manufacturers, and commercial customers through its Remote Monitoring and Control Center RMCC platform. This platform utilizes AI coupled with a secure, low-latency network connectivity.

Guident’s has a significant patent portfolio and its RMCC technology provides a comprehensive solution to enhance the safety and reliability of autonomous ground vehicles and robots through:

●	Continuous Monitoring: Near real-time telemetry and video analysis to detect potential safety issues.

●	Emergency Response Coordination: Rapid engagement with first responders when incidents occur.

●	Remote Vehicle Control: The ability to assume control of a vehicle facing conditions that exceed its autonomous capabilities e.g., edge cases and once resolved, return control to the AV system.

●	Communication Management: Real-time interaction with passengers or nearby pedestrians during irregular incidents.

Several U.S. states, including Florida, now require human remote monitoring and control for AVs operating without a safety driver. We believe that this requirement is a prerequisite for the widespread commercial rollout of AVs and may be mandated by additional U.S. states and other countries in the near future.

As AV technology progresses toward driverless operation, regulators have increasingly required a back-up human in the loop safety net in the form of remote monitoring and control. Florida now requires that if an AV is operating without a safety driver in the vehicle, a human must be remotely overseeing and able to take over control of the vehicle. We believe that this requirement provides an added layer of safety and public confidence. We anticipate that additional U.S. states and other countries will implement similar mandates in the near future.

Guident provides an integrated RMCC teleoperation solution, incorporating hardware and software that minimize video-signal latency—the time it takes for a camera image to reach the RMCC operator’s display. Our patent portfolio includes owned or exclusively licensed patents and pending patent applications directed to our proprietary RMCC platform. Also, our software, which was developed in-house, is protected under copyright.

Our current revenue model centers on a subscription-based remote monitoring and control services for both AV shuttles and security robots which includes access to our RMCC and the underlying software of our product, delivered as managed Software-as-a-Service (“SaaS”), with all relevant functionalities hosted in a cloud environment and made available to users over the internet, including periodic updates to the software. Advantages of this model include low onboarding costs and predictable monthly recurring revenue.

We recognize that some larger AV manufacturers or fleet operators may develop their own remote monitoring, control service, and teleoperation systems. Nonetheless, we believe that our current specialized focus, intellectual property portfolio, and expertise within the emerging AV remote monitoring, control service and teleoperations sector will enable it to secure a portion of this expanding market.

In November 2025, we consolidated several of our existing solutions in the autonomous vehicle industry under a unified platform, branded as “GuideON.” This integrated platform encompasses the administration of autonomous vehicle (AV) fleets, the Remote Monitoring and Control Center (RMCC), as well as advanced data analytics for the reporting and utilization of collected data.

Key Factors Affecting Performance

Our performance is influenced by several interrelated factors that revolve around the pace and scale of autonomous vehicle (AV) deployment, the openness of AV manufacturers to integrating Guident’s software, and the evolving regulatory framework in the United States.

The pace and scale of the rollout of autonomous vehicles within urban mobility and passenger vehicle sectors

The pace of AV rollout, particularly in urban mobility contexts such as shuttles and robotaxis, creates a growing demand for real-time monitoring and fail-safe operations. These needs align closely with Guident’s remote monitoring, control service, teleoperation, and fleet oversight solutions. As larger commercial deployments require increasingly robust systems, Guident gains opportunities for recurring revenue through the provision of specialized, plug-and-play teleoperation software. These deployments also serve as proof points that strengthen Guident’s credibility by showcasing real-world performance and expanding its reach into additional markets, including logistics. Moreover, emerging policy and standardization efforts are expected to mandate remote oversight, which can position Guident’s offering as a potentially required component for regulatory compliance. Network effects further accelerate growth when major operators adopt Guident’s solutions, attracting partnerships with sensor and mapping providers and forming a broader ecosystem of support.

Openness of AV manufacturers and OEMs to integrate Guident’s software on top of their existing software stacks.

We currently operate in a small number of AV shuttle buses. However, we believe that another significant factor is the openness of AV manufacturers and original equipment manufacturers (“OEMs”) to integration. We plan to enter into collaborations with established players to allow our software to quickly scale across existing vehicle platforms and bring expanded use cases in areas such as passenger vehicles and last-mile delivery. To date, we have integrated our RMCC platform with Auve Tech and Adastec. As of the date of this prospectus, we have executed a contract with the City of Boca Raton to launch the MiCa, Auve Tech’s autonomous vehicle shuttle service, beginning in the fourth quarter of 2025. Additionally, we have recently completed a trial project with Michigan State University in collaboration with Adastec, which could generate revenue in the fourth quarter of 2025. We are also engaged in discussions with other established players and anticipate beginning to receive revenue from one or more of these collaborations and integrations by the end of 2025. When Guident successfully integrates with respected industry partners, the company gains enhanced credibility and strengthens its standing in the marketplace. Once an OEM embeds Guident’s software in a platform, the opportunity arises to license that software across multiple models and markets, thereby creating a valuable stream of recurring revenue while reducing the ongoing cost of customer acquisition.

Advancement of US regulatory framework around autonomous vehicles.

Finally, the evolution of the U.S. regulatory framework plays a pivotal role in shaping Guident’s near- and mid-term prospects. Since 2022, the National Highway Traffic Safety Administration (“NHTSA”) has been transitioning from voluntary AV guidelines to considering formal rules on matters such as crash reporting and potential revisions to safety standards. Meanwhile, individual states vary widely in their approach, with some maintaining stringent testing requirements and others allowing permissive deployments.

Looking ahead to 2025–2026, NHTSA may finalize rules for vehicles without manual controls, offering clearer design and occupant-protection guidelines. Infrastructure integration—through investments in AV corridors and connected road systems—could facilitate broader commercial deployments in trucking, robotaxis, and public transit, potentially increasing the need for oversight provided by companies like Guident.

In summary, Guident’s growth depends on how rapidly AV fleets scale, how willing OEMs are to adopt its software solutions, and how the U.S. regulatory environment evolves to support widespread autonomous deployments. The company’s teleoperation and fleet oversight capabilities align well with the expanding need for real-time AV monitoring, the collaboration strategies of established manufacturers, and the ongoing development of national and state-level regulations.

Key Performance Indicators

Number of Guident-integrated OEMs and autonomous vehicle operators

As part of Company’s indirect sales model, Guident works with multiple AV manufacturers and operators to integrate Guident’s software into their core products and subsequently be included in their sell through. As such, we consider the number of such value-added resellers and the number of vehicles with Guident’s software in operation, to be an important metrics of growth of Guident’s indirect sales channel. As of the date of this prospectus, a total of 4 RMCCs are deployed: 1 at JTA in Jacksonville, 1 at Auve Tech in Tallinn/Estonia, Europe, 1 at Michigan State University in Lansing and 1 at the Guident HQ in Boca Raton.

Number of installed VTUs and RCOs under license agreements

One of the primary business indicators for the Company is the number of Vehicle Teleoperation Units (“VTUs”) deployed. A VTU is a vehicle mounted hardware device that integrates sensors and a modem to relay vehicle information to the RMCC. Additionally, we treat the number of our RCOs engaged by customers as a key metric. Each VTU and RCO represent a billable item under the Company’s direct sales model. As of the date of this prospectus, a total of 5 RCOs are deployed, and 5 VTUs are deployed. Our remote monitoring and control solution incorporates the VTU, the RMCC and the RCO and they are all used in conjunction and dependent on each other to act as one system. Specifically, we install VTUs in AVs which are monitored by our RCO’s via the RMCC.

Progress of the 1 to n relationship of the Company’s RMCC and its impact on Company’s gross margins.

Some of our customers may request human operators to remotely monitor their autonomous vehicles as part of the services provided by the Company. The RMCC plays a pivotal role in this process, enabling the safe and efficient operation of autonomous vehicles without the need for on-board safety drivers. This capability is essential for achieving full autonomy and unlocking the economic advantages of autonomous systems.

While providing remote monitoring services would generate additional billable revenue, it would also increase the Company’s service costs due to operator payroll expenses. The profitability of this approach is heavily dependent on the efficiency of the operator-to-vehicle ratio (the “1 to n” relationship), which defines the number of vehicles or robots a single operator can monitor simultaneously. A higher “1 to n” ratio reduces payroll costs and increases the economic viability of autonomous operations. In fiscal year 2023, our operator to vehicle ratio was estimated at 1:3; in fiscal year 2024 and to date in 2025 our operator to vehicle ratio was estimated at 1:5. Going forward, our goal is to significantly enhance the ratio with improvements in software and RCO training.

This efficiency is influenced by the effectiveness of the AV software and the Company’s proprietary RMCC software, which minimizes the need for human intervention by quickly and reliably resolving issues when they arise. Currently, our technology supports monitoring up to five vehicles per operator simultaneously. Advancements in AV are expected to improve this ratio over time by enhancing early detection of potential issues, reducing operational downtime, and increasing overall AV availability.

By optimizing the operator-to-vehicle ratio through continuous innovation in AI, the RMCC serves as a critical enabler for the scalable deployment of autonomous vehicles, ensuring both operational safety and economic sustainability.

Results of Operations

Nine Months Ended September 30, 2025 (unaudited) (“current year”) and September 30, 2024 (unaudited) (“prior year”)

	Nine months ended September 30, 2025		Nine months ended September 30, 2024		Change Between the nine months ended September 30, 2025 and 2024
	(unaudited)		(unaudited)
Revenues, net	$103,804	100%	$16,222	100%	$75,782	540%
Less: Cost of Goods Sold	(58,987)	57%	(8,478)	52%	(50,509)	596%
Gross profit	44,817	43%	7,744	48%	25,273	479%

Operating Expenses:
General and administrative	(4,082,407)	3,881%	(641,931)	3,957%	(3,386,476)	528%
Sales and marketing	(357,388)	344%	(190,379)	1,174%	(167,009)	88%
Research & development	(361,996)	349%	(296,811)	1,830%	(65,184)	22%
Related party management fee	(105,000)	101%	(105,000)	647%	-	0%
Total Operating Expenses	(4,852,791)	4,675%	(1,234,121)	7,608%	(3,618,669)	293%

Grant Income	104,710	(101)%	261,645	1,613%	(164,970)	(60)%
Other Income	-	-%	19,835	0%	-	0%
Interest Expense	(345,662)	333%	(194,188)	1,197%	(151,474)	78%
Total Other (Expense)	(240,952)	232%	87,292	(538)%	(316,444)	376%

Net Loss	$(5,048,926)	4,864%	$(1,139,085)	7,022%	$(3,909,840)	343%

Revenue and Grant Income

Our revenues and grant income for nine months ended September 30, 2025 was $208,514. Our revenues and grant income for nine months ended September 30, 2024 was $277,867. We view both of these years as part of our start-up efforts to build out the RMCC platform, integrate it with satellite monitoring and evaluate it with our first municipal client.

The Company recognized grants, classified as grant income, of approximately $104,710 and $261,645 for nine months ended September 30, 2025 and 2024, respectively, from Space Florida to support commercial launch of satellite connectivity-based teleoperation services. These grants expire one year from the date of the grant, are refundable matching grants (cost-sharing) and are provided with a requirement for repayment if the amounts of applicable costs are not matched by the Company or the issuance of equity interests. The Company expects to make future grant applications with Space Florida, but there can be no assurance that additional grants will be awarded. Potential uncertainty exists with regards to Space Florida’s evaluation of Guident’s responses to statements of work related to future grant applications. This evaluation focuses primarily on whether applied research and development in space related technologies can lead to successful commercial applications, and whether it advances of Florida based technology employment.

Our revenues for nine months ended September 30, 2025, were $103,804, compared to revenues of $16,222 during nine months ended September 30, 2024. The increase was driven largely by the pilot project in West Palm Beach billed in the amount of $48,189 to City Place North II between April and June 2025. During nine months ended September 30, 2025, the Company also secured its first contract for a security robot monitoring with Coastal Waste & Recycling for $18,350, followed by a second contract for additional 5 months for $32,500. The Company also secured a three month contract with CP Group for security robot monitoring for $7,500, extended for additional five months and $12,500 in billings. The Company is currently in discussion with these customers regarding further extension of the services.

During nine months ended September 30, 2024, the Company’s billing of $6,400 pertained to additional maintenance and support amounts on its pilot project with the Jacksonville Transportation Authority launched in late 2023. This project, covering one vehicle pilot project in late 2023, represented first of its kind deployment in the state of Florida. During the nine months ended September 30, 2024, the Company also recognized an ancillary sale of its teleoperation equipment to Adastec Corp. in the amount of $9,822 in support of future sales. The Company has not yet recognized any SaaS revenue, however the Company expects it to constitute a portion of our revenues going forward.

The Company is currently negotiating several contracts to provide RMCC services to major municipalities and university campuses. Once additional funding is secured, the Company plans launch a number of commercial opportunities which are ready to launch in the following segments: municipalities, smart city projects, residential areas, business and university campus solutions and security robots. AV fleet operators bring a broad range of opportunities in industry sectors like zero-touch delivery.

Cost of goods sold

Our total cost of goods sold increased to $58,987 for nine months ended September 30, 2025, as compared to $8,478 for the nine months ended September 30, 2024. This increase was primarily related to the costs associated with the launch of Company’s projects in West Palm Beach as well as its new WatchBot monitoring contracts in 2025.

Our costs of goods sold for RMCC services can typically include some or all of the following elements:

a)	Cost of the VTU, including off-the-shelf hardware components such as cameras, router, Nvidia platform and others

b)	Cost of the RCO, including off-the-shelf hardware components such as monitors, steering wheels, pedals and others

c)	Payroll cost of monitoring employees, hired to oversee the monitoring and control function of the services.

d)	Cost of cloud and server software powering Company’s software service.

We note that some of our customers seek to conduct the monitoring in-house with their own employees, in which case the Company does not incur any costs associated with such resource and is not re-billing to the end customer. The Company currently estimates the need for one monitoring employee for the continuous monitoring of three to five vehicles under the RMCC. As the underlying Level 4 AV technology improves, the Company believes the number of vehicles that can be monitored per employee will increase as will the Company’s service margins.

Our cost of goods sold for security robot monitoring includes primarily the cost of rental of the security robot hardware.

Gross profit (deficit)

We had gross profit of $44,817 or 43% of net sales, for nine months ended September 30, 2025, as compared to a gross profit of $7,744, or 48% of net sales, for nine months ended September 30, 2024. The Company does not consider these historical figures as indicative of future margins considering the pilot nature of its commercial deployments thus far.

We expect that our gross profit margins will continue to improve in 2025 and beyond as the Company grows its revenues and converts its customer pipeline. As the Company’s business model is expected to prospectively rely on monthly software as a subscription billing and its sales mix is expected to be heavily software license dependent, the lower margin hardware elements (VTUs and RCOs) are expected to decline as proportion of Company’s cost of goods sold. Additionally, as mentioned above, as the primary AV software continues to improve, the 1 to n ratio is expected to improve significantly over time, providing Company with even better unit economics.

Operating expenses

Our operating expenses increased by 293% to $4,852,789 for nine months ended September 30, 2025, as compared to $1,234,121, for nine months ended September 30, 2024. This increase was primarily due to the following:

General and administrative expenses

Our general and administrative expenses increased by 528% to $4,028,407 for nine months ended September 30, 2025, as compared to $641,930 for the nine months ended September 30, 2024. This increase was primarily driven by the combination of (i) a $3,055,626 increase in non-cash stock compensation expense (ii) $106,515 increase in corporate audit and accounting fees as the Company engaged external auditors (iii) increase in depreciation expense of $47,142. The Company anticipates these amounts to gradually increase in accordance with the lease term disclosed in our financial statements.

The Company maintains a lean staff salaried at or below market rates, with non-cash stock compensation providing a vital in tool in talent attraction and retention. At the same time, a significant portion of our general and administrative expenses consist of corporate overhead type costs which are fixed or semi-fixed in nature (e.g., rent, legal and professional services, etc.); as such, our general and administrative expenses are not expected to scale up significantly as our revenue increases over time.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. We anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially and require increased expenses for investor relations and professional services.

Sales and marketing expenses

Our sales and marketing expenses increased by 88% to $357,388 for nine months ended September 30, 2025, as compared to $190,379 for nine months ended September 30, 2024. This increase was primarily driven by the combination of (i) increase in salaries paid to sales executives of $42,762 due to hiring of VP of Sales for robotics in December 2024, (ii) increase in the sales and marketing portion of stock compensation expense of $80,083, (iii) increased advertising by $25,284 to promote brand awareness and drive sales growth, and (iv) increased frequency of business travel associated with automotive and mobility conferences, which have proven effective in expanding Company’s customer sales pipeline. Such conferences attract global ecosystem partners and potential customers in the autonomous vehicle manufacturers, OEMs and robotics spaces. The Company believes a number of customer billing in 2025 and 2026 should result from attendance in such events, and we expect such events to remain core of Company’s go to market efforts.

Our marketing plan for 2025 and 2026 is strategically allocated to support Guident’s industry presence in the automotive, urban mobility and robotic markets. The means of increasing that presence include, amongst others, robust trade show attendance, hiring additional sales executives as well as contracting PR and marketing agencies.

Research and development costs

Our research and development costs increased by 22% to $361,996 for nine ended September 30, 2025, as compared with $296,811 for nine months ended September 30, 2024. This increase is largely driven by Company’s increased focus on its continuous improvements of its RMCC platform. In the future, the Company might incur additional R&D expenses to expand our range and utilize our RMCC platforms with various forms of AVs, including robotaxis, passenger vehicles, trucks, delivery robots, and industrial AVs.

Related party management fee

Our related party management fee was $105,000 for each of the periods ended September 30, 2025 and 2024, based on the terms of the consulting agreement between us and our technology incubator.

The Company’s operations are not subject to significant seasonal variations.

Years Ended December 31, 2024 (“current year”) and December 31, 2023 (“prior year”)

	Year ended December 31, 2024		Year ended December 31, 2023		Change Between the year ended December 31, 2024 and 2023
Revenues, net	$16,222	100%	$91,600	100%	$(75,378)	-82%
Less: Cost of Goods Sold	(8,478)	52%	(79,162)	86%	70,684	-89%
Gross profit	7,744	48%	12,438	14%	(4,694)	-38%

Operating Expenses:
General and administrative	(868,511)	5,354%	(533,121)	582%	(335,390)	63%
Sales and marketing	(252,783)	1,558%	(217,477)	237%	(35,306)	16%
Research & development	(381,913)	2,354%	(233,760)	255%	(148,153)	63%
Related party management fee	(140,000)	863%	(140,000)	153%	-	0%
Total Operating Expenses	(1,643,207)	10,129%	(1,124,358)	1,227%	(518,849)	46%

Grant Income	351,124	-2,164%	77,500	-85%	273,624	353%
Other Income	20,734	-128%	-	0%	20,734	0%
Interest Expense	(451,423)	2,783%	(273,533)	299%	(177,890)	65%
Total Other (Expense)	(79,565)	490%	(196,033)	214%	116,468	-59%

Net Loss	$(1,715,028)	10,572%	$(1,307,953)	1,428%	$(407,075)	31%

Revenue and Grant Income

Our revenues and Grant Income for year-ended December 31, 2024 was $367,346. Our revenues and Grant Income for year-ended December 31, 2023 was $169,100. We view both of these years as part of our start-up efforts to build out the RMCC platform, integrate it with satellite monitoring and evaluate it with our first municipal client.

The Company recognized grants, classified as Grant Income, of approximately $351,124 and $77,500 for the years-ended December 31, 2024 and December 31, 2023, respectively, from Space Florida to support commercial launch of satellite connectivity-based teleoperation services. These grants, expire one year from the date of the grant, are refundable matching grants (cost-sharing) and are provided with a requirement for repayment if the amounts of applicable costs are not matched by the Company or the issuance of equity interests. The Company expects to make future grant applications with Space Florida, but there can be no assurance that additional grants will be awarded. Potential uncertainty exists with regards to Space Florida’s evaluation of Guident’s responses to statements of work related to future grant applications. This evaluation focuses primarily on whether applied research and development in space related technologies can lead to successful commercial applications, and whether it advances of Florida based technology employment.

Our Revenues for the year ended December 31, 2024, were $16,222, compared to revenues of $91,600 during the year ended December 31, 2023. During 2023, the Company secured its first commercial rollout of its service, billing $91,600 to the Jacksonville Transportation Authority. This billing, covering one vehicle pilot project in late 2023, represented first of its kind deployment in the state of Florida. Due to phase 2 of the customer’s AV shuttle deployment occurring after December 31, 2024, the Company did not bill the customer any monitoring fees and only billed additional maintenance and support amounts related to this project during 2024 and the only revenue it received in December 31, 2024 related to maintenance and support services provided by the Company for the vehicle pilot product launched in late 2023.

The Company is currently negotiating several contracts to provide RMCC services to major municipalities and university campuses. Once additional funding is secured, the Company plans launch a number of commercial opportunities which are ready to launch in the following segments: municipalities, smart city projects, residential areas, business and university campus solutions and security robots. AV fleet operators bring a broad range of opportunities in industry sectors like zero-touch delivery.

Cost of goods sold

Our total cost of goods sold decreased to $8,478 for the year ended December 31, 2024, as compared to $79,162 for the year ended December 31, 2023. This decrease was primarily related to the costs associated with the launch of Company’s first commercial RMCC with the Jacksonville Transportation Authority in 2023.

Our costs of goods sold can typically include some or all of the following elements:

a)	Cost of the VTU, including off-the-shelf hardware components such as cameras, router, Nvidia platform and others

b)	Cost of the RCO, including off-the-shelf hardware components such as monitors, steering wheels, pedals and others

c)	Payroll cost of monitoring employees, hired to oversee the monitoring and control function of the services.

d)	Cost of cloud and server software powering Company’s software service.

We note that some of our customers seek to conduct the monitoring in-house with their own employees, in which case the Company does not incur any costs associated with such resource and is not re-billing to the end customer. The Company currently estimates the need for one monitoring employee for the continuous monitoring of three to five vehicles under the RMCC. As the underlying Level 4 AV technology improves, the Company believes the number of vehicles that can be monitored per employee will increase as will the Company’s service margins.

Gross profit (deficit)

We had gross profit of $7,744, or 48% of net sales, for the year ended December 31, 2024, as compared to a gross profit of $12,438, or 14% of net sales, for the year ended December 31, 2023. The Company does not consider these historical figures as indicative of future margins considering the pilot nature of its first commercial deployment in 2023.

We expect that our gross profit margins will continue to improve in 2025 and beyond as the Company grows its revenues and converts its customer pipeline. As the Company’s business model is expected to prospectively rely on monthly software as a subscription billing and its sales mix is expected to be heavily software license dependent, the lower margin hardware elements (VTUs and RCOs) are expected to decline as proportion of Company’s cost of goods sold. Additionally, as mentioned above, as the primary AV software continues to improve, the 1 to n ratio is expected to improve significantly over time, providing Company with even better unit economics.

Operating expenses

Our operating expenses increased by 46% to $1,643,207 for the year ended December 31, 2024, as compared to $1,124,358 for the year ended December 31, 2023. This increase was primarily due to the following:

General and administrative expenses

Our general and administrative expenses increased by 63% to $868,511 for the year ended December 31, 2024, as compared to $533,121 for the year ended December 31, 2023. This increase was primarily driven by the combination of (i) a $131,683 increase in corporate overhead as the Company transitioned its focus from product development to commercial go to market (ii) increase in lease expense of $133,182 as the Company moved its corporate headquarters and product demonstration facility to state-of-the-art Boca Raton Innovation Campus in 2024, and (iii) $70,525 increase in non-cash amortization and depreciation expenses related to its newly incurred leasehold improvements related to the new office lease and expanded intellectual property portfolio. The Company anticipates these amounts to gradually increase in accordance with the lease term disclosed in our financial statements.

The Company maintains a lean staff salaried at or below market rates, and a significant portion of our general and administrative expenses consist of corporate overhead type costs which are fixed or semi-fixed in nature (e.g., rent, legal and professional services, etc.); as such, our general and administrative expenses are not expected to scale up significantly as our revenue increases over time.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. We anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially and require increased expenses for investor relations and professional services.

Sales and marketing expenses

Our sales and marketing expenses increased by 16% to $252,783 for the year ended December 31, 2024, as compared to $217,477 for the year ended December 31, 2023. This increase was primarily driven by the combination of (i) increased advertising by $35,306 to promote brand awareness and drive sales growth, and (ii) increased frequency of business travel associated with automotive and mobility conferences, which have proven effective in expanding Company’s customer sales pipeline. Such conferences attract global ecosystem partners and potential customers in the autonomous vehicle manufacturers, OEMs and robotics spaces. The Company believes a number of customer billing in 2025 and 2026 should result from attendance in such events, and we expect such events to remain core of Company’s go to market efforts.

Our marketing plan for 2025 and 2026 is strategically allocated to support Guident’s industry presence in the automotive, urban mobility and robotic markets. The means of increasing that presence include, amongst others, robust trade show attendance, hiring additional sales executives as well as contracting PR and marketing agencies.

Research and development costs

Our research and development costs increased by 63% to $381,913 for the year ended December 31, 2024, as compared with $233,760 the year ended December 31, 2023. This increase is largely driven by Company’s increased focus on its substantial improvements of its RMCC development between 2023 and 2024. In the future, the Company might incur additional R&D expenses to expand our range and utilize our RMCC platforms with various forms of AVs, including robotaxis, passenger vehicles, trucks, delivery robots, and industrial AVs.

Related party management fee

Our related party management fee was $140,000 for each of the years ended December 31, 2024 and 2023, based on the terms of the consulting agreement between us and our technology incubator.

Liquidity and capital resources

Since inception, we have financed our operations primarily from capital contributions from Guident Ltd. (the “Parent”) at the time of inception and the issuance of convertible note held by Parent.

We expect that operating losses shall continue in the foreseeable future as we continue to invest in the expansion of our business, further research and development and sales and marketing activities. We believe our existing cash and cash equivalents, proceeds from this offering, funds available under our existing credit facility, and cash flows from operating activities will be sufficient to fund our operations for at least the next twelve months. We intend to use proceeds from this offering primarily on (1) acceleration of our commercial RMCC platform deployment, (2) launch of our robotics and AV business, (3) research and development, (4) sales and marketing and (5) working capital.

However, our future capital requirements will depend on many factors, including, but not limited to, growth in the number of RMCC customers, the pace and scale of the rollout of autonomous vehicles within urban mobility and passenger vehicle sectors, and the timing of investments in technology and personnel to support the overall growth of our business. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. There can be no assurances that we will be able to raise additional capital. In the event that additional financing is required from outside sources, we may not be able to negotiate terms acceptable to us or at all. In particular, the recent tariff uncertainty has caused disruption in the global financial markets, which could reduce our ability to access capital and negatively affect our liquidity in the future. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, financial condition, and cash flows would be adversely affected.

Going Concern

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, changes in regulations or restrictions in imports, competition or changes in consumer taste including the economic impacts from the tariff uncertainty. These adverse conditions could affect the Company’s financial condition and the results of its operations. Based on these factors, there is substantial doubt about the Company’s ability to continue as a going concern. Our currently available capital resources will allow us to conduct our planned operations until the end of 2025. In order to fund our operations for the next twelve months, we will require a raise of a minimum of at least $3 million.

Off-Balance sheet arrangements

As of September 30, 2025, we did not have any off-balance sheet arrangements.

Critical Accounting Policies and Significant Developments and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods, as well as related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and the amount of revenue and expenses that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe that our application of accounting policies, and the estimates inherently required therein, are reasonable. We periodically reevaluate these accounting policies and estimates and make adjustments when facts and circumstances dictate a change. Historically, we have found our application of accounting policies to be appropriate, and actual results have not differed materially from those determined using necessary estimates.

There have been no significant changes in our critical accounting policies and estimates during the nine months ended September 30, 2025, as compared to the critical accounting policies and estimates described in our 2024 Form 10-K.

Capitalized Software

The Company incurred software development costs related to development and improvement of its core remote monitoring, central control, and teleoperation software. The Company capitalized these costs in accordance with ASC 985-20, Software – Costs of Software to be Sold, Leased, or Marketed, considering it is the Company’s intention to market and sell our vehicle teleoperation units, which are embedded with our proprietary software, and the Company anticipated charging ongoing, recurring monitoring fees associated with the embedded software. Planning, designing, coding and testing occurred necessary to meet design specifications. As such, all coding, development, and testing costs incurred subsequent to establishing technical feasibility were capitalized. We have launched a commercial version of our remote monitoring, central control, and teleoperation software in 2024 that demonstrates the functionality of the software. We expect an estimated useful life of five years from this product.

Stock-based compensation

The Company accounts for stock-based compensation to employees and directors in accordance with FASB ASC Topic 718, which requires that compensation expense be recognized in the financial statements for stock-based awards based on the grant date fair value. For stock option awards, the Black-Scholes-Merton option pricing model was used to estimate the fair value of share-based awards. The Black-Scholes-Merton option pricing model incorporates various and highly subjective assumptions, including expected term and share price volatility. The expected term of the stock options was estimated based on the simplified method as allowed by Staff Accounting Bulletin 107 (“SAB” 107).

The share price volatility at the grant date is estimated using historical stock prices based upon the expected term of the options granted, using stock prices of comparably profiled public companies. The risk-free interest rate assumption is determined using the rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued.

We note that the fair value of common stock used in the option pricing model in 2025 was determined using the most recent price paid by the majority shareholder as part of conversion of Company’s Convertible Note Liability into common stock in January 2025.

Revenue Recognition

The majority of our revenue is expected to be generated from the sales of our RMCC teleoperation software services, which may include the installation of hardware components, recurring monitoring and control services, and software activation or integration services.

To determine revenue recognition, we perform the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligation(s) in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligation(s) and (v) recognize revenue when (or as) the performance obligation is satisfied. At contract inception, we assess the goods and services promised within each contract and determine those that represent performance obligations. In contracts for teleoperation deployments, including RMCC arrangements, the installation of hardware, access to the Company’s software platform and the provision of ongoing monitoring services are highly interdependent and collectively represent a single performance obligation.

The Company’s billings generally include (a) a one-time, upfront fee associated with the installation and activation of the RMCC teleoperation services, and (b) a recurring fee for RMCC teleoperation services provided over the duration of a customer contract.

Certain customer arrangements may also include separately priced software integration services. The single performance obligation is satisfied over time as the customer simultaneously receives and consumes the benefits of the Company’s teleoperation enablement and monitoring services. Accordingly, the Company recognizes revenue ratably over the term of the contract.

All revenue is reported net of any sales taxes collected from customers on behalf of taxing authorities, when applicable, and net of discounts.

The Company’s sales do not contain any variable consideration.

Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

As of December 31, 2024, we were a private company and historically had limited accounting and financial reporting personnel and other resources with which to address our internal control over financial reporting. In connection with the preparation and audit of our financial statements for the year ended December 31, 2024, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We did not have a sufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with Guident’s accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of their financial reporting objectives. This material weakness contributed to the following additional material weaknesses:

●	We did not design and maintain effective controls over the review of journal entries and account reconciliations. Specifically, certain personnel had the ability to both (i) create and post journal entries within Guident’s general ledger system, and (ii) prepare and review account reconciliations.

●	We did not design and maintain effective controls over information technology general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain: (i) program change management controls for the financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) appropriate user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs and data to appropriate our personnel; (iii) computer operations controls to ensure data backups are authorized and restorations monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

These material weaknesses could result in a misstatement of substantially all accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

With the oversight of senior management, we have instituted plans to remediate these material weaknesses and will continue to take remediation steps, including hiring additional key supporting accounting personnel with public company reporting and accounting operations experience. We are also implementing the required segregation of roles and duties both in manual and systems related processes including for journal entries and account reconciliation, and formalizing the documentation and performance of remaining information technology general controls for information systems utilized for financial reporting. We believe the measures described above will remediate the material weakness identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.

BUSINESS

Our Mission

Our mission is to advance the safety and reliability of AVs, robots, and other autonomous systems for fleet operators, manufacturers, and commercial customers. We provide proactive monitoring, vehicle agnostic integration, precise control, and teleoperation through our proprietary RMCC platform. Powered by advanced AI and secure, low-latency network connectivity, we believe that our solutions set the standard for enhancing the safety of AVs and as a result, will help to foster trust in the operation of AVs. As part of our solution portfolio, we also offer an autonomous Surveillance and Inspection Security Robot (“ASR”) that provides advanced AI-driven analytics with real-time remote monitoring and control.

Industry Overview

Globally, the transportation sector is undergoing a fundamental transformation, driven by both the rapid electrification and increasing autonomy of vehicles. Electric vehicles (“EVs”) can more easily and cost-effectively be transformed into AVs compared with traditional powered vehicles due to their simpler architecture and inherent connectivity. Electric vehicles (“EVs”) can more easily and cost-effectively be transformed into AVs compared with traditional powered vehicles due to their simpler architecture and inherent connectivity. McKinsey projects that worldwide demand for passenger cars in the battery electric vehicle (BEV) segment will grow sixfold from 2021 through 2030, with annual unit sales increasing to roughly 40.0 million, from 6.5 million, over that period. Concurrently, AV technology and market size continues to advance, with the global AV market to reach $214 billion by 2030, up from approximately $53.7 billion in 2023.

Safety Considerations

While autonomous vehicles are expected to improve transportation safety—given that the NHTSA attributes up to 94% of serious crashes to human error (with the remainder due to other factors including equipment failure and environmental factors), AVs will not be able to eliminate all incidents. A 2023 study published in the Journal of Transportation Safety & Security indicates that even advanced autonomous systems encounter “edge cases” that their algorithms may be ill-equipped to handle. In order to successfully manage such cases, the need for remote monitoring, control and teleoperation is highlighted.

In many autonomous vehicle deployments, no human operator is physically present to intervene when unanticipated circumstances arise, creating a critical safety gap. AVs are categorized into levels, based on gradations of autonomy:

FIVE LEVELS OF VEHICLE AUTONOMY

LEVEL 0

No Automation: the driver is in complete control of the vehicle at all times.

LEVEL 1

Driver Assistance: the vehicle can assist the driver or take control of either the vehicle's speed, through cruise control, or its lane position, through lane guidance.

LEVEL 2

Occasional Self-Driving: the vehicle can take control of both the vehicle's speed and lane position in some situations, for example on limited-access freeways.

LEVEL 3

Limited Self-Driving: the vehicle is in full control in some situations, monitors the road and traffic, and will inform the driver when he or she must take control.

LEVEL 4

Full Self-Driving Under Certain Conditions: the vehicle is in full control for the entire trip in these conditions, such as urban ride-sharing.

LEVEL 5

Full Self-Driving Under All Conditions: the vehicle can operate without a human driver or occupants.

Source: SAE & NHTSA

The Society of Automotive Engineers (“SAE”) International has noted in its J3016 standard that even Level 4 and Level 5 autonomous vehicles can benefit from remote monitoring to address edge cases and emergencies.

Market Validation

We believe that independent research supports our business thesis that remote monitoring, central controls and teleoperation can improve the safety profile of AVs. A 2023 report by Gartner identified remote monitoring, remote control, and remote assistance as a “critical enabling technology” for widespread AV adoption, particularly in complex urban areas. The Insurance Institute for Highway Safety (“IIHS”) has also reported that remote monitoring could address certain scenarios in which autonomous systems might otherwise fail.

Further, in the comprehensive review paper, entitled, “Teleoperation Technologies for Enhancing Connected and Autonomous Vehicles”, Sidi Lu, Ren Zhong and Weisong Shi stated “Teleoperation promises to be a key and promising solution for bridging the gap between current autonomous driving capabilities and the widespread adoption of CAVs. It allows CAVs to be monitored and (partially) controlled from a distance by remote operators in challenging or unexpected scenarios beyond the vehicle’s autonomous driving skills.”1

Operational Safety

A 2020 IIHS study found that commercially deployed AVs showed a 34% lower crash rate than comparable human-driven vehicles. Additionally, the California DMV’s 2024 disengagement report indicated that the number of disengagements for authorized commercial AV operators varied significantly depending upon the manufacturer, from a disengagement every 2 miles of operation to a disengagement for Zoox of one every 27,996 miles.2 A disengagement can be described as an event in which the autonomous vehicle either did not know what to do and handed over Control to a safety driver present in the vehicle, or when a safety driver took over control themselves. Evidenced by disengagements, current autonomous vehicles are not able to address all of the edge cases they encounter during operation, making remote monitoring, control and teleoperation a viable safety-enhancing feature by attempting to reduce the number of edge cases in AVs.

Miles/Disengagement
Zoox
27,996
Weride
20,064
Pony.AI
17,185
Mercedes
11,270
Waymo
9,793
Cruise
8,008
Nuro
2,044
Gatik.AI
726
Apple
537
Nissan
196
Motional
44
Ghost Autonomy
37
aiMotive
20
Imagry
6
Valeo
3
Bosch
2
www.derletztefuehrerscheinneuling.com
www.thelastdriverlicenseholder.com
-
5,000
10,000
15,000
20,000
25,000
30,000

Number of miles driven per disengagement in California from December 2023 to November 2024

1	https://weisongshi.org/papers/lu22-teleoperation.pdf
2	https://thelastdriverlicenseholder.com/2025/02/03/2024-disengagement-reports-from-california/

Regulatory Landscape

As of January 2025, 29 U.S. states had enacted legislation or orders permitting some form of commercial AV operation. The U.S. DOT’s 2020 Automated Vehicles Policy Framework 4.0 offers clear federal guidance while preserving state-level licensing authority.

Based on our market research, safety analyses, and regulatory trends, we believe that it is likely that many jurisdictions that permit autonomous vehicle operations will ultimately require remote monitoring, central controls and teleoperation capabilities, which would substantially increase our anticipated market.

Our RMCC Platform

Guident’s RMCC in Boca Raton, Florida, USA

Several U.S. states, including Florida and California, have enacted or plan to enact regulations requiring human remote monitoring, and central control and teleoperation for AVs operating without an experienced human driver who is present in the vehicle during autonomous operation to assist and operate the vehicle upon certain occurrences, which acts as a backup “safety driver”. We believe that remote monitoring of AVs is a prerequisite for the safe and widespread commercial scale-up of AVs to help to address the large number of edge cases that the AV software is unable to handle.

In response to these new and planned regulations, we have built and currently operate an RMCC platform for passenger-carrying AVs such as autonomous shuttle buses. Our RMCC platform has the ability to monitor AVs and determine when such vehicle requires operational assistance to mitigate a potential safety or security risk. Once identified, our RMCC platform allows a system operator to integrate with the vehicle and provide input with respect to the potential safety or security risk, including communicating with the occupants of the vehicle, and when necessary, our system operator is able to take control of the vehicle and help it avoid such safety or security risk. Each system operator can remotely monitor multiple AVs simultaneously, which significantly improves efficiency and reduces operational costs. We believe that our RMCC platform provides a comprehensive solution to enhance the safety and reliability of autonomous ground vehicles through helping to resolve unforeseen AV scenarios (which we collectively refer to as “edge cases”) with direct remote human assistance.

Our software includes methods and systems that utilize distributed sensor fusion and AI to evaluate the incident risk level for each independently operating autonomous vehicle. Our “AI” refers to a proprietary set of algorithms that combine rule-based logic with machine learning models trained on historical incident data, sensor fusion outputs from the AV, as well as vehicle telemetry. This is achieved by capturing and analyzing multi-modal data in real-time, including vehicle location, speed, route behavior, and environmental conditions to extrapolate an Incident Risk Level (IRL). This assessment is based on a structured decision tree that maps defined vehicle behaviors and context patterns to incident risk levels, which is compared to and analyzed in context of learned data sets which have been integrated into the software’s database. For example, if a vehicle remains stationary for an extended period in an active area, moves slowly where it should not, exceeds the posted speed limit, or takes significantly longer than expected to complete its route, these events trigger risk evaluation logic. Each condition is associated with a rule that references both spatial and temporal thresholds. The decision tree integrates these conditions to assign a dynamic Incident Risk Level to each vehicle on a color-coded scale: green (low risk), yellow (elevated risk), or red (high risk). These classifications are continuously updated and used to trigger escalation procedures such as alerting remote operators or initiating safety interventions. The underlying AI includes regression models and anomaly detection techniques that consider both real-time vehicle behavior and environmental context to refine the risk classification and ensure appropriate responses.

In practice, when a monitored vehicle is found to be at an unsafe risk level, the system or the RCO can take control to restore safety. Once a safe risk margin is reestablished, control is returned to the autonomous vehicle. Specifically, we utilize AI to collect and analyze publicly available data—such as traffic and weather conditions within the operating area of the AV—alongside vehicle telemetry data, including battery level, tire pressure, inertial measurement unit (“IMU”) data, and wireless signal strength. This data is leveraged and processed to predict Incident Risk Levels (“IRL”), which are then visually represented on screen and dashboard of the RCO, using a color-coded status system. This intuitive display allows RCOs to quickly assess vehicle conditions, provide immediate attention where needed and prioritize actions more effectively. By enhancing decision-making efficiency, the IRL system enables a single remote operator to manage a larger fleet of AVs with greater accuracy. The higher the ratio of AVs managed per operator, the more efficient and scalable our RMCC platform business model becomes.

Based on data collected from 40 locations utilizing three (3) different wireless 4G/5G network providers, our RMCC platform achieved an average latency of 52 ms, which is demonstrably faster compared to bonding-based approaches or standard 5G only solutions. In implementing our RMCC services, we choose the conditions and carriers that will result in the highest quality and optimal latency. Our proprietary system integrates an embedded CPU/GPU board with multiple camera modules, transmitting full resolution 1080p H.264 video at latencies as low as 40 ms on a private LTE network. We believe this enhanced video performance is vital for RCOs to make rapid, accurate decisions. The reduced delay between the source and the viewing by the RCO, is a core differentiator from our competitors, as this lower latency improves safety by providing RCOs with near-real-time situational awareness. This real-time awareness is a key foundation of our distinctive feature, which allows our RCOs to actually take over the control of the vehicle they are monitoring and steer it out of harm’s way or impending dangerous circumstances. While other competitors provide remote assistance, causing a vehicle to stop accelerating or stop moving entirely, we believe that we are one of the few service providers that are able to actively maneuver the AV and not render it idle or stationary in the context of a potential mishap.

As of the date of this prospectus, our RMCC platform is solely utilized in monitoring, controlling and teleoperating autonomous shuttle vehicles. Specifically, the MiCa is a SAE Level 4 autonomous shuttle, which is manufactured by our partner, Auve Tech. The launch of the MiCa in West Palm Beach, Florida, marked the first deployments of such a shuttle vehicle integrated with a remote monitoring and control solution operating in mixed traffic and transporting passengers in the United States.

MiCa Shuttle Bus Utilizing Guident’s RMCC in West Palm Beach, Florida

Current RMCC Applications

Our RMCC platform has been developed according to a structured product roadmap and has achieved the general availability milestone for customer deployments. Our first customer, the Jacksonville Transportation Authority, successfully tested the RMCC platform with an autonomous vehicle of their choice and fully accepted the solution with no identified issues. As part of the RMCC platform, we provide reliable and scalable AV remote monitoring, assistance, and driving services, enabling safe and efficient support for AVs in real-time, even in complex or unexpected scenarios. Currently, our RMCC platform provides a comprehensive solution to enhance the safety and reliability of AVs through:

●	Continuous Monitoring: Real-time telemetry and video analysis to detect potential safety issues.

●	Predict and Prevent Alarm Notification: Our Incident Report System (“IRS”), powered by our advanced AI platform, delivers near real-time Predict-and-Prevent alarm notifications to the RMCC and the RCO. This enables immediate, informed decision-making and proactive incident response, redefining operational efficiency and risk mitigation.

●	Comprehensive AV Remote Assist Services: Reliable and scalable remote automated assist services, enabling safe and efficient support for AVs in near real-time, thus guiding the vehicle to navigate even complex or unexpected scenarios.

●	RCO Remote Vehicle Control: In extreme edge cases, the ability to assume remote control of a vehicle facing conditions that exceed its autonomous capabilities, taking manual control of the AV to have our RCO navigate it to safety, then returning it to autonomous mode.

●	Emergency Response Coordination: Rapid engagement with first responders when incidents occur.

●	Communication Management and In-Vehicle Intercom: Real-time interaction with passengers during the occurrence of edge cases; our Passenger Communication Module (“PCM”) provides a two-way video communication between the RCO and vehicle occupants, employing advanced noise reduction. We are also working on integrating the ability of our RCO to speak with nearby pedestrians.

Future RMCC Applications

As part of our ongoing research and development roadmap, our team is continuing to enhance the RMCC platform with additional features and innovations to meet evolving customer needs and industry demands. Specifically, we will seek to expand our range and utilize our RMCC platforms with all forms of AVs, including robotaxis, passenger vehicles, trucks, delivery robots, and industrial AVs. Our RMCC platform supports integration across multiple fleets and manufacturers, offering fleet operators a unified, centralized solution to manage and monitor diverse autonomous systems with ease and our robot operating system based software platform connects via APIs to various AV systems on the market. We plan to be able to seamlessly integrate with AV manufacturers for their current fleets of vehicles. Additionally, our RMCC platform can be deployed via public or private wireless networks as well as via multi-orbit satellite connectivity. We believe this solution scale will allow us to add vehicles, operator stations, and cloud computing instances as needed for potential clients in all forms of AVs. We believe this ability separates us from our competitors and will allow us to maintain a diverse customer base that does not want to spend on creating its own remote monitoring and teleoperating capabilities.

The WatchBot and Our Robot Monitoring Services

We are currently a system integrator and value-added reseller of WatchBots, autonomous security and inspection robots branded as WatchBot to commercial customers through our strategic alliance with Star Robotics. Star Robotics is responsible for developing new functionalities and conducting ongoing maintenance of the WatchBots. However, we augment the WatchBots through developing new software applications for the WatchBot that address the unique needs of our customers, including gas leak detection, thermographic analysis, intruder detection, and anomaly identification. We will own the rights to the software applications we develop. We are a non-exclusive reseller of Star Robotics’ robot, but have a right of first refusal for opportunities in the Americas. Additionally, we white label our own branding on the WatchBot. In the future we seek to equip the WatchBot with new software applications that will provide our customers with highly customizable surveillance and inspection features, for which we will earn additional recurring fees.

In April 2025, we entered into an agreement with Coastal Waste & Recycling, a waste disposal and recycling company based in Florida to service and monitor their fleet of trucks, including, but not limited to, monitoring of damaged bumpers, mirrors, temperature ranges in order to enhance fleet safety. The agreement includes an initial test term of three months, ending on July 22, 2025, which tests five use cases and provides for the intention to consummate a thirty-six month period of service following the end of such initial test term, which will incorporate additional use cases to be agreed upon by the parties. The parties have agreed to an extension of the trial period for an additional five months, through December 31, 2025, with the anticipation of a longer-term contract commencing on January 1, 2026.

We also currently operate monitor control software, with a control interface, for our WatchBots. Our software is designed to provide robot monitoring services for various industries, including mining, agriculture, hospitality, power and gas facilities, airports, malls, business campuses, and more. Our software enables our customers to interact with their autonomous inspection and security robots to provide specific routes and objectives for the robot to follow for its mission. These objectives may include tasks such as inspecting open doors, measuring temperatures, or performing other inspection and security functions.

In addition to these capabilities, our advanced security features allow us to detect intruders, fires, spills, and other hazardous conditions. As a cloud-based, AI-powered solution, our software uses generative AI to assess whether the observed conditions align with the pre-defined “desired state.” If any deviations or anomalies are detected, the system immediately generates an alert to our monitoring and control center, from which the WatchBot operators can take appropriate action, including remotely controlling the robot to investigate further or address specific situations. This solution ensures proactive monitoring, enhanced security, and operational efficiency for a wide range of applications.

Star Robotics created and is the manufacturer of the WatchBot product and the Company is an authorized reseller. Based on the fact that Star Robotics remains the creator and manufacturer of the WatchBot products, if there is any disruption in our relationship with Star Robotics, we may lose our ability to resell WatchBots. The failure of our ability to resell WatchBots could materially and adversely affect our business, operations, and financial condition. See “Risk Factors” beginning on page 13.

WatchBot, Boca Raton Innovation Campus, Boca Raton, Florida

We plan to market our robot monitoring software along with our WatchBots to be able to provide customers with both robot security services and the robot that performs such robot security functions. We believe this will allow us to grow our customer base by providing all aspects related to robot security services.

Integration with RMCC

Currently, our robot monitoring services operate with its own, standalone monitor and control software and control interface. In the near future, we plan to integrate such software into the RMCC platform. Additionally, the monitoring of multiple autonomous vehicles with our RMCC platform will allow us to utilize our AI monitoring capabilities to expedite coordinated responses on a large scale. We believe this will reduce monitoring costs and allow us to increase our customer base and enhance our position in this market.

In November 2025, we consolidated several of our existing solutions in the autonomous vehicle industry under a unified platform, branded as “GuideON.” This integrated platform encompasses the administration of autonomous vehicle (AV) fleets, the Remote Monitoring and Control Center (RMCC), as well as advanced data analytics for the reporting and utilization of collected data.

Market Opportunity

AV Monitoring and Central Control Service Market

The AV industry has progressed from experimental testing to commercial deployments, with multiple companies now operating revenue-generating services in the United States and internationally. Specifically, Waymo, Alphabet’s AV division, now provides 200,000 weekly paid rides across Phoenix, San Francisco, Los Angeles, and Austin, achieving operational profitability in San Francisco in the fourth quarter of 2024 and surpassing five million commercial autonomous miles driven with 95% rider satisfaction. Zoox, Amazon’s AV arm, launched a commercial robotaxi service featuring purpose-built, bidirectional vehicles. Aurora focuses on autonomous freight, logging over 100,000 commercial miles with minimal intervention. Internationally, Baidu’s Apollo Go delivered 3.1 million robotaxi rides in 2024, WeRide expanded multi-modal services across China, and European players like Autobahn GmbH and Sensible 4 focus on logistics and all-weather shuttle services.

The autonomous vehicle market is segmented by level of automation (e.g., Level 3, Level 4, and Level 5). Our RMCC platform is designed for Level 4 & 5 AVs. According to a Research & Market forecast, the Self-driving Cars Market was valued at $1.7 trillion in 2024, and is projected to reach $3.9 trillion by 2034, rising at a CAGR of 8.6%.

Additionally, Verified Market Research projects Driverless Shuttle Bus Market size was valued at $7.1 Billion in 2023 and is projected to reach $10.40 Billion by 2031. A driverless AV shuttle bus is an autonomous, electric-powered vehicle designed for short- to medium-distance travel without human intervention, often operating in controlled environments (urban corridors, airports, or corporate campuses).

We anticipate that with the expansion of the AV market, remote monitoring, control service and teleoperation utilization will increase as well. Our RMCC platform has the capabilities to monitor, control and teleoperate AVs across these segments and we believe we have the capabilities to tap into each of these advancing market opportunities.

Autonomous Inspection and Security Robot Market

The autonomous inspection and security robot market is a rapidly expanding segment of the broader autonomous technology ecosystem. Allied Market Research estimates that the global security robot market could reach $54.2 billion by 2030, growing at a CAGR of 14.2% from 2021 to 2030. Enabled by our strategic alliance with Star Robotics, we are currently a value-added reseller of the WatchBot, an autonomous security and inspection robot, to commercial customers, which we ultimately plan to integrate for monitoring by our RMCC platform. We believe the convergence of growing market demand, proven utility, and Guident’s RMCC capabilities underscores our position in this emerging sector.

Our Intellectual Property & Software Code

Intellectual Property

Our current patent portfolio, including owned and licensed patents and patent applications, is set forth in the table listed below. The portfolio includes issued patents and pending applications directed to methods, systems, and devices for remote control and monitoring of AVs; systems for obtaining route information for AVs, reporting, and responding to incidents or accidents involving AVs; methods and systems for sharing fused data and avoiding collisions involving AVs; methods and systems for assisting AVs; and teleoperation systems with hybrid communication links and adaptive network management. Our patent portfolio has been independently valued by Cardinal Intellectual Property, Inc. at approximately $32 million as of June 1, 2025.

Patent/Application Number	Title	Country	Filing Date	Status	Issue Date	Anticipated Expiration Date
9,429,943[1]	Artificial Intelligence Valet Systems And Methods	United States	March 5, 2013	Granted	August 30, 2016	March 30, 2033
10,699,580	Methods And Systems For Emergency Handoff Of An Autonomous Vehicle	United States	April 17, 2019	Granted	June 30, 2020	April 17, 2039
11,127,295[2]	Visual Sensor Fusion And Data Sharing Across Connected Vehicles	United States	January 22, 2019	Granted	September 21, 2021	January 22, 2039
9,964,948[3]	Remote Control And Concierge Service For An Autonomous Transit Vehicle Fleet	United States	February 10, 2017	Granted	May 8, 2018	February 10, 2037
11,713,060	Systems And Methods For Remote Monitoring Of A Vehicle, Robot Or Drone	United States	September 18, 2020	Granted	August 1, 2023	January 11, 2041
12,271,192	Near Real-Time Data And Video Streaming System For A Vehicle, Robot Or Drone	United States	January 19, 2022	Granted	April 8, 2025	May 28, 2043
12,399,492	Artificial Intelligence Methods And Systems For Remote Monitoring And Control Of Autonomous Vehicles	United States	September 5, 2022	Granted	August 26, 2025	August 15, 2040

1	Licensed from Florida A&M University pursuant to the license agreement dated October 23, 2017, between Guident Ltd. and Florida Agricultural and Mechanical University.
2	Licensed from Michigan State University pursuant to the license agreement dated June 17, 2019, between Guident Ltd. and Michigan State University.
3	Licensed from The Florida International University pursuant to the license agreement dated June 14, 2019, between Guident Ltd. and Florida International Board of Trustees.

Patent/Application Number	Title	Country	Filing Date	Status	Issue Date	Anticipated Expiration Date
19/059,930	Near Real-Time Data And Video Streaming System For A Vehicle, Robot Or Drone	United States	February 21, 2025	Pending	N/A	N/A
19/402,441	Teleoperation Systems With Hybrid Communication Links and Adaptive Network Management	United States	November 26, 2025	Pending	N/A	N/A
3,170,561	Artificial Intelligence Methods And Systems For Remote Monitoring And Control Of Autonomous Vehicles	Canada	March 5, 2020	Pending	N/A	N/A
20923576.1 / 4097550	Artificial Intelligence Method And Apparatus For Remote Monitoring And Control Of Autonomous Vehicles

European

Unitary Patent:

Coverage in:

Austria, Belgium, Bulgaria, Denmark, Estonia, Finland, France, Germany, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Portugal, Romania, Slovenia, Sweden, along with additional validations in the United Kingdom and Norway

			March 5, 2020	Granted	N/A	N/A
EP20706016.1	Methods And Systems For Emergency Handoff Of An Autonomous Vehicle	EPO	January 24, 2020	Pending	N/A	N/A
EP21196077.8	System And Method For Remote Monitoring Of A Vehicle, Robot Or Drone	EPO	September 10, 2021	Notice of Intention To Grant Received	N/A	N/A
62022057871	Methods And Systems For Emergency Handoff Of An Autonomous Vehicle	Hong Kong	April 8, 2022	Pending	N/A	N/A

Patent/Application Number	Title	Country	Filing Date	Status	Issue Date	Anticipated Expiration Date
2021-149433 / 7541496	Systems And Methods For Remote Monitoring Of A Vehicle, Robot Or Drone	Japan	September 14, 2021	Granted	N/A	N/A
2022-553062 / 7530989	Artificial Intelligence Methods And Systems For Remote Monitoring And Control Of Autonomous Vehicles	Japan	March 5, 2020	Granted	N/A	N/A
2023-204975	Systems And Methods For Remote Monitoring Of A Vehicle, Robot Or Drone	Japan	December 4, 2023	Pending	N/A	N/A
10-2022-7034516 / 10-2849865	Artificial Intelligence Methods And Systems For Remote Monitoring And Control Of Autonomous Vehicles	South Korea	March 5, 2020	Granted	August 20, 2025	N/A

Trademark

We have filed United States Trademark Application Nos. 99/481,1367 and 99/487,722, to seek to register standard character and stylized versions of the trademark mark “GuideOn” for the following classes of goods and services:

International Class 009

Computer hardware and software system for remotely monitoring driving, safety, and environmental conditions and controlling devices on roads, within a building, facility, grounds, or designated spatial area, and for monitoring and alerting remote sensor status; electronic devices for locating and tracking autonomous fleets of land vehicles and robots using sensors, global positioning systems, cellular communication networks, and satellite systems; autonomous surveillance robots; autonomous surveillance robots for safety, security and monitoring of premises, namely, for detecting human intrusion, individuals in restricted areas, conducting thermographic inspections, identifying hazardous gases, reading analog instruments, and carrying out specialized tasks in specific environments; downloadable computer software for providing data analytics; autonomous surveillance robots for remote control monitoring and scheduling through a remote monitor and control center

International Class 012

Autonomous land vehicles remotely controlled and monitored by a Remote Monitor and Control Center (RMCC)

International Class 035

Business advisory services in the field of deploying, operating and maintaining autonomous vehicles; transportation logistics services, namely, arranging transportation for others; providing business information via a website

International Class 042

Teleoperation software in a Remote Monitor and Control Center for improved safety, uptime and passenger experience; Teleoperation-as-a-service (TaaS) platform for autonomous vehicle and robot fleets for purposes of providing safety solutions, regulatory compliance, edge-case resolution, scalable availability and cost savings; Platform-as-a-service (Paas) for consolidating Remote Monitor and Control Center, fleet administration and vehicle provisioning tools for enabling real-time monitoring, control and management of autonomous vehicle and robot fleets; Providing temporary use of non-downloadable cloud-based software for remotely monitoring, controlling, managing and scheduling user access levels, message notifications, vehicle and robot diagnostics and intrusion alerts, and for operating, scheduling, monitoring status, and booking rides for autonomous vehicles; Software as a service (SaaS) featuring software for data analytics and mining, and for visualizing data

International Class 045

Surveillance services; Surveillance services provided by autonomous fleets of land vehicles and robots and a cloud-based management system for remote control monitoring through a Remote Monitor and Control center.

Software & Code Security

Our code is maintained in secure, private GitHub repositories and adheres to stringent security protocols aligned with ISO 27001 standards. To support this effort, we have hired a team of cybersecurity engineers and partnered with a company specializing in security and compliance automation. Guident has achieved cybersecurity certification for compliance with ISO 27001:2022 on July 15, 2025.

Research & Development

We have invested a significant amount of time and effort into research and development of our RMCC platform. Our current goal for RMCC platform development is continuous improvement to mitigate latency and improve our RCOs’ incident response time. This will consist of seeking to develop enhanced generative AI algorithms for rapid, early detection of potential mishaps coupled with hardware and signal improvements that reduce latency. Additionally, we are planning to implement, where possible, redundant systems and communication systems to mitigate the likelihood that single point failures will result in system failures.

We also plan on expanding the WatchBot monitoring capabilities with the goal of a full-scale commercial launch of WatchBots, including our software and applications, following this offering.

As of the date of this prospectus, we have had six (6) individuals in our research and development team. Our research and development team is responsible for software development to enhance the performance of our RMCC platform e.g., reduce glass-to-glass latency, and to expand the WatchBot monitoring services.

Customers, Strategic Partnerships, and Suppliers

Customers

We are currently in the early stages of our commercialization process and have four customers as of the date of this prospectus. These customers include the city of West Palm Beach, which we provide AV shuttle monitoring and teleoperation services via our RMCC platform, as well as Coastal Waste Recycling and CP Group, to which we provide the surveillance and security robot monitoring services. Given our small group of customers, the city of West Palm Beach accounted for an aggregate of 48% of our revenue in the nine month period ended September 30, 2025, while Adastec CORP accounted for an aggregate of 39% of our revenues in the nine months ended September 30, 2024.

We intend to continue to expand our network of RMCC platform services for both AVs and robots, and we expect to reduce our customer concentration and do not expect to rely on a small number of customers for our revenue. Furthermore, we believe AV fleet operators present significant opportunities, primarily within these same industry segments.

City of West Palm Beach

During the nine months ended September 30, 2025, we had an agreement with the City of West Palm Beach which obligated us to provide certain AV services for period of 90 days. Payment for these services was $48,189. We plan to pursue future opportunities with the City of West Palm Beach in 2026, including expanding the term, the route, and number of autonomous shuttles with our RMCC platform in 2026.

City of Boca Raton

On February 21, 2024, we entered into an agreement with the City of Boca Raton, for the purpose of providing Downtown On Demand Mobility Services. Pursuant to the agreement, we will have responsibility for providing autonomous shuttle services starting in November 2025.

Coastal Waste & Recycling

In April 2025, we entered into an agreement with Coastal Waste & Recycling, a waste disposal and recycling company based in Florida to service and monitor their fleet of trucks, including, but not limited to, monitoring of damaged bumpers, mirrors, temperature ranges in order to enhance fleet safety. The agreement includes an initial test term of three months billed at $18,350, ending on July 22, 2025, which tests five use cases and provides for the intention to consummate a thirty-six month period of service following the end of such initial test term, which will incorporate additional use cases to be agreed upon by the parties. The parties have agreed to an extension of the trial period for an additional five months, through December 31, 2025, for $32,500, with the anticipation of a longer-term contract commencing on January 1, 2026.

Jacksonville Transportation Authority

We currently have a non-exclusive agreement in place with the Jacksonville Transportation Authority (JTA), which was initially executed in April 2022 and has been amended to be in effect for a period of April 1, 2025, through September 30, 2025. The agreement with JTA obligates us to provide certain AV services for JTA. Payment for the services were initially an aggregate of $190,000 for the first year, and $97,000 for subsequent years, with an option for an LTE network for an additional approximately $94,000 per year. We have received an additional purchase order from JTA for a software tool to analyze and interpret data to optimize autonomous operations. Revenue expected to be generated from this tool is $58,616. JTA Termination of the contract is permitted for cause, including if the counterparty fails to perform the work under the contract, becomes insolvent or bankrupt, or fails to follow certain requirements of the government’s participation program, among other items. Additionally, the contract may be terminated for convenience at any time, by JTA.

The Company plans to continue to launch commercial opportunities in the urban mobility and surveillance and security robot segments, and launch new opportunities in autonomous trucking, robotaxis and military applications. Specifically, we are focused on autonomous mobility solutions with our RMCC and autonomous robotics services across a broad range of use cases. Currently, we are in advanced contractual negotiations with five (5) potential customers for Autonomous Shuttle services with our RMCC platform and four (4) potential customers for our WatchBot, spanning the segments noted above. For our AV services with our RMCC, we have deployed and operated our solutions in the City of West Palm Beach and plan to deploy an autonomous shuttle service in the City of Boca Raton for their smart city project “Boca Connect.” We also plan to (1) deploy our autonomous bus transportation projects at universities, including Michigan State University and the State University of New York in Buffalo and (2) deploy our autonomous bus transportation projects on business campuses, including the Boca Raton Innovation Campus in Florida.

For our autonomous robotics services, we plan to expand both our autonomous inspection robot services, by providing inspection robots to certain businesses for inspection capabilities, and autonomous surveillance robot services by deploying these robots with new customers. These strategic initiatives are intended to diversify our customer base by engaging with multiple verticals, including local governments, higher education institutions, private corporations, utility providers, airports, and residential communities. Each deployment represents a discrete customer relationship and revenue opportunity and is expected to reduce customer concentration as commercialization progresses.

Strategic Partnerships

In order to broadly sell our RMCC platform and WatchBot services, we have entered into a number of strategic partnerships. These strategic partnerships perform a number of different functions. Some provide access to additional markets, while others provide added elements to our deployed solution. Specifically, we have executed strategic partnerships with the following companies:

●	Perrone Robotics: We have entered into an agreement with Perrone Robotics, an AV software provider, which provides for the integration of our RMCC platform capability into the Perrone solution. This enables us to market and sell RMCC platform services across the markets addressed by Perrone. Perrone Robotics’ proven autonomous driving platform and longtime expertise in autonomous software is well recognized in the industry for its ability to retrofit autonomy to conventional vehicles and we believe that this partnership will expand the reach of our RMCC platform. Our RMCC platform has been fully integrated with Perrone Robotics’ AV system. Our agreement with Perrone Robotics is non-binding and had an initial term of three years, from February 2022 to February 2025, but includes automatic extension terms. The agreement includes proposed elements of a strategic partnership agreement, which will include solution integration, go to market conditions and potential commercial arrangements.

●	Adastec: We have entered into an agreement with Adastec, an AV software provider, which provides for the integration of our RMCC platform capability into Adastec’s software stack. Their comprehensive autonomous driving solution (Flowride.ai) combines advanced software, seamless vehicle integration, and cloud-based management systems, enabling fully autonomous operations for buses and other large vehicles in mixed traffic environments. Integration of our RMCC platform solution into Flowride.ai makes our RMCC service available to customers served by Adastec. Our RMCC platform has been fully integrated with Adastec’s AV system. Our non-binding agreement with Adastec, dated October 12, 2023, provides the terms of an intended strategic partnership, pursuant to which Adastec will integrate its autonomous driving system into the RMCC, implement proof-of-concept to demonstrate the combined solution to prospective customers and define a combined value proposition for a go to market strategy. The agreement has a term of five years and is automatically renewed for successive terms absent prior notice of termination.

●

Auve Tech: Auve Tech has selected our RMCC platform as their monitor and control platform that includes the teleoperation capability. Our RMCC platform has been fully integrated with Auve Tech’s AV system. Our agreement with AuveTech commenced on March 20, 2024, and expires on February 28, 2027, and provides that Guident leases (free of charge) the MiCa vehicle for the purpose of MiCa vehicle sales and/or Guident technology promotion and provides Guident with a non-exclusive license to use the software related to the MiCa. The agreement provides that each party provide the other party support for integrating teleoperation capability and setting up the vehicle for autonomous operation. The agreement contains a target list of customers and that AuveTech shall provide sales and business development support to Guident, including but not limited to assistance with customer engagements and participation in conferences outlined in the target list.

On August 22, 2025, we entered into a three-year non-exclusive Value Added Distributor (VAD) agreement with Auve Tech, with automatic extensions for successive one-year terms. The agreement establishes pricing and discount structures and provides for compensation to us for specified services, subject to the terms and conditions set forth therein. The agreement contains customary termination rights and other standard terms.

●	Star Robotics: Star Robotics is the manufacturer of an autonomous robot for inspection and surveillance sold in Europe branded as “WatchBot”, which we resell in the U.S., Canada, and Mexico. We plan on integrating WatchBot with our existing RMCC platform, thus enabling live interaction and control of WatchBot, enhancing its real-time inspection and surveillance capabilities. Our agreement with Star Robotics commenced on March 6, 2025, and provides that Guident will provide marketing and sales, technical support, maintenance and other value-added services to Star Robotics in the Americas. Pursuant to the agreement, Star Robotics is required to provide marketing, sales and technical support, among other services, related to the WatchBot. The agreement includes an agreed upon roadmap including multi-level navigation for office buildings and parking structures, as well as customer service configuration with touchpad display. The agreement is non-exclusive, but provides that Guident has a right of first refusal for opportunities in the Americas. The agreement provides a fixed transfer price, reviewed annually, and includes incentives for Guident based on number of WatchBots sold. The agreement has clauses related to non-circumvention, ensuring that potential customers are proposed as “qualified leads,” upon which Star Robotics may not conduct business with such qualified leads and Guident is permitted to utilize the WatchBot only for security, surveillance and inspection applications for such qualified leads. The term of the agreement is for three years, subject to mutual agreement to extend and the agreement may be terminated by either party for uncured material breach of the other party.

Through these partnerships, we are able to access additional and broader markets while continuing to underscore our commitment to establishing a broad ecosystem for safe and efficient AV operations.

Suppliers

We rely on a select group of strategic suppliers to support the development and deployment of our RMCC platform and WatchBot solution. These suppliers provide critical components and services that are integral to our operations and product offerings.

For our RMCC platform, these suppliers are Auve Tech and Adastec. These partners supply advanced autonomous vehicle platforms and technologies that we utilize in the design, testing, and deployment of our RMCC platform. Star Robotics provides our WatchBot robot which we act as a value-added reseller for to our end clients.

Sales & Marketing

Our go-to-market strategy for the RMCC and the WatchBot follows a structured and methodical approach, rooted in well-established go-to-market principles. We believe that this strategy ensures a clear, data-driven path to market entry and sales execution, while maximizing market impact and scalability.

Following market and segment analysis and customer fit and targeting and creation of a customer list, we attempt to determine the optimal mix of direct sales efforts and indirect sales through strategic partners. This decision is made based on the nature of the market, customer preferences, and the ability to scale efficiently. Our business plan includes a direct sales model that emphasizes personalized customer engagement and control, as well as an indirect sales model focusing on market expansion and scalability through partnerships. These models enable Guident to effectively reach and serve our target customer base. The indirect approach leverages partnerships to expand reach and accelerate adoption, while direct sales ensure a personalized and focused effort for key accounts.

We employ three sales representatives dedicated to direct sales activities and one strategic marketing professional. The direct sales team is supported by sales representatives from three strategic partner companies—Auve Tech, Adastec, and Perrone Robotics—for the RMCC platform, as well as the sales organization of Star Robotics for WatchBot.

The sales model operates on 80% direct sales and 20% indirect sales ratio. Leads generated through the Go-to-Market strategy are pursued by Guident’s direct sales team. We also co-host an industry event, the National Autonomous Vehicle Day, which attracts global ecosystem partners, autonomous vehicle manufacturers, and OEMs.

Marketing campaigns, advertisements, and social media outreach complement Guident’s comprehensive sales and marketing efforts, ensuring a strong presence across multiple channels.

Competition

We face competition primarily from AV and robot manufacturers and distributors that develop their own teleoperation platforms to monitor their AVs and robots and would not rely on third party monitoring platforms like our RMCC platform. Various companies have developed solutions that are similar to the third-party need features that we offer, such as:

●	DriveU provides a video streaming solution that uses bonding techniques for stable, low-latency transmission. Their system has been integrated into autonomous delivery robots and can be embedded into broader teleoperation platforms.

●	Imperium Drive is a UK-based company offering remote driving technology through live video feeds. Their primary use case is “Fetch”, a remote-controlled car hire service that delivers vehicles on demand.

●	Ottopia provides a teleoperation platform, including remote assistance and remote driving capabilities.

●	Soliton offers teleoperation using proprietary hardware installed in vehicles.

●	MIRA provides 5G-based teleoperation services and has with Deutsche Telekom to test remote-operated shuttles in Germany.

●	Mobileye’s products include advanced driver-assistance systems and autonomous driving technologies, offering solutions that combine computer vision, AI-powered decision-making, and mapping technologies for their Teleassist solution.

Additionally, companies such as Vay (Germany) and Halo (U.S.) are testing teleoperation solutions that enable vehicles to be remotely driven to the customer’s location, supporting last-mile delivery and vehicle sharing services.

We believe that we are differentiated from many of our competitors, as we provide a proprietary AV Fleet Management Platform that offers remote monitoring, remote assistance, and remote driving services. The platform supports various AV systems by either integrating with their existing remote capabilities or installing Guident’s proprietary hardware in the vehicle. Additionally, the RMCC platform is designed to manage multiple remote operators and enables integration for controlling various autonomous devices on a simultaneous basis.

Our future success will depend on our ability to maintain our leading competitive position with respect to our technological advances over our existing and any new competitors. See the section titled “Risk Factors” for a more comprehensive description of risks related to competition.

Competitive Strengths

We believe that our RMCC platform positions us as a potential best-in-class provider of remote monitoring, control and teleoperation services, for AVs and robots. We believe that several factors differentiate us from our current competitors and drive our ability to capture a share of the remote monitoring, control and teleoperation services market.

Full-Stack, Multi-Modal Platform

●	End-to-end capability. Guident delivers an integrated hardware–software stack that spans real-time telemetry ingestion, ultra-low-latency multi-camera video, AI analytics, PCM, and remote-driving controls.

●	Device-agnostic design. Guident’s robot operating system-based architecture supports autonomous shuttle buses, autonomous inspection and security robots (WatchBot), and delivery robots, with a single operator console managing heterogeneous fleets simultaneously. Our RMCC is currently integrated with certain AV systems and has the ability to operate with future versions of these systems without the need for additional hardware on certain vehicles. However, as an additional safety measure, some AV manufacturers and fleet operators have elected to retain additional hardware from third party vendors to ensure redundancy in vehicle interactions.

Ultra-Low Latency & Network Resilience

●	40–70 ms video latency. Based on data collected from 40 locations utilizing three (3) different wireless 4G/5G network providers, our RMCC platform achieved an average latency of 52 ms, which is demonstrably faster compared to bonding-based approaches or standard 5G only solutions. In implementing our RMCC services, we choose the conditions and carriers that will result in the highest quality and optimal latency.

●	Multi-network & multi-orbit redundancy. Guident has integrated LEO/MEO/GEO satellite links as an automatic fail-over path whenever terrestrial cellular coverage degrades or drops.

Passenger-Centric Safety & Assistance

●	Real-time Passenger Communication Module. Each vehicle houses Guident’s passenger communication module, enabling live two-way video/audio between riders and the person monitoring the AV from our RMCC, which we refer to as an “RCO.” Advanced echo-cancellation and noise-reduction ensure clear conversations even in noisy traffic, giving passengers immediate human assistance during edge cases—a feature absent from most competitive teleoperations systems to our knowledge.

●	IRL & Predict-and-Prevent AI. Our analytics engine flags anomalies in near real-time and color-codes operator dashboards, enabling proactive intervention before an incident occurs.

Significant Intellectual-Property Portfolio

●	Significant portfolio of 18 owned and licensed issued patents, pending and allowed applications (U.S., EU, Japan, South Korea, Hong Kong, Canada) directed to methods, systems, and devices for remote control and monitoring of AVs; systems for obtaining route information for AVs, reporting and responding to incidents or accidents involving AVs; methods and systems for sharing fused data and avoiding collisions involving AVs; methods and systems for assisting AVs; and teleoperation systems with hybrid communication links and adaptive network management.

Commercial Traction & Scalable SaaS Model

●	Deployments with AV shuttle operators and security-robot customers in Florida and ongoing pilots with leading AV stack vendors (Auve Tech, Adastec, Perrone Robotics).

●	Subscription / managed-services pricing aligns with fleet growth, creating sticky, recurring revenue.

Regulatory & Security Readiness

●	Designed for emerging U.S. state mandates that require human remote oversight when no safety driver is on board—giving Guident a potential first-mover advantage as regulations tighten.

●	ISO 27001 compliance pathway and secure, multifactor authentication-protected code repositories reassure OEMs and municipalities.

Bespoke software applications

●	Guident provides tailored software applications to enable the WatchBot to enhance the safety and productivity of its operations in specific customer settings, integrating with unique workflows, data, and business rules.

●	Guident’s WatchBot is equipped with functionalities that enable operations and support a wide range of use cases across multiple industry sectors.

Guident combines an ultra-low-latency teleoperation stack with AI-driven safety, satellite-enabled network redundancy, real-time passenger–operator communications, broad modal coverage, and a scalable SaaS business model. These capabilities in our view outstrip other single-function or single-vehicle-type teleoperations offerings giving Guident a competitive advantage as autonomous mobility moves from pilots to large-scale commercial operations.

Government Regulations

While autonomous driving laws and regulations are expected to continue to evolve in numerous jurisdictions in the United States, there has been relatively little mandatory government regulation of the autonomous driving industry and the use of teleoperations to date in the United States. At both the federal and state levels, in our view, the United States provides a positive regulatory environment that permits safe testing and development of autonomous vehicle functionality along with the provision of teleoperations to improve safety.

Currently, there are no Federal Motor Vehicle Safety Standards (“FMVSS”) that relate to the performance of autonomous driving and related teleoperation technology. Further, there are currently no widely accepted uniform standards to certify autonomous driving and the use of teleoperations in a commercial setting on public roads.

As of now, the safety of commercial motor vehicles is regulated by the NHTSA and the Federal Motor Carrier Safety Administration (the “FMCSA”). The NHTSA establishes the FMVSS for motor vehicles and motor vehicle equipment and oversees the actions that manufacturers of motor vehicles and motor vehicle equipment are required to take regarding the reporting of information related to defects or injuries related to their products and the recall and repair of vehicles and equipment that contain safety defects or fail to comply with the FMVSS. FMCSA regulates the safety of commercial motor carriers operating in interstate commerce, the qualifications and safety of commercial motor vehicle drivers, and the safe operation of commercial trucks.

Motor vehicle equipment manufacturers are subject to existing stringent requirements under the Vehicle Safety Act, including a duty to report, subject to strict timing requirements, safety defects. The Vehicle Safety Act imposes potentially significant civil penalties for violations, including the failure to comply with such reporting actions.

They are also subject to the existing TREAD Act, which requires motor vehicle equipment manufacturers to comply with “Early Warning” requirements by reporting certain information to the NHTSA, such as information related to defects or reports of injury. The TREAD Act imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury.

NHTSA has issued several notices of proposed rulemaking over the years to explore adjustments or new standards for vehicles without traditional driver controls (e.g., without steering wheels or pedals). However, as of this writing, no binding rules specifically regulating the performance of autonomous driving features have gone into effect.

While no federal law or regulation in the U.S. currently requires autonomous vehicles to have teleoperation capabilities, some states do require or strongly encourage either remote monitoring or teleoperation for certain types of autonomous vehicle testing or deployment. These requirements often appear in state-level legislation or in special permitting programs administered by state departments of transportation or motor vehicles. For example, in California, DMV regulations required that companies testing driverless vehicles (i.e., with no safety driver on board) must have a “remote operator” to monitor vehicle status. In Nevada, one of the earliest adopters of AV legislation, autonomous vehicle laws require detailed testing permit applications. While not mandating “teleoperation” outright in all autonomous AVs, the state may require teleoperations under certain use cases. Additionally, other states (such as Arizona, Florida, Michigan) have broad “enabling” laws that allow AV tests without a driver on board. Some of these require a remote or “backup” operator who can monitor, override, or control the vehicle in certain scenarios, especially for public testing. Because laws vary widely, we remain vigilant in reviewing each state’s specific regulations or permitting requirements before deploying fully driverless vehicles.

Data Privacy and Security

Because we receive, use, store, and transmit personal data, relating to our customers and users of AVs monitored by our RMCC platform, we are subject to numerous laws and regulations in the United States, as well as industry standards, relating to privacy, data security and data protection. Such laws, regulations, and industry standards include, but are not limited to, Section 5(a) of the Federal Trade Commission Act, the California Consumer Privacy Act of 2018, the California Online Privacy Protection Act. Enforcement activity with respect to one or more breaches of data privacy and security can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources.

Employees and Human Capital Resources

As of the date of this prospectus, we have seventeen (17) full-time employees, including five (5) in our executive management team, six (6) in software engineering, two (2) in sales, two (2) in product and project management, one (1) in marketing and one (1) in sales support.

Our experienced employees and management team are our most valuable resources, and we are committed to attracting, motivating, and retaining top professionals going forward. We have been able to locate and engage highly qualified employees as needed and do not expect our growth efforts to be constrained by a lack of qualified personnel. We consider our employee relations to be good.

Our success is directly related to the satisfaction, growth, and development of our employees. We strive to offer a work environment where employee opinions are valued and one that provides our employees the opportunities to use and augment their professional skills. To achieve our human capital goals, we intend to remain focused on providing our key personnel with raises as appropriate, a 401(k) program, and company stock options. We continue to seek well-qualified highly skilled individuals to help us expand and grow our operations.

Legal Proceedings

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

Facilities

We operate remote monitoring, control services and teleoperation from our principal executive offices located at 4910 Communication Ave., Suite 150, Boca Raton, FL 33431. Additionally, we rent a testing facility through FAU Tech Runway at 901 NW 35th St., Boca Raton, FL 33431, where we store, test, and maintain our demonstration AVs. We believe that our current facilities are adequate to meet our current needs.

MANAGEMENT

Directors and Officers

The following table sets forth certain information regarding our board of directors (“Board”) and our executive officers, as of the date of this prospectus.

Name	Age	Position
Harald Braun	69	Chief Executive Officer and Executive Chairman
Bonnie Boyer	39	Chief Financial Officer
Daniel Grossman	61	Director
Johan De Nysschen	65	Director
Michael Tessler	64	Director

Harald Braun currently serves as our Chief Executive Officer and Executive Chairman and has been in this role since inception. From April 2008 to June 2010, Mr. Braun was the President and Chief Executive Officer and director of Harris Stratex Networks (Nasdaq:HSTX), which was later rebranded into Aviat Networks, Inc. (Nasdaq: AVNW), transforming the company from a specialized microwave backhaul equipment provider to a world-class provider of IP network wireless solutions. Before joining Harris Stratex Networks and Aviat Networks, from May 2002 to March 2008, Mr. Braun served as President and CEO of Siemens Networks LLC and as a senior executive in Nokia Siemens Networks North America, where he established the company in the next-generation telecommunications marketplace in North America. Mr. Braun is a prominent standards influencer and spokesman in the telecommunications industry and has been recognized as one of America’s “Top 100 Voices of the IP Communications Industry” by Internet Telephony magazine. He was also awarded the prestigious title of International Telecom CEO of the Year by IT & Telecom in Africa. Mr. Braun served on the Board of Directors of BigBand Networks (Nasdaq: BBND), Dialogic, Host.net, Tarana Wireless, and Fastback Networks. He was also on the Advisory Board of Broadsoft (Nasdaq: BBND). Currently, he is a member of the Board of Directors at CLAdirect, ICM Communications Thailand, and Columbus Photovoltaics. He is also an Advisor to Forté Ventures in Silicon Valley. Mr. Braun earned an engineering degree in Telecommunications from Aachen University, Germany and is a named inventor on several patents in the AV industry.

Bonnie Boyer has served as our chief financial officer since September 22, 2025. Ms. Boyer is a finance executive with more than 15 years of experience in corporate finance, capital markets, SEC reporting, and operational transformation for high-growth and publicly traded companies. As Chief Financial Officer of Guident Corp., Ms. Boyer will be responsible for financial strategy and operations, including financial planning and analysis, accounting and controls, external reporting, investor relations, treasury, tax, and capital allocation. Before joining Guident, Ms. Boyer served at Sagent M&C LLC, a private-equity–backed SaaS company, first as Vice President, Finance (May 2023 – October 2024), and then as Chief Accounting Officer (October 2024 – September 2025). In these roles, she led global accounting and reporting, capital planning, treasury, debt structuring, insurance, and tax. She managed cash forecasting and working capital initiatives effectively and drove process and systems improvements across finance and procurement to support scale. Earlier in her career, Ms. Boyer held senior finance roles with YAGEO Corporation and KEMET Corporation. She served as YAGEO Division Controller (April 2021 – October 2023), and as Acting Division Treasurer and Head of Finance (October 2021 – April 2023), where her responsibilities included global liquidity management, foreign exchange risk oversight, and post-merger integration following YAGEO’s acquisition of KEMET. While at KEMET, she was Assistant Corporate Controller (February 2018 – April 2021) and previously Corporate External Reporting/Technical Accounting Manager (July 2017 – January 2018). In these positions, she led SEC reporting and technical accounting, advanced Sarbanes-Oxley (SOX) compliance initiatives, and supported investor engagement, including participation in investor roadshows. Ms. Boyer also served as Corporate Accounting Manager at Ryder System, Inc. (July 2015 – June 2017), where she managed accurate and timely public filings and cross-functional compliance. She began her career with KPMG (January 2010 – June 2015), where she promoted to Audit Manager effective July 2015, providing audit services to large multinational clients and developing foundational expertise in financial controls, compliance, and external reporting. Ms. Boyer holds an MBA and a BS in Accounting from Southeastern Louisiana University and completed the Strategic CFO executive education program at Harvard Business School. She is a Certified Public Accountant licensed in Florida. Recognition of her professional contributions includes a nomination for the FICPA Women to Watch award and selection for Warburg Pincus’s Growth Leadership Conference.

Independent Directors

Daniel Grossman currently serves as an independent director and has been in this role since inception. Since 2020, Mr. Grossman has consulted on various companies in the electric vehicle and AV industries. From March 2019 to March 2020, Mr. Grossman was the Chief Executive Officer of Zagster, a micro-mobility company that operates 250 programs in 35 states. Mr. Grossman helped create General Motors (“GM”) mobility division, “Maven”, and led all operations as Chief Operating Officer of Maven from 2015 to 2017. Prior to his work at GM, while at Ford Motor Company, he managed Chariot Transit and GoRide as Global VP of Microtransit. From 2009 to 2015 Mr. Grossman served as Vice President at Zipcar, where he helped pioneer the brand globally. Avis Budget Group acquired Zipcar for ~$500 million. Dan is now an advisor and board member for several emerging companies in shared mobility and EV sectors. Dan has a degree from Sacramento State University with majors in Finance and Real Estate and Land Use. Mr. Grossman is well qualified to serve as a director due to his extensive experience in the electric vehicle and AV industry.

Johan De Nysschen currently serves as an independent director and has been in this role since inception. Since February 2023, Johan has served as CEO of Propitious Technologies LLC, a company that has a system to reduce emissions from big-rig trucks. Mr. De Nysschen also served as President and CEO of ARRI Americas Inc. from April 2024 to February 2025. From October 2018 to October 2022, Mr. De Nysschen served as the Chief Operating Officer for Volkswagen Group North America, and From August 2014 to April 2018 as Executive Vice President of General Motors and President of the Cadillac Motor Division. Previously, from July 2012 to July 2014, Mr. De Nysschen served as President of Infiniti Motor Company Ltd. and from December 2004 to June 2012, served as President of Audi of America Inc. Prior to his tenure at Audi of America, he served as President of Audi Japan for five years. Mr. De Nysschen has a Bachelor of Commerce degree from the Nelson Mandela University Port Elizabeth, South Africa, and a Master of Business Administration from the University of Pretoria, South Africa. Mr. De Nysschen is well qualified to serve as a director due to his extensive experience in the automotive industry.

Michael Tessler has served as an independent director since June 30, 2025. Mr. Tessler is a proven business executive and technology pioneer with a deep understanding of how technology can transform enterprise communications and customer experiences. As the co-founder and former CEO of BroadSoft, he led the company to become the global market leader in cloud communications, growing the organization to nearly 2,000 employees and serving customers in over 80 countries. He spearheaded the creation of a new industry by moving enterprise communications to the cloud, demonstrating his ability to anticipate and lead major technology shifts. His success at BroadSoft was built on a close relationship with global service providers, making BroadSoft the clear market leader in hosted unified communications, ultimately leading to the company’s acquisition by Cisco in 2018. After two years at Cisco, integrating BroadSoft into the Webex portfolio, in April 2000, Mr. Tessler co-founded True North Advisory, an enterprise and service provider consulting firm. As a Managing Partner, Mr. Tessler leverages his extensive experience to help entrepreneurs scale their businesses, particularly within the customer experience domain. His focus on strategy, company positioning, and CEO mentoring can provide valuable insights for CIOs navigating AI adoption, as these elements are critical for implementing new technologies successfully. Mr. Tessler is actively engaged with emerging technologies and their implications for enterprises. He serves as a Non-Executive Director on the board of Boldyn Networks, and as an advisor for Pebble, a sustainability tech company that utilizes proprietary AI, along with several other AI startups. His experience spans cloud communications, infrastructure, edge computing, and conversational AI, all relevant to enterprise AI adoption. From January 2022 to September 2022, Mr. Tessler served as a board member for American Virtual Cloud Technologies, Inc., a cloud communications company which was previously listed on Nasdaq. Mr. Tessler is well qualified to serve as a director due to his extensive board and C-suite leadership experience in telecommunications and technology, a proven track record of scaling complex, safety-critical platform businesses, deep expertise in strategy, operations, and M&A, and his ability to guide commercialization, partnerships, and governance for innovative mobility and software companies like Guident.

Significant Employees

Michael Trank has served as Vice President of Software Engineering at Guident since April 2020. At Guident he is working on advanced video camera concentrator technology as well as other aspects of Guident’s remote monitoring and control center software stack. Mr. Trank has a long career in electronics and advanced systems software programming. Before joining Guident Corp, he was a Senior Telecom Software Applications Developer for Dialogic, Inc. from 2016 to 2020. Michael Trank received a BSCS degree from Boston University in 1986, and attended graduate school in both City College of New York and Florida Atlantic University, where he was awarded a Master of Science in Electrical Engineering degree in 2013.

Dr. Gabriel Castaneda has served as Vice President AI and Research at Guident since April 2020. Dr. Castaneda previously served as the Customer Service Manager, Applications Team for Dialogic, Inc. (from March 2016 to January 2020), and directed all aspects of technical support and training for the PowerNova (IVR) platform and its applications for service providers. Previously, Dr. Castaneda worked for Apex Communications as technical customer service manager from 1999 to 2016. Dr. Castaneda received his Ph.D. in Computer Engineering from the Department of Computer Science and Engineering at Florida Atlantic University in 2019. He received the M.B.A. degree in Telecommunications Management from University of Dallas in 2004. Dr. Castaneda has published 10 papers in the fields of computer vison and deep learning.

Dr. Dennis Morgen has served as Vice President of Project Management at Guident since 2023. He is an accomplished business leader who brings broad background as both a telecom service provider and equipment/software supplier through significant executive experience at AT&T, Siemens, Nokia, Ciena and other companies. He is a customer-focused and disciplined manager with a reputation for solving complex multi-organizational issues and achieving results. Dennis Morgen holds a Doctorate in Electrical Engineering from Columbia University.

Fabio Tylim has served as director of Business Development at Guident since 2021. Mr. Tylim was previously VP of Applications for Dialogic corp. in the Americas, responsible for providing telecom network solutions to wireless carriers. Earlier, Mr. Tylim was Regional Vice President for the Americas at APEX Communications. Prior to that director of Sales for Latin America also at APEX. Mr. Tylim received a master’s in industrial engineering from California State University Northridge in 1990.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our Board will consist of five members. Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our amended and restated bylaws, which will be in effect upon the consummation of this offering.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our amended and restated bylaws, which will be in effect upon the consummation of this offering, as it deems appropriate.

Director Independence and Committees of the Board of Directors

Director Independence

Of our prospective directors, we have determined that Johan De Nysschen, Daniel Grossman and Michael Tessler are “independent” directors under the Nasdaq listing standards, while Harald Braun is not independent under such standards. Our Board will also have determined upon the consummation of this offering that each of the three prospective members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the Nasdaq listing standards. Further, the Board has determined that each of the two prospective members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under the Nasdaq listing standards.

Board Committees

Prior to the consummation of this offering, we will have three standing committees of the Board: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the Board committees will act pursuant to a separate written charter adopted by our Board, each of which is available on our website at https://guident.com. Our Board may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Audit Committee

The Audit Committee will consist of Dan Grossman (Chairman), Johan De Nysschen and Michael Tessler. The Board will determine that upon the consummation of this offering, all of the prospective members of the Audit Committee are “independent,” as defined by the Nasdaq listing standards and by applicable SEC rules. In addition, the Board will determine that Mr. Grossman is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information. In addition, the functions of the Audit Committee will include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.

Compensation Committee

The Compensation Committee will consist of Michael Tessler (Chairman) and Daniel Grossman. The Board will determine that upon the consummation of this offering, all of the prospective members of the Compensation Committee are “independent,” as defined by Nasdaq listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2021 Equity Incentive Plan and 2025 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be comprised of Johan De Nysschen (Chairman) and Michael Tessler. The Board will determine that upon the consummation of this offering, the committee members are independent under applicable Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Family Relationships

There are no family relationships among any of the directors or executive officers.

Code of Business Conduct and Ethics and Insider Trading Policy

Effective upon consummation of this offering, our Board of Directors will adopt a Code of Ethical Conduct and an Insider Trading Policy. We will file a copy of our Code of Ethics as an exhibit to the registration statement filed in connection with our initial public offering. Once filed, you can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. The Code of Ethics will also be available on our website at https://guident.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Clawback Policy

Effective on the consummation of our initial public offering, we will adopt an executive compensation recoupment policy intended to comply with the requirements of Section 10D of the Exchange Act and the rules of the stock exchange on which our securities are listed (our “Clawback Policy”), under which the Compensation Committee must recover certain excess incentive-based compensation paid to executives in the event of a restatement of our financial statements due to our material noncompliance with any financial reporting required under U.S. federal securities laws. A copy of the Clawback Policy as an exhibit to the registration statement of which this prospectus forms a part.

Limitation of Directors Liability and Indemnification

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors, and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid to our named executive officers for the fiscal years ended December 31, 2023 and 2024. Individuals we refer to as our “named executive officers” include Harald Braun, our Chief Executive Officer and Bonnie Boyer, our Chief Financial Officer. None of our other executive officers received compensation of over $100,000 in fiscal years ended December 31, 2023 and 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Harald Braun, CEO	2024	102,000	12,500	-	-	-	-	-

Harald Braun, CEO	2023	102,000	-	-	-	-	-	-
Bonnie Boyer, CFO(1)	2024	-	-	-	-	-	-	-

(1)	Ms. Boyer was hired as our CFO following December 31, 2024.

Employment Arrangements with our Named Executive Officers

Harald Braun

On May 1, 2025, we entered into an employment agreement with Harald Braun (the “Braun Agreement”). Pursuant to the Braun Agreement, Mr. Braun is engaged to serve as executive chairman of our board of directors and chief executive officer. Mr. Braun is engaged on a full-time basis. Pursuant to the Braun Agreement, Mr. Braun is prohibited from engaging in any consulting, employment, or business enterprise for other parties that is competitive to the business of Guident or otherwise in conflict with Mr. Braun’s obligations under the Braun Agreement, without prior written approval by the Company. However, Mr. Braun is permitted to serve as a director or board member for any non-competitive company.

The Braun Agreement provides for an annual salary of $132,000 and a one-time bonus upon the consummation of the Company’s initial public offering of (i) $5,000 multiplied by (ii) the number of months elapsed from the effective date of the Braun Agreement to the consummation of the Company’s initial public offering. Upon the consummation of this offering, Mr. Braun’s annual salary will be increased to $250,000.

The term of the Braun Agreement is for three years, subject to mutual extension.

Bonnie Boyer

On November 12, 2025, we entered into an offer letter with Bonnie Boyer (the “Boyer Agreement”). Pursuant to the Boyer Agreement, Ms. Boyer is engaged to serve as chief financial officer. Ms. Boyer is engaged on a full-time basis. Pursuant to the Boyer Agreement, Ms. Boyer is prohibited from engaging in any consulting, employment, occupation or business enterprise for other parties that is competitive to the business of Guident or otherwise in conflict with Ms. Boyer’s obligations under the Boyer Agreement, without prior written approval by the Company.

The Boyer Agreement provides for an annual salary of $210,000 and a one-time grant, upon the consummation of the Company’s initial public offering, of 12,500 restricted stock units, which vest on the one-year anniversary of the grant date.

Compensation of Directors

We plan to adopt a new director compensation program recommended by our corporate governance committee and/or compensation committee pursuant to which we pay cash compensation or equity compensation or both. Our corporate governance committee will continue to review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in our equity compensation plans.

Director Compensation Table

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2024:

	Fees Earned or Paid In Cash	Stock Awards	Option Awards	Total
Name	($)	($)	($)	($)
Johan De Nysschen	18,000	-	-	18,000
Daniel Grossman	6,000	-	-	6,000
Michael Tessler(1)	-	-	-	-

(1)	Mr. Tessler was appointed as a director following December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock awards held by any of our executive officers at December 31, 2024.

Employee benefits plans

We currently do not provide retirement, health, or welfare benefits to any of our employees.

Elimination of Monetary Liability for Officers and Directors

Pursuant to the FBCA, our amended and restated articles of incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in our best interests.

Our amended and restated articles of incorporation also contain provisions to indemnify the directors, officers, employees, or other agents to the fullest extent permitted by the FBCA. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

2021 Equity Incentive Plan

The following is a summary of the material features of the Guident Corp Equity Incentive Plan (the “2021 Plan”). The purposes of the 2021 Plan are to (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the Company’s business. The 2021 Plan will be terminated in connection with the Company’s approval of the 2025 Plan, but outstanding awards made under the 2021 Plan will remain subject to its terms and conditions.

Eligibility

The Administrator may grant awards to any employee, consultant, or director of the Company or its affiliates. Only employees are eligible to receive incentive stock options.

Administration

The 2021 Plan will be administered by the Board of Directors (the “Board”) or a committee of one or more members of the Board appointed by the Board to administer the 2021 Plan in accordance with its terms (a “Committee”), or any person that has been delegated administrative authority pursuant to the 2021 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator will have the authority to construe and interpret the 2021 Plan and apply its provisions, promulgate, amend, and rescind rules and regulations relating to the administration of the 2021 Plan, from time to time to select those participants to whom award shall be granted, to prescribe the terms and conditions of each award, and to amend any outstanding awards, and to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2021 Plan.

Share Reserve

The maximum aggregate number of shares of the Company’s common stock (the “Shares”) that may be issued under the 2025 Plan is the sum of (A) 290,000, plus (B) an increase commencing on January 1, 2026, and continuing annually on each anniversary thereof through and including January 1, 2035, equal to the lesser of (i) 2% of the Shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the Board or the Committee.

Up to 1,500,000 shares may be issued upon the exercise of incentive stock options over the duration of the plan through January 1, 2035.

Any Shares subject to an award that expires or is canceled, forfeited, or terminated without issuance of the full number of Shares to which the award related will again be available for issuance under the 2021 Plan. Any Shares that again become available for future grants shall be added back as one (1) Share if such Shares were subject to options or stock appreciation rights and as two (2) Shares if such Shares were subject to other awards. Notwithstanding anything to the contrary: Shares subject to an award under the 2021 Plan shall not again be made available for issuance or delivery under the 2021 Plan if such Shares are (a) Shares tendered in payment of an option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award.

The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).

Types of Awards

The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and cash awards (collectively, “awards”).

Stock Options. The 2021 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2021 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any person eligible to receive awards under the 2021 Plan.

The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one Share on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such Share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to Shares or cash, equal to the number of Shares subject to the stock appreciation right that is being exercised multiplied by the excess of (a) the fair market value of a Share on the date of exercise over (b) the exercise price specified in the stock appreciation right award agreement. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of Shares that vests in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares and the right to receive cash dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in Shares, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator. The holders of restricted stock units will have no voting rights.

Performance Awards. The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as performance awards, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Cash Awards. A cash award is an award under the 2021 Plan that is payable in cash. The Administrator shall have the authority to determine the service providers to whom and the time or times at which cash awards shall be made, the amount of such cash awards, and all other conditions of the cash awards. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

Equitable Adjustments

In the event of changes in the outstanding Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2021 Plan and any award agreements, the exercise price of options and stock appreciation rights, the performance goals to which performance share awards and cash awards are subject, the maximum number of Shares subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a Share or other consideration subject to such awards to the extent necessary to preserve the economic intent of such award. Unless the Administrator specifically determines that such adjustment is in the best interests of the Company, the Administrator shall, in the case of incentive stock options, ensure that any adjustments will not constitute a modification, extension or renewal of the incentive stock options within the meaning of Section 424(h)(3) of the Code and in the case of non-qualified stock options, ensure that any adjustments will not constitute a modification of such non-qualified stock options within the meaning of Section 409A of the Code.

Change in Control

In the event of a change in control (as defined in the 2021 Plan), the Administrator may, but shall not be obligated to: (a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (b) cancel awards and cause to be paid to the holders of vested awards the value of such awards, if any, as determined by the Administrator, in its sole discretion, it being understood that in the case of any option with an exercise price that equals or exceeds the price paid for a Share in connection with the change in control, the Administrator may cancel the option without the payment of consideration therefor; (c) provide for the issuance of substitute awards or the assumption or replacement of such awards; or (d) provide written notice to participants that for a period of at least ten days prior to a change in control, such awards will be exercisable, to the extent applicable, as to all Shares subject thereto and upon the occurrence of the change in control, and any awards not so exercised will terminate and be of no further force and effect.

Amendment and Termination

Our Board, at any time and from time to time, may amend or terminate the 2021 Plan. No amendment will be effective unless approved by the Company’s shareholders to the extent shareholder approval is necessary to satisfy any applicable laws. Additionally, rights under any award granted before an amendment of the 2021 Plan will not be impaired by any amendment of the 2021 Plan unless (a) the Company requests the consent of applicable participants, and (b) such participants consent in writing.

Recoupment Policy

The Administrator may, in its sole discretion, cancel an award if a participant has engaged in or engages in any detrimental activity (as defined in the 2021 Plan). The Administrator may, in its sole discretion, also provide that (i) if a participant has engaged in or engages in detrimental activity, the participant will forfeit any gain realized on the vesting, exercise or settlement of any award, and must repay the gain to the Company and (ii) if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to repay any such excess amount to the Company.

Form S-8

The Company intends to file with the SEC a registration statement on Form S-8 covering the Shares issuable under the 2021 Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2021 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2021 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2021 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such Shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the Shares issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the Shares over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Cash Awards. The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units and other cash awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired from a stock appreciation right, restricted stock, or restricted stock unit will be the amount paid for such Shares plus any ordinary income recognized when the Shares were originally delivered, and the participant’s capital gain holding period for those Shares will begin on the day after they are transferred to the participant.

Performance Awards. The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2021 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

2025 Equity Incentive Plan

The Company will adopt the Guident Corp. 2025 Equity Incentive Plan (the “2025 Plan”) in connection with the consummation of the offering. The 2025 plan will be maintained to attract, retain, and motivate persons who make important contributions to the Company. The following is a summary of the material features of the 2025 Plan.

Eligibility

The Administrator may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees are eligible to receive incentive stock options.

Administration

The 2025 Plan will be administered by the Board of Directors (the “Board”) or one more committees or subcommittees of the Board, which will be comprised, unless otherwise determined by the Board, solely of not less than two members who will be non-employee directors (a “Committee”), or any officer that has been delegated administrative authority pursuant to the 2025 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator, which initially will be the Board with respect to awards to non-employee directors and the Compensation Committee of our Board with respect to other participants. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2025 Plan, subject to the 2025 Plan’s express terms and conditions. The Administrator will also set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration conditions.

Share Reserve

The maximum aggregate number of shares of the Company’s common stock (the “Shares”) that may be issued under the 2025 Plan is the sum of (A) 290,000, plus (B) an increase commencing on January 1, 2026, and continuing annually on each anniversary thereof through and including January 1, 2035, equal to the lesser of (i) 2% of the Shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the Board or the Committee.

Up to 1,500,000 shares may be issued upon the exercise of incentive stock options over the duration of the plan through January 1, 2035.

Shares issuable under the 2025 Plan may be authorized, but unissued, or reacquired shares. Shares underlying any awards under the 2025 Plan that are settled in cash, forfeited, canceled, repurchased, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2025 Plan, although shares shall not again become available for issuance as incentive stock options. Additionally, shares issued as “substitute awards” (as defined in the 2025 Plan) will not count against the 2025 Plan’s share limit, except substitute awards that are incentive stock options will count against the incentive stock option limit.

The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).

Annual Limitation on Awards to Non-Employee Directors

The 2025 Plan contains a limitation whereby the value of all awards under the 2025 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Board, and $500,000 in any other calendar year.

Types of Awards

The 2025 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- or cash-based awards (collectively, “awards”).

Stock Options. The 2025 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2025 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2025 Plan.

The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one Share on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to Shares or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of a Share on the grant date. The term of each stock appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock. A restricted stock award is an award of Shares that vests in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.

Restricted Stock Units. Restricted stock units are the right to receive Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in Shares, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the 2025 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards. The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.

Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one Share while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or Shares, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Stock- or Cash-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2025 Plan and/or cash awards made outside of the 2025 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

Repricing

Notwithstanding anything to the contrary in the 2025 Plan, unless a repricing is approved by shareholders, in no case may the Administrator (i) amend an outstanding option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the Shares, the Administrator will adjust (i) the number and class of shares which may be delivered under the 2025 Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2025 Plan’s numerical limits.

Change in Control

In the event of a change in control (as defined in the 2025 Plan), each outstanding award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, if a successor refuses to assume or substitute for the award, (A) the participant will fully vest in and have the right to exercise the award, (B) all applicable restrictions will lapse, and (C) all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Term

The 2025 Plan will become effective when approved by our shareholders, and, unless terminated earlier, the 2025 Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board may amend, alter, suspend, or terminate the 2025 Plan at any time. No amendment or termination of the 2025 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2025 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2025 Plan.

Recoupment Policy

All awards granted under the 2025 Plan, all amounts paid under the 2025 Plan, and all Shares issued under the 2025 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy.

Form S-8

The Company intends to file with the SEC a registration statement on Form S-8 covering the Shares issuable under the 2025 Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2025 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2025 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2025 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If Shares issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such Shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the Shares at exercise (or, if less, the amount realized on a sale of such Shares) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the Shares issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering Shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the Shares over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Awards and Other Stock- and Cash-Based Awards. The current federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the Shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock- or cash-based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired from a stock appreciation right, restricted stock, restricted stock unit, dividend equivalent award, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Performance Awards. The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2025 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 2,835,641 shares of common stock outstanding as of the date hereof and excludes the restricted stock outstanding and the conversion upon the closing of this offering of (i) 16,875 shares of preferred stock into common stock, (ii) 62,047 shares for the Senior Convertible Promissory Note, dated August 15, 2025, and (iii) $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at an assumed conversion price of $8.80 per share, based on the Parent Note and the offering price. In addition, the number of shares and percentage of shares beneficially owned after the offering gives effect to the issuance by us of 1,704,545 shares of common stock in this offering assuming an initial public offering price of $8.80 per share (the mid-point of the price range set forth on the cover page of this prospectus). The percentage ownership information assumes no exercise of the underwriters’ over-allotment option.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is 4910 Communication Ave, Suite 150, Boca Raton, Florida 33431.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned Before Offering(1)	Percent of Common Stock Beneficially Owned Before Offering(1)	Shares of Common Beneficially Stock Owned After Offering(1)	Percent of Common Stock Beneficially Owned After Offering(1)
Executive Officers and Directors
Harald Braun(2)	484,375	17.08%	484,375	9.22%
Daniel Grossman(3)	125,000	4.26%	125,000	2.50%
Johan De Nysschen(4)	125,000	4.22%	125,000	2.49%
Michael Tessler	-	-	-	-
Bonnie Boyer	-	-	-	-
All directors and named executive officers as a group (five persons)	734,375	25.56%	734,375	14.21%
5% Stockholders
Guident Ltd.(5)	2,600,133	91.69%	2,884,224	58.82%

*	Less than 1%.

(1)	Percentage ownership is based on 2,835,641 shares of our common stock outstanding prior to this offering, and 4,903,199 shares of our common stock outstanding after this offering and the conversion of (i) 16,875 shares of preferred stock into common stock, (ii) the Senior Convertible Promissory Note, dated August 15, 2025, and (iii) $2.5 million of the Parent Note into an aggregate of 284,091 shares of common stock at a conversion price of $8.80 per share), but does not include outstanding restricted common stock.
(2)	Includes (i) 135,870 shares of common stock held by Braun Concepts & Solutions, Inc., a Florida corporation, (ii) 314,130 shares of restricted common stock issued to Mr. Braun on January 12, 2025, and (iii) 34,375 shares of common stock underlying options issued to Mr. Braun which are exercisable within 60 days of the date of this prospectus. Mr. Braun is the owner of Braun Concepts & Solutions, Inc. and holds voting and dispositive discretion over such shares. Mr. Braun disclaims any beneficial ownership of the securities held by Braun Concepts & Solutions, Inc., other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(3)	Includes 97,826 shares of restricted common stock issued to Mr. Grossman on January 12, 2025.
(4)	Includes 125,000 shares of restricted common stock issued to Mr. De Nysschen on January 12, 2025.
(5)	Tekcapital plc, a public company listed on the London Stock Exchange, owns all issued and outstanding securities of Tekcapital Europe Ltd., which owns all issued and outstanding securities of Guident Ltd. Mr. Clifford Gross is the Chief Executive Officer of Tekcapital plc. As such, Tekcapital plc and Mr. Gross may be deemed to beneficially own the shares held by Guident Ltd by virtue of their control over Guident Ltd. and Mr. Gross disclaim beneficial ownership of the shares held by Guident Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions were approved by our Board of Directors and a majority of our issued and outstanding shares of capital stock. Upon the consummation of offering, our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our Board of Directors prior to our entering into any related party transactions.

Parent Note

During 2024 and 2023, we had the availability, but not the contractual right to intercompany financing from Guident Ltd, our majority stockholder, in the form of either cash advances or borrowings under a convertible note (as discussed below).

On December 1, 2020, we issued a convertible note (the “Parent Note”) to its Parent and Affiliates for up to $3,000,000 that bears interest at 10% per annum, which includes the option to convert the debt into our common stock at market price. The Parent Note can be converted into shares of our common stock upon occurrence of certain conversion events, as defined.

On December 31, 2023, we executed an amended and restated Parent Note, increasing the amount of available financing from $3,000,000 to $5,000,000.

As of September 30, 2025, the outstanding balance on the Parent Note was approximately $5,000,000.

Consulting Agreement

On December 1, 2021, we entered into an agreement (the “Consulting Agreement”) with Tekcapital Europe Ltd., the owner of the Parent. While the Consulting Agreement does not stipulate a specific maturity date, it can be terminated with 30 calendar days written notice by either party. Pursuant to the Consulting Agreement, we are billed $35,000 quarterly and Tekcapital Europe Ltd. provides the following services:

●	Provision of support and advice as follows: Intellectual property research, technical review, intellectual property licensing and acquisition services, strategy services, and certain accounting services.

Debt Conversion Agreement

In January 2025, the Company entered into a Debt Conversion Agreement resulting in conversion of $2,282,356 of the amount outstanding under the Convertible Loan Note issued to Parent and Affiliates. The conversion was executed at $6.80 per share, the prevailing stock price at a date of conversion, resulting in issuance of 335,641 shares of common stock to Guident Limited.

Employment Agreements

See “Executive Compensation – Employment Arrangements with our Named Executive Officers” regarding employment agreements with our executives.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, since the beginning of our last fiscal year, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

DESCRIPTION OF CAPITAL STOCK

General

Pursuant to our amended and restated articles of incorporation, our authorized capital stock consists of fifty million (50,000,000) shares of Common Stock, $0.00001 par value and fifteen million (15,000,000) shares of preferred stock, $0.00001 par value. As of the date of this prospectus, after giving effect to the Reverse Stock Split, there are 2,835,641 shares of common stock outstanding. In addition, as of the date of this prospectus, we had outstanding options to purchase an aggregate of 528,125 shares of our common stock, at a weighted average exercise price equal to $7.12 per share. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

As of the date of this prospectus, 2,835,641 shares of common stock were issued and outstanding held by stockholders of record. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential distribution rights of third parties. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no pre-emptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Stock Options

As of the date of this prospectus, we had reserved the following shares of common stock for issuance pursuant to stock options under the 2021 Equity Incentive Plan and 2025 Equity Incentive Plan described below:

●	528,125 shares of our common stock reserved for issuance under stock option agreements issued pursuant to the 2021 Equity Incentive Plan with a weighted average exercise price of $7.12 per share; and

●	290,000 shares of our common stock reserved for future issuance under the 2025 Equity Incentive Plan.

Convertible Promissory Notes

As of the date of this prospectus, the Parent Note was outstanding in an aggregate principal amount of approximately $5,000,000. The Parent Note has an interest rate of 10.0% per annum, is unsecured, matures on December 31, 2026 and provide for conversion, at the election of the holder, into our common stock upon the earlier of (i) the Company consummating an equity financing pursuant to which it raises an aggregate amount of not less than $750,000, (ii) the Company entering into a transaction pursuant to which the Company sells not less than 10% of the Company’s shares, excluding any and all convertible notes which are convertible into shares, (iii) the Company lists its shares on a public exchange or (iv) the holder determines to convert the Parent Note. The principal amount and accrued but unpaid interest under the Parent Note will automatically convert into shares of our common stock at the stated conversion price per share. Concurrent to the offering, the holder has agreed to convert $2,500,000 of the Parent Note into 284,091 shares of our common stock. Concurrent to the offering, the Company will enter into an amendment to the Parent Note pursuant to which the parties will agree to remove the conversion feature previously provided under the Parent Note. The amendment will further provide that, following the consummation of the offering, the outstanding principal balance under the Parent Note will be repaid in 36 equal monthly installments of principal and interest, commencing on the first month following the consummation of this offering.

2022 Placement Warrants

In December 2022, we consummated a private placement, pursuant to which we issued 16,875 units, with each unit consisting of (i) one share of our common stock and (ii) one three-year warrant to purchase our common shares (the “2022 Placement Warrants”), to various accredited investors at a price per unit of $8.00, for an aggregate purchase price of $16,875.

The warrants are exercisable at a price of $8.00 per share, subject to adjustment upon stock splits and upon fundamental transactions the warrants become exercisable into the consideration that would have been received had the warrants been exercised prior to the fundamental transaction.

2025 Placement Agent Warrants

In August 2025, we entered into a Senior Convertible Promissory Note Purchase Agreement pursuant to which we agreed to issue Senior Convertible Promissory Notes (the “Notes”) to nine (9) investors for an aggregate principal amount of $421,000.00 (the “August 2025 Financing”). In connection with the August 2025 Financing and the issuance of the Notes, we issued placement agent warrants exercisable into 1,857 shares of our common stock at an exercise price of $8.16 subject to adjustment upon stock splits and upon fundamental transactions the warrants become exercisable into the consideration that would have been received had the warrants been exercised prior to the fundamental transaction.

Warrants

We have agreed to sell to the representative of the underwriters of this offering, or its permitted designees, for nominal consideration, warrants to purchase 85,227 shares of our common stock (or 98,011 if the underwriters’ over-allotment option is exercised in full) as additional consideration to the underwriters in this offering (assuming an initial public offering price of $8.80 per share of our common stock (the mid-point of the price range set forth on the cover page of this prospectus)). The representative’s warrants will have an exercise price equal to 110.0% of the public offering price in this offering and shall be exercisable during the five (5) year period commencing 180 days following the commencement of sales of the securities in this offering, which is also the effective date of the registration statement of which this prospectus is a part, and will contain customary “cashless” exercise and registration rights provisions. The warrants shall not be exercisable for a period of 180 days following the commencement of sale of the securities in this offering, which is also the date of effectiveness of the registration statement of which this prospectus forms a part. See “Underwriting — Warrants.”

Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Amended and Restated Articles of Incorporation and Bylaws.

Our amended and restated articles of incorporation and amended and restated bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, on the call of its board of directors or the person or persons authorized to do so by the amended and restated bylaws, or at the request in writing by shareholders of record owning at least 25% of the issued and outstanding voting shares of common stock; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

Elimination of Monetary Liability for Officers and Directors

Pursuant to the FBCA, our amended and restated articles of incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in our best interests.

Indemnification of Officers and Directors

Our amended and restated articles of incorporation also contain provisions to indemnify the directors, officers, employees, or other agents to the fullest extent permitted by the FBCA. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Computershare Inc.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was no public market for our common stock or Warrants. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the closing of this offering, approximately 4,903,199 shares of common stock will be outstanding, assuming an initial public offering price of $8.80 per share (the mid-point of the price range set forth on the cover page of this prospectus), offered hereby and further assuming no exercise of the underwriters’ over-allotment option. Of the shares to be outstanding immediately after completion of the offering, all 1,704,545 shares sold in this offering will be freely tradable unless held by an affiliate of ours. Of the remaining 3,198,654 shares of common stock outstanding after this offering, no shares are, or will be, freely tradable without restriction immediately after the consummation of this offering. Approximately 151,386 of these shares, representing shares not held by our “affiliates,” may generally be resold under SEC Rule 144 beginning 90 days from the effectiveness of the registration statement of which this prospectus forms a part, subject to any lock-up agreements entered into between such stockholders and Dominari Securities LLC, and the remainder of these shares may be resold under SEC Rule 144 beginning 180 days following the commencement of sales in this offering, subject to any lock-up agreements entered into between such stockholders and Dominari Securities LLC and subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not an affiliate of ours and has held their shares for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 49,032 shares immediately after this offering; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement. Notwithstanding the availability of Rule 144, the holders of all of our restricted shares have entered into lock-up agreements as described below and their restricted shares will become eligible for sale at the expiration of the restrictions set forth in those agreements.

Rule 701

Under Rule 701, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plans may be resold, by:

●	persons other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Lock-up Agreements

Our executive officers and directors have agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for 180 days following the following the commencement of sales in this offering without the prior written consent of the Representative. Any other holders of 5% or more of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer, or dispose of any shares or similar securities for 180 days following the effective date of the registration statement for this offering without the prior written consent of the Representative. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Equity Incentive Plans

We intend to file registration statements on Form S-8 under the Securities Act after the closing of this offering to register the shares of our common stock that are issuable pursuant to our 2025 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity, or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividend on our common stock following the completion of this offering. However, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act (“FATCA”)any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest (“USRPI”), by reason of our status as a “United States real property holding corporation,” (“USRPHC”) for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our common stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our common stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering our securities described in this prospectus through the underwriters named below. Dominari Securities LLC is acting as representative (the “Representative”) of the underwriters and as Lead Book-Running Manager. Prime Number Capital LLC is acting as Joint Book-Running Manager. We have entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters. Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of common stock listed next to its name in the following table at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares
Dominari Securities LLC
Prime Number Capital LLC
Total

The Underwriting Agreement provides that the underwriters must buy all of the securities being sold in this offering if they buy any of them. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option to purchase additional securities as described below.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities relating to the offering, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Our securities are offered subject to a number of conditions, including:

●	receipt and acceptance of our common stock and warrants by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we have granted the underwriters an option exercisable for 45 days after the closing of the offering, to purchase, from time to time, in whole or in part, up to an aggregate of 255,682 shares of common stock (15% of the shares of common stock sold in this offering) from us to cover over allotments, if any, at the public offering price, less underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting section. If this option is exercised in full, the total underwriting discounts and commissions payable will be approximately $1,293,750 and the total proceeds to us, before expenses, will be approximately $14,720,000.

Underwriting Discount, Expenses Reimbursement

Securities sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the public offering price. The underwriters may offer the securities through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the Underwriting Agreement, the underwriters will be obligated to purchase the securities at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 255,682 additional shares of common stock.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	Represents underwriting discounts equal to seven and one half percent (7.5%) of the gross proceeds from sales of shares of common stock in the offering.
(2)	Does not include a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of this offering, payable to the Representative.

We have also agreed to pay Dominari Securities LLC’s reasonable out-of-pocket fees and expenses up to a maximum amount of $250,000. Additionally, we have paid a total of $120,000 to Prime Number Capital LLC as nonrefundable advisory fee for Prime Number Capital LLC’s services unrelated to this proposed offering. In accordance with FINRA Rule 5110, the $250,000 accountable expenses are deemed underwriting compensation for this offering.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $613,554.

Warrants

In connection with this offering, Dominari Securities LLC is entitled to receive Warrants (the “Dominari Warrants”) to purchase an aggregate of shares of our common stock (equal to 5% of the common stock sold in the offering, including any exercise of any shares in the over-allotment option). The Dominari Warrants have a three-year term and an exercise price of 120% of the public offering price. The Dominari Warrants will expire on the third anniversary of the commencement date of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). In accordance with FINRA Rule 5110(e)(1), Dominari Securities LLC has agreed not sell, transfer, assign, pledge or hypothecate, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representative Warrants or the shares underling the Dominari Warrants for a period of 180 days beginning on the date of commencement of sales of this public offering in accordance with FINRA Rule 5110.

Right of First Refusal

For a period of twelve (12) months from the closing of this offering, we will grant to the Representative an irrevocable right of first refusal to act as the sole investment banker, sole book-runner or sole placement agent, at the Representative’s sole discretion, for each (i) equity, equity-linked, debt or mezzanine financing or other investment in the Company (including a secondary sale or offering by security holders effected with the Company’s assistance); (ii) tender offer or exchange offer for, debt, convertible debt securities; (iii) merger, consolidation, sale, transfer or other disposition of all or substantially all of the Company’s stocks or asset; (iv) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, or other similar transactions, during such twelve (12) month period for the Company, or any successor to or any subsidiary of the Company, on terms customary to the Representative.

Lock-up Agreement

Each of the Company’s executive officers and directors prior to the offering have agreed with the underwriters not to directly or indirectly offer to sell, sell, transfer or dispose of any shares or similar securities for a period of 180 days following the commencement of sales in this offering without the prior written consent of the Representative. Any other holders of 5% or more of the outstanding shares of the Company’s common stock have also agreed with the underwriters not to directly or indirectly offer to sell, sell, transfer or dispose of any shares or similar securities for a period of 180 days following the commencement of sales in this offering without the prior written consent of the Representative.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain, or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the Representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there has been no public market for our common stock. The initial public offering price was determined through negotiations between us and the Representative. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

●	the information set forth in this prospectus and otherwise available to the Representative;

●	the history and prospects for our Company and the industry in which we compete;

●	our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	our financial and operating information;

●	our present state of development;

●	valuation multiples of publicly traded companies that the Representative believes are comparable to ours;

●	general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Neither we nor the Representative can assure investors that an active trading market will continue to exist for shares of our common stock, or that our common stock will trade at or above the public offering price.

Stock Exchange

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “GDNT,” which listing is a condition to this offering. There can be no assurance that we will be successful in listing our common stock on the Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

EXPERTS

Cherry Bekaert, LLP, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2023 and 2024, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2023 and 2024, as set forth in their report. We have included our financial statements in this prospectus and in this registration statement in reliance on such report given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our common stock under the Securities Act, and as such, will pass upon the validity of the securities offered hereby. Certain matters are being passed on for the underwriters by Hunter Taubman Fischer & Li LLC, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the closing of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.guident.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

GUIDENT CORP.

BALANCE SHEETS

September 30, 2025 (Unaudited) and December 31, 2024

	2025	2024
TOTAL ASSETS
Current Assets
Cash and cash equivalents	$97,439	$22,818
Accounts receivable	71,866	10,572
Prepaid expenses	57,780	78,746
Deferred offering costs	330,601	-
Other current assets	50,600	50,600
Total Current Assets	608,286	162,736

Non-Current Assets
Patent costs, net	303,100	241,462
Capitalized software costs, net	441,794	234,443
Right of use asset	316,975	372,846
Property and equipment, net	391,246	385,837
TOTAL ASSETS	$2,061,401	$1,397,324

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$135,930	$135,662
Due to Parent and Affiliates	234,054	283,331
Related party convertible debt	5,000,000	5,000,000
Convertible promissory note	392,554	-
Deferred revenue	58,616	-
Deferred grant income	-	104,716
Operating lease liability - current	80,223	72,119
Total Current Liabilities	5,901,377	5,595,828

Non Current Liabilities
Operating lease liability - non-current	244,436	306,162
Total Non-Current Liabilities	244,436	306,162
TOTAL LIABILITIES	6,145,813	5,901,990

Stockholders’ Equity (Deficit)
Preferred stock (15,000,000 shares authorized, 16,875 shares issued and outstanding as of September 30, 2025 and December 31, 2024, at par value $0.00001)	-	-
Common stock (50,000,000 shares authorized, 2,835,641 shares issued as of September 30, 2025 and 2,500,000 as of December 31, 2024, respectively, at par value $0.00001)	28	25
Additional paid-in capital	5,710,668	241,491
Accumulated deficit	(9,795,108)	(4,746,182)
TOTAL STOCKHOLDERS’ (DEFICIT)	(4,084,412)	(4,504,666)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$2,061,401	$1,397,324

GUIDENT CORP.

STATEMENTS OF OPERATIONS (Unaudited)

For the nine months ended September 30, 2025 and 2024

	2025	2024
Revenues, net	$103,804	$16,222
Less: Cost of Goods Sold	(58,987)	(8,478)
Gross profit	44,817	7,744

Operating Expenses:
General and administrative*	(4,028,407)	(641,931)
Sales and marketing	(357,388)	(190,379)
Research & development	(361,996)	(296,811)
Related party management fee	(105,000)	(105,000)
Total Operating Expenses	(4,852,791)	(1,234,121)

Grant Income	104,710	261,645
Other Income	-	19,835
Interest Expense	(345,662)	(194,188)
Total Other (Expense)/Income	(240,952)	87,292

Net Loss	$(5,048,926)	$(1,139,085)

Earnings per share

Weighted average number of shares outstanding:	2,803,675	2,500,000
Loss per share, basic and diluted	$(1.80)	$(0.46)

*	includes $3,106,741 related to non-cash stock compensation expense for the nine months ended September 30, 2025.

GUIDENT CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) Unaudited

For the periods ended September 30, 2025 and September 30, 2024

	Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total
	# Shares	Amount	# Shares	Amount	Capital	Deficit	Equity
Balance - January 1, 2024	16,875	-	2,500,000	25	198,094	(3,031,154)	(2,833,035)
Net Loss						(1,139,085)	(1,139,085)
Dividend distribution					(20,450)		(20,450)
Stock based compensation					51,115		51,115
Balance - September 30, 2024	16,875	-	2,500,000	25	228,759	(4,170,239)	(3,941,455)

Balance - January 1, 2025	16,875	-	2,500,000	25	241,491	(4,746,182)	(4,504,666)
Net Loss						(5,048,926)	(5,048,926)
Conversion of related party debt			335,641	3	2,282,353		2,282,356
Stock based compensation					3,186,824		3,186,824
Balance - September 30, 2025	16,875	-	2,835,641	28	5,710,668	(9,795,108)	(4,084,412)

GUIDENT CORP.

STATEMENTS OF CASH FLOWS (Unaudited)

For the nine months ended September 30, 2025 and 2024

	2025	2024
Operating Activities
Net (Loss)	$(5,048,926)	$(1,139,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	41,572	14,109
Depreciation	83,025	57,696
Non cash interest expense	342,289	194,188
Stock compensation expense	3,186,824	51,116
Expenses paid by parent and affiliates	564,786	136,036
Changes in operating assets and liabilities:
Accounts receivable	(61,294)	(9,822)
Accounts payable and accrued expenses	269	(15,945)
Prepaid expenses	20,963	82,247
Lease liability	2,249	-
Deferred revenue	58,616	-
Deferred income grant	(104,710)	21,689
Other current assets	-	(50,600)
Net cash flows from operating activities	(914,337)	(658,372)

Investing Activities
Patent costs	(80,568)	(43,899)
Purchases of property and equipment	(88,434)	(319,297)
Capitalized software expenditures	(229,993)	(116,832)
Net cash flows from investing activities	(398,995)	(480,028)

Financing Activities
Proceeds from related party convertible debt	1,326,000	1,165,000
Proceeds from senior promissory note	392,554	-
Dividend distribution	-	(20,450)
Deferred offering costs	(330,601)	-
Net cash flows from financing activities	1,387,953	1,144,550

Net Change In Cash	74,621	6,150
Cash at Beginning of Period	22,818	12,839
Cash at End of Period	$97,439	$18,989

Supplemental Non-Cash Investing and Financing Activities

The Company incurred expenses paid by Parent and Affiliates and related party convertible debt in the amount of $564,786 and $136,036 during the periods ended September 30, 2025 and September 30, 2024.

During period ended September 30, 2025, the Company entered into Debt Conversion Agreement resulting in conversion of $2,282,356 of the amount outstanding under the Convertible Loan Note issued to Parent and Affiliates, resulting in issuance of 335,641 shares of common stock to Guident Limited.

GUIDENT CORP.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2025 (unaudited) and December 31, 2024

NOTE 1 – GENERAL INFORMATION

General Information – GUIDENT CORP., (the “Company” or “we” or “Guident”) is a corporation organized under the laws of the State of Florida. The Company is a subsidiary of Guident, Ltd. (the “Parent”) who is a wholly-owned subsidiary of Tekcapital Plc, through Tekcapital Europe, Ltd (collectively the “Parent and Affiliates”). The principal activity of the Company is providing a teleoperation-as-a-service platform for autonomous vehicles. There were no material changes in accounting principles or practices during the interim period.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

In the opinion of management, the accompanying unaudited condensed financial statements have been prepared on a basis consistent with the Company’s December 31, 2024 audited financial statements, and include all adjustments, consisting of only normal recurring adjustments, necessary to fairly state the information set forth therein. These condensed financial statements have been prepared in accordance with SEC rules for interim financial information, and, therefore, omit certain information and footnote disclosures necessary to present such statements in accordance with GAAP. The preparation of these condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. These condensed financial statements should be read in conjunction with the audited financial statements and notes thereto. The accompanying condensed balance sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all information and footnotes required by GAAP for a complete set of financial statements. The results of operations for the nine months ended September 30, 2025, may not be indicative of the results to be expected for the entire year or any future periods.

Significant Accounting Policies

A description of the Company’s significant accounting policies are included in the audited financial statements for the year ended December 31, 2024. There have been no material changes in the Company’s significant accounting policies during the nine months ended September 30, 2025.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and directors in accordance with FASB ASC Topic 718, which requires that compensation expense be recognized in the financial statements for stock-based awards based on the grant date fair value. For stock option awards, the Black-Scholes-Merton option pricing model was used to estimate the fair value of share-based awards. The Black-Scholes-Merton option pricing model incorporates various and highly subjective assumptions, including expected term and share price volatility. The expected term of the stock options was estimated based on the simplified method as allowed by Staff Accounting Bulletin 107 (SAB 107).

The share price volatility at the grant date is estimated using historical stock prices based upon the expected term of the options granted, using stock prices of comparably profiled public companies. The risk-free interest rate assumption is determined using the rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued.

We note that the fair value of common stock used in the option pricing model in 2025 was determined using the most recent price paid by Company’s shareholder through conversion of the convertible note into Company’s shares in January of 2025. The Company estimates the grant date fair value of restricted stock awards based on the estimated fair value of the underlying common stock.

Revenue Recognition

The majority of our revenue is expected to be generated from the sales of our RMCC teleoperation software services, which may include the installation of hardware components, recurring monitoring and control services, and software activation or integration services.

To determine revenue recognition, we perform the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligation(s) in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligation(s) and (v) recognize revenue when (or as) the performance obligation is satisfied. At contract inception, we assess the goods and services promised within each contract and determine those that represent performance obligations. In contracts for teleoperation deployments, including RMCC arrangements, the installation of hardware, access to the Company’s software platform and the provision of ongoing monitoring services are highly interdependent and collectively represent a single performance obligation.

The Company’s billings generally include (a) a one-time, upfront fee associated with the installation and activation of the RMCC teleoperation services solution, and (b) a recurring fee for teleoperation services provided over the duration of a customer contract. Certain customer arrangements may also include separately priced software integration services. The single performance obligation is satisfied over time as the customer simultaneously receives and consumes the benefits of the Company’s teleoperation enablement and monitoring services. Accordingly, the Company recognizes revenue ratably over the term of the contract.

All revenue is reported net of any sales taxes collected from customers on behalf of taxing authorities, when applicable, and net of discounts.

The Company’s sales do not contain any variable consideration.

Grant Income

The Company received grants of approximately $283,000 and $250,000 on June 11, 2024 and June 22, 2023, respectively, from Space Florida to support commercial launch of satellite connectivity-based teleoperation services. These grants, expiring 1 year from the date of the grant, are non-refundable matching grants (cost-sharing) and are provided with a requirement for repayment if the amounts of applicable costs are not matched by the Company. The grant amount in each financial year is recognized as Grant Income in the statements of operations based on the percentage of completion of applicable grant costs incurred by the Company during the grant period.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash, accounts payable, and warrant proceeds recorded in additional paid-in capital. The carrying amounts of these instruments approximate fair value due to their short-term nature. No instruments are carried at fair value on a recurring or nonrecurring basis.

Earnings/loss per share

The Company presents earnings and loss per share data by calculating the quotient of earnings/(loss) and loss divided by the number of common shares outstanding as required by ASC 260-10-50. As of September 30, 2025 and September 30, 2024, all shares underlying the related party convertible debt, restricted stock awards and common stock options were excluded from the earnings per share calculation due to their anti-dilutive effect.

Tax rate

The interim effective tax rate differs from the statutory rate primarily due to valuation allowance.

Segment Reporting

The Company has a single reportable segment, which generates revenue from the sales of its teleoperation software, and related services/hardware components. The Company derives revenue primarily in North America and manages its business activities on a consolidated basis.

The Company’s chief operating decision maker, as such term is defined under GAAP, is our Chief Executive Officer. The accounting policies of our single reportable segment are the same as those for the Company as a whole. The chief operating decision maker assesses performance for the single reportable segment and decides how to allocate resources based on net income that also is reported on the income statement as consolidated net income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The Company does not have intra-entity sales or transfers.

NOTE 3 – GOING CONCERN

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, changes in regulations or restrictions in imports, competition or changes in the autonomous vehicles industry during its early adoption phase. These adverse conditions could affect the Company’s financial condition and the results of its operations.

The Company meets its day to day working capital requirements through the sale of equity securities, proceeds from debt agreements and the sale of teleoperation services. The Company also has issued a convertible note held by its parent company. Company’s forecasts and projections indicate that the Company expects to have sufficient cash reserves and future income to operate within the level of its current facilities. Whilst it is the Company’s intention to rely on the available cash reserves, future proceeds from the sale of equity securities and future income generated from its product sales, a negative variance in the forecasts and projections would make the Company’s ability to continue as a going concern dependent on an additional fund raise. Based on these factors, there is substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 – INTANGIBLE ASSETS

	September 30	December 31
Finite-lived intangible assets	2025	2024
Patent Costs	$397,447	$316,879
Software Development Costs	464,436	234,443
Intangible assets, gross	861,883	551,322

Less: Accumulated amortization	(116,989)	(75,417)
Intangible assets, net	$744,895	$475,905

Amortization expense totaled approximately $42,000 and $14,000 for the periods ended September 30, 2025 and September 30, 2024, respectively. The estimated useful life of software development costs is 5 years. Patent costs are amortized on a straight-line basis over their estimated useful lives, which are based on the remaining legal lives of the underlying patents.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

	June 30	December 31	Estimated Useful Lives
Property & Equipment	2025	2024	(in Years)
Motor Vehicles	$26,623	$26,623	3 years
Computer Equipment	11,426	8,529	3 years
Office Equipment	67,520	63,996	5 years
Plant and Machinery	165,482	86,422	5 years
Leasehold improvement	336,585	333,631	5 years
Property and equipment, gross	607,636	519,201

Less: Accumulated depreciation	(216,390)	(133,364)
Property and equipment, net	$391,246	$385,837

Depreciation expense totaled approximately $83,000 and $58,000 for the periods ended September 30, 2025 and 2024, respectively.

NOTE 6 – RELATED PARTY ADVANCES AND OTHER INTERCOMPANY AGREEMENTS

Convertible Note and Cash Advances

During 2025 and 2024, the Company had the availability, but not the contractual right to intercompany financing from the Parent and Affiliates in the form of either cash advances or borrowings under a convertible note (as discussed below).

In September 2023, the Company issued a convertible note to its Parent and Affiliates for up to $3,000,000 that bears interest at 10% per annum, which includes the option to convert the debt into the Company’s common stock at market price, as defined. The note can be converted into shares of common stock of the Company upon occurrence of certain conversion events, as defined. The note has a maturity date of September 18, 2026.

On December 1, 2020, the Company executed an addendum for its convertible note agreement with Parent and Affiliates, increasing the amount of available financing from $3,000,000 to $5,000,000.

In January 2025, the Company entered into a Debt Conversion Agreement resulting in conversion of $2,282,356 of the amount outstanding under the Convertible Loan Note issued to Parent and Affiliates. The conversion was executed at $6.80, the prevailing stock price at a date of conversion, resulting in issuance of 335,641 shares of common stock to Guident Limited.

The following is a reconciliation of convertible note activity during the period ended September 30, 2025:

Amount
Convertible Note Balance - January 1, 2025	$5,000,000
New advances for working capital	1,940,062
Debt converted to common stock	(2,282,356)
Interest accrual	342,294
Convertible Note Balance - September 30, 2025	$5,000,000

During 2024 and 2023, as well as during the period ended September 30, 2025, the amounts drawn under the convertible note exceeded the available borrowings under the agreement. As such, the incremental excess borrowings were classified as non-interest bearing cash advances, generally due on demand from the Parent and Affiliates.

Concurrent with the closing of the offering, the Company will enter into an amendment to the Parent Note pursuant to which the parties will agree to remove the conversion feature previously provided under the Parent Note. The amendment will further provide that, following the consummation of the offering, the outstanding principal balance under the Parent Note will be repaid in 36 equal monthly installments of principal and interest, commencing on the first month following the consummation of this offering.

Consulting Agreement

In 2021, The Company entered into an agreement with its Parent. The Company is billed $35,000 quarterly. While the agreement does not stipulate a specific maturity date, it can be terminated with 30 calendar days written notice by any party. The related party provides the following services:

●	Provision of support and advice to the Company in accordance with their area of expertise

●	Undertake research, technical review, legal review, recruitment, software development, marketing, public relations and advertisement

●	Provide advice, assistance and consultation services to support the Company or in relation to any other related matter.

During periods ended September 30, 2025 and 2024, the Company incurred $105,000 under its agreement with Tekcapital Europe Ltd.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not currently involved in or aware of threats of any litigation.

Leases

Our executive offices are located at 4950 Communications Avenue., Suite 150, Boca Raton, Florida 33433. The Company also leases a test facility space at the Florida Atlantic University located at 901 NW 35th St, Suite 101E and 101N, Boca Raton, FL 33431.

On August 8, 2022 the Company entered into a non-cancelable operating lease for office space, commencing on that date. The lease term is 61 months, with escalating monthly payments. On February 8, 2024, the Company signed a Commencement Letter signifying the start of the commercial term of the lease.

Maturity analysis of lease liabilities:

The following table summarized future undiscounted lease payments as of September 30, 2025:

Year ending December 31	Lease Payment	Interest Expense	Principal
2025 (3 months)	26,744	7,961	18,783
2026	109,916	26,892	83,024
2027	113,229	18,042	95,187
2028	116,621	7,915	108,706
2029	19,486	241	19,245
	385,996	61,051	324,945

As of September 30, 2025, the weighted average remaining lease term was 3.42 years and the weighted average discount rate was 10%.

Commitments

See related party management services agreement discussed in Note 6.

Separately, the Company licenses certain university-developed technology and patents from universities pursuant to certain license agreements. These license agreements require the Company to pay royalty amounts based on    % of future sales made by the Company.

NOTE 8 – STOCK BASED COMPENSATION

In January 2025, the Company granted Restricted Stock Awards to Employees and Management in the amount of 830,344 shares and Incentive Stock Options in the amount of 484,375 options. The Company’s Incentive Plan was amended in January 2025 to allow for total capacity of 1,375,000 shares under the plan. The Restricted Stock Awards vest in entirety upon 18 months anniversary of the grant date in July 2026. The incentive stock options vest ratably over 3 year term with 1/3rd of the grant amount vesting each year, with the exercise price of $6.80 per share.

The fair value of options granted is expensed over the vesting period and is calculated using the Black-Scholes model. The underlying assumptions used in the option-pricing model for options grants made during period ended September 30, 2025 (no grants during the period ended September 30, 2024) are as follows:

2025
Attribute	Input
Share price at date of grant	$6.80
Options life in years	4
Risk free rate	4.59%
Expected volatility	131%
Expected dividend yield	0
Grant date fair value of options	$5.60

The weighted average grant date fair value of options outstanding was $5.52. Volatility was calculated using historical share price performance of peer companies in the 4-year period prior to option grant.

Details of the number of share options and the weighted average exercise price outstanding as of and during the periods ended September 30, 2025 and 2024 are as follows:

	Av. Exercise price per share $	Options (Number)
As at January 1, 2025	8.00	40,625
Granted	6.80	484,375
Exercised	-	-
Forfeited	-	-
As at September 30, 2025	7.12	525,000
Exercisable as at September 30, 2025	7.52	113,541

The weighted average remaining contractual life is 2.04 years. The weighted average exercise price of options granted during the year was $6.80. The exercise price for options outstanding at the end of the period was $7.12. Unrecognized stock compensation expense of $2,237,884 remains to be recognized through 2027.

During the period ended September 30, 2025 the Company also recognized stock compensation expense of $2,666,328 related to Restricted Stock Awards granted in January 2025. Unrecognized stock compensation expense of $2,980,013 remains to be recognized through July 2026.

NOTE 9 – PROMISSORY NOTE

On August 15, 2025, the Company closed on a transaction offering Senior Convertible Notes in the aggregate principal amount of $420,905. The notes were issued with an initial conversion price of $6.80 per share and accrue interest at a rate of 6% per annum. The holders of the notes have the option to convert the notes into shares of common stock based on the conversion price at any time prior to maturity date, subject to certain price reset and anti-dilution provisions, as defined. Upon the Company’s listing on the Nasdaq, NYSE or NYSE American capital markets, the notes shall automatically convert into shares of common stock at the prevailing conversion price.

NOTE 10 – EQUITY TRANSACTIONS

On August 25, 2025, the Company approved a reverse stock split of its common and preferred stock at a ratio of 1-for-8. As a result, every eight shares of the Company’s issued and outstanding common stock were automatically combined into one share of common stock. The par value per share of common stock remained unchanged at $0.00001 per share. All share and per-share information included in these financial statements and accompanying notes has been retroactively adjusted to reflect the reverse stock split for all periods presented, unless otherwise noted.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Guident Corp. Boca Raton, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Guident Corp. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ deficit, and cash flows the years ended December 31, 2024 and 2023, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s evaluations of the events and conditions and management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Cherry Bekaert LLP

We have served as the Company’s auditor since 2025.

Tampa, Florida

May 9, 2025, except for the 3rd paragraph of Note 11, and its related effects to the financial statements, which is as of September 18, 2025.

GUIDENT CORP.

BALANCE SHEETS

December 31, 2024 and December 31, 2023

	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$22,818	$12,839
Accounts receivable	10,572	-
Prepaid expenses	78,746	100,255
Other current assets	50,600	-
Total Current Assets	162,736	113,094
Non-Current Assets
Patent costs, net	241,462	185,094
Capitalized software costs	234,443	41,190
Property and equipment, net	385,837	128,180
Right of use lease asset	372,846	-
TOTAL ASSETS	$1,397,324	$467,558

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$135,662	$72,717
Due to Parent and Affiliates	283,331	55,376
Related party convertible debt	5,000,000	3,000,000
Deferred grant income	104,716	172,500
Operating lease liability - current	72,119	-
Total Current Liabilities	5,595,828	3,302,593
Non Current Liabilities
Operating lease liability - non-current	306,162	-
Total Non-Current Liabilities	306,162	-
TOTAL LIABILITIES	5,901,990	3,300,593

Stockholders’ (Deficit)
Preferred stock (15,000,000 shares authorized, 16,875 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively, at par value $0.00001)	-	-
Common stock (50,000,000 shares authorized, 2,500,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively, at par value $0.00001	25	25
Additional paid-in capital	241,491	198,094
Accumulated deficit	(4,746,182)	(3,031,154)
TOTAL STOCKHOLDERS’ (DEFICIT)	(4,504,666)	(2,833,035)
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$1,397,324	$467,558

GUIDENT CORP.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2024 and December 31, 2023

	Year ended	Year ended
	December 31,	December 31,
	2024	2023
Revenues, net	$16,222	$91,600
Less: Cost of Goods Sold	(8,478)	(79,162)
Gross profit	7,744	12,438

Operating Expenses:
General and administrative	(868,511)	(533,121)
Sales and marketing	(252,783)	(217,477)
Research & development	(381,913)	(233,760)
Related party management fee	(140,000)	(140,000)
Total Operating Expenses	(1,643,207)	(1,124,358)

Grant Income	351,124	77,500
Other Income	20,734	-
Interest Expense	(451,423)	(273,533)
Total Other (Expense)	(79,565)	(196,033)
Net Loss	$(1,715,028)	$(1,307,953)

Earnings per share

Weighted average number of shares outstanding:	2,516,875	2,516,875
Loss per share, basic and diluted	$(0.68)	$(0.52)

GUIDENT CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT)

For the years ended December 31, 2024 and 2023

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2022	16,875	$-	2,500,000	$25	$137,812	$(1,723,201)	$(1,585,364)
Stock based compensation		-	-	-	60,282		60,282
Net loss	-	-	-	-	-	(1,307,953)	(1,307,953)
Balances, December 31, 2023	16,875	$-	2,500,000	$25	$198,094	$(3,031,154)	$(2,833,035)
Dividend distribution	-	-	-	-	(24,757)		(24,757)
Stock based compensation	-	-	-	-	68,154	-	68,154
Net loss	-	-	-	-	-	(1,715,028)	(1,715,028)
Balances, December 31, 2024	16,875	$-	2,500,000	$25	$241,491	$(4,746,182)	$(4,504,666)

GUIDENT CORP.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2024 and 2023

	2024	2023
Operating Activities
Net (Loss)	$(1,715,028)	$(1,307,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	19,226	16,843
Depreciation	89,700	21,558
Non cash interest expense	451,423	273,533
Stock compensation expense	68,154	60,282
Expenses paid by parent and affiliates	229,532	198,655
Changes in operating assets and liabilities:
Accounts receivable	(10,572)	-
Accounts payable and accrued expenses	64,945	43,492
Prepaid expenses	21,512	(76,378)
Deferred grant income	(67,784)	172,500
Lease liability	5,436	-
Other current assets	(50,600)	-
Net cash flows from operating activities	(894,056)	(597,468)

Investing Activities
Patent costs	(75,597)	(22,033)
Purchases of property and equipment	(347,357)	(139,545)
Capitalized software expenditures	(193,254)	(30,190)
Net cash flows from investing activities	(616,208)	(191,768)

Financing Activities
Proceeds from related party convertible debt, net	1,545,000	763,649
Dividend distribution	(24,757)	-
Net cash flows from financing activities	1,520,243	763,649

Net Change In Cash	9,979	(25,587)
Cash at Beginning of Year	12,839	38,426
Cash at End of Year	$22,818	$12,839

Supplemental Non-Cash Investing and Financing Activities

During the year ended December 31, 2024, the Company recognized Right-of-Use assets and corresponding lease liabilities of $433,505 upon the commencement of new operating leases.

The Company incurred expenses paid by Parent and Affiliates and related party convertible debt in the amount of $229,532 and $198,655 during the years ended December 31, 2024 and December 31, 2023.

GUIDENT CORP.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2024 and December 31, 2023

NOTE 1 – GENERAL INFORMATION

General Information – GUIDENT CORP., (the “Company” or “we” or “Guident”) is a corporation organized under the laws of the State of Florida. The Company is a subsidiary of Guident, Ltd. (the “Parent”) who is a wholly-owned subsidiary of Tekcapital Plc, through Tekcapital Europe, Ltd (collectively the “Parent and Affiliates”). The principal activity of the Company is providing a teleoperation-as-a-service platform for autonomous vehicles.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily under Net 30 terms. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced any significant write-downs in its accounts receivable balances. As of December 31, 2024 and December 31, 2023, the Company had a deminimis allowance for credit loss.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to each respective state. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of sales.

Capitalized Software

The Company incurred software development costs related to development and improvement of its core teleoperation software. The Company capitalized these costs in accordance with ASC 985-20, Software – Costs of Software to be Sold, Leased, or Marketed, considering it is the Company’s intention to market and sell the software externally. Planning, designing, coding and testing occurred necessary to meet design specifications. As such, all coding, development and testing costs incurred subsequent to establishing technical feasibility were capitalized. We have launched a commercial version of our teleoperation software in 2024 that demonstrates the functionality of the software. We expect an estimated useful life of five years from this product.

Intangible Assets

Intangible assets as of December 31, 2024 and 2023 relate to primarily internally developed utility patents. The Company amortizes these assets over the estimated useful life of the patents.

The Company reviews its intangibles assets for impairment whenever changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No such circumstances were determined as of December 31, 2024 and 2023.

Property and Equipment

Property and equipment are depreciated using the straight-line method over the estimated useful lives or lease terms if shorter. Repair and maintenance costs are expensed as incurred.

Lease Liabilities

The Company accounts for its main office lease, which has a term over 12 months, in accordance with Accounting Standards Codification (ASC) 842, Leases, which requires lessees to recognize a Right-of-Use (ROU) Asset and a corresponding Lease Liability.

Initial Recognition and Measurement:

●	Lease Identification: At the inception of a contract, the Company determines whether the arrangement is or contains a lease by assessing if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

●	Lease Term: The lease term includes the non-cancelable period of 61 months, together with any periods covered by options to extend or terminate the lease if the Company is reasonably certain to exercise or not to exercise those options.

●	Lease Liability: Upon lease commencement, the Company measures the lease liability at the present value of the future lease payments, discounted using the rate implicit in the lease, if readily determinable. Since the implicit rate is not readily determinable, the Company’s incremental borrowing rate of 10%, used in the Convertible Loan Note agreement with its Parent and Affiliates, was used.

Lease agreements may contain both lease and non-lease components. Non-lease components generally include items such as common area maintenance, utilities, or other services provided by the lessor. The Company has elected the practical expedient permitted under ASC 842 to not separate lease and non-lease components for all classes of underlying assets. As a result, each lease component and its related non-lease components are accounted for as a single lease component. This policy election significantly reduces the complexity of applying the standard and does not have a material impact on the Company’s consolidated financial statements.

Subsequent Measurement:

After the commencement date, the lease liability is increased to reflect interest on the liability and reduced to reflect lease payments made. The Company remeasures the lease liability when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

The Company recognizes lease expense on a straight-line basis over the lease term. The monthly lease expense is calculated by dividing the total lease payments by the lease term.

The Company’s lease agreement does not have any material residual value guarantees or material restrictive covenants. The Company does not have leases involved with the construction or design of an underlying asset.

For leases with a term of 12 months or less, the Company has elected to apply the practical expedient provided under ASC 842-20-25-2, which permits lessees to make an accounting policy election, by class of underlying asset, to not recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases. Instead, lease payments associated with these leases are recognized on a straight-line basis over the lease term and are included in lease expense in the accompanying statements of operations.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that recognizes deferred tax assets and liabilities based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company follows a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The guidance relates to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to uncertain tax positions are recorded in tax expense.

The Company assesses the realizability of its net deferred tax assets on an annual basis. If, after considering all relevant positive and negative evidence, it is more likely than not that some portion or all of the net deferred tax assets will not be realized, the Company will reduce the net deferred tax assets by a valuation allowance. The realization of net deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of net operating loss carryforwards.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and directors in accordance with FASB ASC Topic 718, which requires that compensation expense be recognized in the financial statements for stock-based awards based on the grant date fair value. For stock option awards, the Black-Scholes-Merton option pricing model was used to estimate the fair value of share-based awards. The Black-Scholes-Merton option pricing model incorporates various and highly subjective assumptions, including expected term and share price volatility. The expected term of the stock options was estimated based on the simplified method as allowed by Staff Accounting Bulletin 107 (SAB 107).

The share price volatility at the grant date is estimated using historical stock prices based upon the expected term of the options granted, using stock prices of comparably profiled public companies. The risk-free interest rate assumption is determined using the rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued.

We note that the fair value of common stock used in the option pricing model in 2023 was determined using the most recent price paid by independent investors through private placement offering undertaken by the Company in late 2022.

Revenue Recognition

Our revenue is generated from the sales of our teleoperation software services, which may include hardware sales, monthly monitoring fees and software integration services.

To determine revenue recognition, we perform the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, we assess the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. We then recognize as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

All revenue is reported net of sales taxes collected from customers on behalf of taxing authorities, and discounts.

The Company billings generally include (a) a one-time, upfront fee for initial hardware installation and configuration services and (b) a recurring fee for teleoperation services provided over the duration of a customer contract. The Company may also separately bill for software integration services provided to our customers.

We identify the contract with a customer upon receipt of an order for our teleoperation services, including any initial hardware setup, through our sales representative or direct purchase order. Our revenue is recognized upon meeting the performance obligation which is (a) installation of the remote monitor and control hardware and initial configuration setup and (b) provision of monthly monitoring and control service. The pricing includes any hardware shipping charges, while excluding any state sales tax charges applicable.

The Company generally recognizes revenue associated with a teleoperation service contract ratably over the term of the contract as the underlying services are provided. Software integration services are also recognized over time as the Company provides these services based on the percentage-of-completion method.

The Company’s sales do not contain any variable consideration.

Grant Income

The Company received grants of approximately $283,000 and $250,000 on June 11, 2024 and June 22, 2023, respectively, from Space Florida to support commercial launch of satellite connectivity-based teleoperation services. These grants, expiring 1 year from the date of the grant, are non-refundable matching grants (cost-sharing) and are provided with a requirement for repayment if the amounts of applicable costs are not matched by the Company. The grant amount in each financial year is recognized as Grant Income in the statements of operations based on the percentage of completion of applicable grant costs incurred by the Company during the grant period.

Earnings/loss per share

The Company presents earnings and loss per share data by calculating the quotient of earnings/(loss) and loss divided by the number of common shares outstanding as required by ASC 260-10-50. As of December 31, 2024 and 2023, all shares underlying the related party convertible debt and common stock options were excluded from the earnings per share calculation due to their anti-dilutive effect.

Segment Reporting

The Company has a single reportable segment, which generates revenue from the sales of its teleoperation software, and related services/hardware components. The Company derives revenue primarily in North America and manages its business activities on a consolidated basis.

The Company’s chief operating decision maker, as such term is defined under GAAP, is our Chief Executive Officer. The accounting policies of our single reportable segment are the same as those for the Company as a whole. The chief operating decision maker assesses performance for the single reportable segment and decides how to allocate resources based on net income that also is reported on the income statement as consolidated net income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The Company does not have intra-entity sales or transfers.

Recent Accounting Pronouncements

In November 2023, FASB issued ASU 2023-07, “Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures”. The update enhances the disclosure requirements for reportable segments, including additional information about significant segment expenses. The Company adopted ASU 2023-01 as of January 1, 2024. Company’s management determined it had no material impact on financial statements.

Upcoming Accounting Pronouncements

In December 2023, FASB issued ASU 2023-09, “Income Taxes – Improvements to Disclosures. This ASU enhances income tax disclosure by adding more granular, jurisdiction-specific information, especially for investors and analysts. The Company expects to adopt this update as of January 1, 2025.

In February 2024, FASB issued ASU 2024-01, “Compensation—Stock Compensation (Topic 718) – Scope Application of Profits Interest and Similar Awards”. The update provides illustrative examples to help determine whether profits interest or similar awards should be accounted for under Topic 718. The Company expects to adopt this update as of January 1, 2025.

In November 2024, FASB issued ASU 2024-03, “Disaggregation of Income Statement Expenses”. This update requires more disaggregated presentation of operating expenses in the income statement. The Company expects to adopt this update as of January 1, 2027.

NOTE 3 – GOING CONCERN

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, changes in regulations or restrictions in imports, competition or changes in the autonomous vehicles industry during its early adoption phase. These adverse conditions could affect the Company’s financial condition and the results of its operations.

The Company meets its day to day working capital requirements through monies raised through sales of teleoperation services and sale of equity interests. The Company also has issued a convertible note held by its parent company. Company’s forecasts and projections indicate that the Company expects to have sufficient cash reserves and future income to operate within the level of its current facilities. Whilst it is the Company’s intention to rely on the available cash reserves, future income generated from its product sales, a negative variance in the forecasts and projections would make the Company’s ability to continue as a going concern dependent on an additional fund raise. Based on these factors, there is substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4 – INCOME TAX PROVISION

The Company accounts for income taxes under an asset and liability approach that recognizes deferred tax assets and liabilities based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse (i.e., when taxes are actually paid or recovered).

The Company assesses the realizability of its net deferred tax assets on an annual basis. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all relevant available positive and negative evidence is considered, including the Company’s current and past performance, the market environment in which the Company operates, length of carryback and carryforward periods, and existing contracts that will result in future profits.

After reviewing all relevant available evidence, the Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2024 and 2023.

The following is a reconciliation of tax computed at the statutory federal rate to the income tax provision in the statements of operations:

	2024	2023
Income tax (benefit) at the statutory federal rate	$(357,981)	$(274,670)
State income tax (benefit), net of Federal benefit	(54,119)	(44,794)
Non-deductible expenses	96,417	58,175
Change in valuation allowance	315,683	261,289
Total	$-	$-

The components of the Company’s deferred tax assets (liabilities) are as follows:

	2024	2023
Deferred tax assets:
Stock-based compensation	$32,552	$15,277
Lease liability	95,875	-
Research and development	121,720	54,454
Net operating loss - Federal	604,623	382,567
Net operating loss - state	125,091	79,146
Deferred tax assets, total:	979,861	531,444

Deferred tax liabilities:
ROU - Assets	94,498	-
Fixed Assets	49,617	14,005
Deferred tax liabilities, total:	144,115	14,005

Net deferred tax assets before valuation allowance:	835,746	517,439

Less: Valuation Allowance	(835,746)	(517,439)

Net deferred tax assets	$-	$-

At December 31, 2024, the Company had federal and state net operating loss carryforwards of $2,879,155, both of which do not expire.

The Company follows a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. Any interest and penalties accrued related to uncertain tax positions are recorded in tax expense. As of December 31, 2024 and 2023, the Company does not believe that is has any liabilities for uncertain tax positions.

The Company files Federal and Florida tax returns. The years that remain subject to examination are the years ended December 31, 2021, 2022, 2023, and 2024.

NOTE 5 – INTANGIBLE ASSETS

	As of December 31,
Finite-lived intangible assets	2024	2023
Patent Costs	$316,879	$241,285
Software Development Costs	234,443	41,190
Intangible assets, gross	551,322	282,475

Less: Accumulated amortization	(75,417)	(56,191)
Intangible assets, net	$475,905	$226,284

Amortization expense totaled approximately $19,000 and $17,000 for the years ended December 31, 2024 and 2023, respectively. Future amortization is expected to approximate $47,000 per year.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

	As of December 31,		Estimated Useful Lives
Property & Equipment	2024	2023	(in Years)
Motor Vehicles	$26,623	$26,623	3 years
Computer Equipment	8,529	8,529	3 years
Office Equipment	63,996	16,351	5 years
Telemetry Equipment	86,422	-	5 years
Leasehold improvement	333,631	120,341	5 years
Property and equipment, gross	519,201	171,844

Less: Accumulated depreciation	(133,364)	(43,664)
Property and equipment, net	$385,837	$128,180

Depreciation expense totaled approximately $90,000 and $22,000 for the years ended December 31, 2024 and 2023, respectively.

NOTE 7 – RELATED PARTY ADVANCES AND OTHER INTERCOMPANY AGREEMENTS

Convertible Note and Cash Advances

During 2024 and 2023, the Company had the availability, but not the contractual right to intercompany financing from the Parent and Affiliates in the form of either cash advances or borrowings under a convertible note (as discussed below).

On December 1, 2020, the Company issued a convertible note to its Parent and Affiliates for up to $3,000,000 that bears interest at 10% per annum, which includes the option to convert the debt into the Company’s common stock at market price, as defined. The note can be converted into shares of common stock of the Company upon occurrence of certain conversion events, as defined. The note has a maturity date of September 18, 2026.

On December 31, 2023, the Company executed an addendum for its convertible note agreement with Parent and Affiliates, increasing the amount of available financing from $3,000,000 to $5,000,000.

In January 2025, the Company entered into a Debt Conversion Agreement resulting in conversion of $2,282,356 of the amount outstanding under the Convertible Loan Note issued to Parent and Affiliates. The conversion was executed at $6.8, the prevailing stock price at a date of conversion, resulting in issuance of 335,641 shares of common stock to Guident Limited.

During 2024 and 2023, the amounts drawn under the convertible note exceeded the available borrowings under the agreement. As such, the incremental excess borrowings were classified as non-interest bearing cash advances, generally due on demand from the Parent and Affiliates.

Management Service Agreement

In 2021, The Company entered into a management services agreement with its Parent. The Company is billed $35,000 quarterly. While the agreement does not stipulate a specific maturity date, it can be terminated with 30 calendar days written notice by any party. The related party provides the following services:

●	Provision of support and advice to the Company in accordance with their area of expertise

●	Undertake research, technical review, legal review, recruitment, software development, marketing, public relations and advertisement

●	Provide advice, assistance and consultation services to support the Company or in relation to any other related matter

During years ended December 31, 2024 and 2023, the Company incurred $140,000 under its agreement with Tekcapital Europe Ltd.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is not currently involved in or aware of threats of any litigation.

Leases

Our executive offices are located at 4950 Communications Avenue., Suite 150, Boca Raton, Florida 33433. The Company also leases a test facility space at the Florida Atlantic University located at 901 NW 35th St, Suite 101E and 101N, Boca Raton, FL 33431.

The Company also entered into a non-cancelable operating lease for testing facility and storage space at the Florida Atlantic University. The lease term was January 1, 2023 to December 31, 2023, with 12 monthly payments of $2,167 each. The Company entered into the lease again for the period of January 1, 2024 to December 31, 2024 also with 12 monthly payments in the amount unchanged from the 2023 lease. Due to the maturity date of each lease being December 31, 2023 and December 31, 2024, and the short-term nature of the leasing arrangement, the Company did not recognize any lease liabilities at each period end.

On August 8, 2022 the Company entered into a non-cancelable operating lease for office space, commencing on that date. The lease term is 61 months, with escalating monthly payments. On February 8, 2024, the Company signed a Commencement Letter signifying the start of the commercial term of the lease.

The Company has determined its incremental borrowing rate to be 10% per annum, compounded monthly.

At lease commencement, the Company recognized a Right-of-Use Asset and a corresponding Lease Liability, both measured at the present value of the future lease payments. The initial measurement was calculated at $433,505.

Maturity analysis of lease liabilities:

The following table summarized future undiscounted lease payments as of December 31, 2024:

Year ending December 31	Lease Payment	Interest Expense	Principal
2025	106,713	34,594	72,119
2026	109,916	26,892	83,024
2027	113,230	18,042	95,187
2028	116,622	7,915	108,706
2029	19,485	241	19,245
	465,966	87,684	378,281

The monthly lease expense is calculated by dividing the total lease payments by the lease term. For the year ended December 31, 2024, the Company recognized total lease expense of $92,800 and reduction in the Right of Use asset balance of $55,225.

The Company incurred total lease expense of $26,000 related to its Florida Atlantic University lease in each of the years ended December 31, 2024 and 2023.

As of December 31, 2024, the weighted average remaining lease term was 4.16 years and the weighted average discount rate was 10%.

Commitments

See related party management services agreement discussed in Note 7.

Separately, the Company licenses certain university-developed technology and patents from universities pursuant to certain license agreements. These license agreements require the Company to pay royalty amounts based on    % of future sales made by the Company.

NOTE 9 – STOCK BASED COMPENSATION

On July 9, 2021, an Equity Incentive Plan was approved, allowing for total of 20% of our issued and outstanding common stock, or 500,000, of total issued shares to be available for the grant of awards under the Plan. Total of 43,750 option awards were granted subject to the Plan including 3,125 option awards granted during the year ended December 31, 2023. The options vest ratably over a period of 36 months.

The fair value of options granted is expensed over the vesting period and is calculated using the Black-Scholes model. The underlying assumptions used in the option-pricing model for options grants made during 2023 (no grants during the year ended December 31, 2024) are as follows:

2023
Attribute	Input
Share price at date of grant	$8
Options life in years	3
Risk free rate	4.35%
Expected volatility	223%
Expected dividend yield	0
Grant date fair value of options	$7.6

The weighted average grant date fair value of options outstanding was $4.64. Volatility was calculated using historical share price performance of peer companies in the 3-year period prior to option grant.

Details of the number of share options and the weighted average exercise price outstanding as of and during the years ended December 31, 2024 and 2023 are as follows:

	Av. Exercise price per share $	Options (Number)
As at January 1, 2023	8.00	40,625
Granted	8.00	3,125
Exercised	-	-
Forfeited	-	-
As at December 31, 2023	8.00	43,750
Exercisable as at December 31, 2023	8.00	14,583

As at January 1, 2024	8.00	43,750
Granted	-	-
Exercised	-	-
Forfeited	8.00	-3,125
As at December 31, 2024	8.00	40,625
Exercisable as at December 31, 2024	8.00	29,166

The weighted average remaining contractual life is 1.73 years. The weighted average exercise price of options granted during the year was $8.00. The exercise price for options outstanding at the end of the year was $8.00. Unrecognized stock compensation expense of $76,026 remains to be recognized through 2026.

NOTE 10 – PREFERRED STOCK

During the year ended December 31, 2022 the Company issued 16,875 preferred shares at $8 per share. The preferred shares included accrual of dividends at the rate of 8% per annum over the 36 months period, non-compounding. Cumulative dividends of $24,757 were made by the Company during the year ended December 31, 2024. Additionally, the preferred shares include liquidation preference in the amount of the accrued but unpaid dividends in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The preferred shares are convertible into shares of common stock on one-for-one bases under certain circumstances included in the agreement. Each preferred share has 1 vote on any matter submitted to the holders of the common stock. The Company also issued warrants for each preferred share, 16,875 in total, convertible into 1 share of common stock at $8 per share. The warrants expire on the third anniversary of the issue date.

NOTE 11 – SUBSEQUENT EVENTS

In January 2025, the Company entered into Debt Conversion Agreement resulting in conversion of $2,282,356 of the amount outstanding under the Convertible Loan Note issued to Parent and Affiliates. The conversion was executed at $6.8 per share, a prevailing share price at the time of the conversion, resulting in issuance of 335,640 shares of common stock to Guident Limited.

Also in January 2025, the Company granted Restricted Stock Award to Employees and Management in the amount of 830,344 shares and Incentive Stock Options in the amount of 484,375 shares. Company’s Incentive Plan was amended in January 2025 to allow for total capacity of 1,375,000 shares under the plan. The Restricted Stock Awards vest in entirety upon 18 months anniversary of the grant date in July 2026. The incentive stock options vest ratably over 3 year term with 1/3rd of the grant amount vesting each year, with the exercise price of $6.8 per share.

On August 28, 2025, the Company effected a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-8 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 8 issued and outstanding shares of common stock of the Company prior to the effective time of the Reverse Stock Split was combined into 1 share of common stock. The shares issuable upon the exercise of our outstanding options and warrants, and the exercise prices of such options and warrants, have been adjusted to reflect the reverse stock split. Unless otherwise noted, the share and per share information in these financial statements reflects the reverse stock split.

1,740,545 Shares of Common Stock

PROSPECTUS

                , 2025

Lead Book-Running Manager	Joint Book-Running Manager

Through and including      , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$4,267
FINRA filing fee	$5,500
The Nasdaq initial listing fee	$50,000
Transfer agent and registrar fees	$250
Accounting fees and expenses	$33,537
Legal fees and expenses	$500,000
Printing expenses	$20,000
Total	$613,554

*	To be completed by amendment

Item 14. Indemnification of Directors and Officers

The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our amended and restated articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors, and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to purchase and maintain such insurance when economically feasible.

Additionally, our amended and restated articles of incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Florida, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our amended and restated articles of incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the FBCA. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our Board of Directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our Board of Directors.

The indemnification rights provided in our bylaws, which will be in effect upon the consummation of this offering, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

We may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our bylaws, which will be in effect upon the consummation of this offering.

Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

To assure indemnification under our bylaws, which will be in effect upon the consummation of this offering, of all directors, officers, employees or agents who are determined by us or otherwise to be or to have been “fiduciaries” of any employee benefit plan of ours that may exist from time to time, the FBCA shall, for the purposes of our bylaws, which will be in effect upon the consummation of this offering, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of ours that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws, which will be in effect upon the consummation of this offering, does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant plans to enter into an underwriting agreement, which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

During the last three years, the Company has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Company, to information about the Company.

Private Placement

In December 2022, we consummated a private placement, pursuant to which we issued 135,000 units, with each unit consisting of (i) one share of our common stock and (ii) one three-year warrant to purchase our common shares (the “2022 Placement Warrants”), to various accredited investors at a price per unit of $1.00, for an aggregate purchase price of $135,000.

The warrants are exercisable at a price of $1.00 per share, subject to adjustment upon stock splits and upon fundamental transactions the warrants become exercisable into the consideration that would have been received had the warrants been exercised prior to the fundamental transaction.

Convertible Promissory Notes

On December 1, 2020, we issued the Parent Note to its Parent and Affiliates for up to $3,000,000 that bears interest at 10% per annum, which includes the option to convert the debt into our common stock at market price. The Parent Note can be converted into shares of our common stock upon occurrence of certain conversion events, as defined.

On December 31, 2023, we executed an amended and restated Parent Note, increasing the amount of available financing from $3,000,000 to $5,000,000.

On January 13, 2025, we completed the partial conversion of $2,282,356.25 of the outstanding balance on the Parent Note into an aggregate of 335,641 shares of common stock. As of the date of this prospectus, approximately $5,000,000 remains outstanding on the Parent Note.

The Parent Note has an interest rate of 10.0% per annum, is unsecured, matures on December 31, 2026 and provide for conversion, at the election of the holder, into our common stock upon the earlier of (i) the Company consummating an equity financing pursuant to which it raises an aggregate amount of not less than $750,000, (ii) the Company entering into a transaction pursuant to which the Company sells not less than 10% of the Company’s shares, excluding any and all convertible notes which are convertible into shares, (iii) the Company lists its shares on a public exchange or (iv) the holder determines to convert the Parent Note. The holder does not currently intend to convert any portion of the Parent Note upon the closing of this offering. The principal amount and accrued but unpaid interest under the Parent Note will automatically convert into shares of our common stock at the stated conversion price per share.

Stock Options

Since our inception, we have issued options exercisable for an aggregate of 528,125 shares of common stock. These options have a weighted average exercise price of $6.88 per share.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Articles of Incorporation of Guident Corp.
3.2*	Amendment to Amended and Restated Articles of Incorporation of Guident Corp.
3.3*	Second Amended and Restated Articles of Incorporation of Guident Corp. (to be adopted at the consummation of the offering)
3.4*	Bylaws of Guident Corp.
3.5*	Amended and Restated Bylaws of Guident Corp. (to be adopted upon the consummation of the offering)
4.1*	Form of Warrant issued in 2022 Private Placement
4.2*	Form of Dominari Warrant
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1*	Amended and Restated Agreement for note issued to Guident Ltd., dated December 31, 2023
10.2*	Amendment No. 1 to Convertible Note, dated September 16, 2025
10.3*	2021 Equity Incentive Plan of Guident Corp.
10.4*	2025 Equity Incentive Plan of Guident Corp. (to be adopted upon the consummation of the offering)
10.5*	Employment Agreement, dated May 1, 2025, by and between Guident Corp. and Harald Braun
10.6*	Consulting Agreement, by and between Guident Corp. and Tekcapital Europe Ltd.
10.7*	Form of Senior Convertible Promissory Note Purchase Agreement (August 2025 Financing)
10.8*	Form of Senior Convertible Promissory Note (August 2025 Financing)
10.9*	Offer Letter, by and between Guident Corp. and Bonnie Boyer
10.10**	Form of Amendment No. 2 to Convertible Note, to be entered into upon the consummation of the offering
14.1*	Form of Code of Ethics of Guident Corp.
23.1**	Consent of Cherry Bakeart, LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)
23.3*	Consent of Cardinal Intellectual Property Inc.
24.1*	Powers of Attorney (included on signature page to Registration Statement filed September 17, 2025)*
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Form of Nominating and Corporate Governance Committee Charter
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is relying on Rule 430B, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

a.	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

7.	The undersigned registrant hereby undertakes that:

a.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

b.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on December 2, 2025.

Guident Corp

By:	/s/ Harald Braun
	Name:	Harald Braun
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Person	Capacity	Date

	/s/ Harald Braun	Chief Executive Officer and Director	December 2, 2025
	Harald Braun	(Principal Executive Officer)

	*	Chief Financial and Accounting Officer	December 2, 2025
	Bonnie Boyer	(Principal Financial and Accounting Officer)

	*	Director	December 2, 2025
Daniel Grossman

	*	Director	December 2, 2025
Johan De Nysschen

	*	Director	December 2, 2025
Michael Tessler

By:	/s/ Harald Braun		December 2, 2025
Attorney-in-Fact